AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2005
                                                     REGISTRATION NO. 333-128052

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   -----------

                            INCENTRA SOLUTIONS, INC.
                 (Name of Small Business Issuer in Its Charter)

          NEVADA                          7371                    86-0793960
(State or Other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or        Classification Code Number)   Identification No.)
       Organization)

                                1140 PEARL STREET
                             BOULDER, COLORADO 80302
                                 (303) 440-7930
          (Address and Telephone Number of Principal Executive Offices)

                                1140 PEARL STREET
                             BOULDER, COLORADO 80302
(Address of Principal Place of Business or Intended Principal Place of Business)

                 THOMAS P. SWEENEY III, CHIEF EXECUTIVE OFFICER
                            INCENTRA SOLUTIONS, INC.
                                1140 PEARL STREET
                             BOULDER, COLORADO 80302
                                 (303) 440-7930
            (Name, address and telephone number of agent for service)

                                   -----------

                                   COPIES TO:
                              Eric M. Hellige, Esq.
                        Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                          New York, New York 10022-4441
                            Telephone: (212) 421-4100
                            Facsimile: (212) 326-0806

     Approximate Date of Commencement of Proposed Sale to the Public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|



                           --------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED NOVEMBER __, 2005



PROSPECTUS


                                2,428,477 SHARES

                            INCENTRA SOLUTIONS, INC.

                                  COMMON STOCK


     This prospectus relates to the resale of up to 2,428,477 shares of our common stock by Laurus Master Fund, Ltd ("Laurus"), of which 1,781,707 shares are issuable upon the conversion of our secured convertible promissory note and interest thereon, 400,000 shares are issuable upon the exercise of an outstanding warrant and 246,770 shares are issuable upon the conversion of an amended secured convertible promissory note. All of the shares, when sold, will be sold by Laurus. Laurus may sell its common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by Laurus.


     Our common stock is traded in the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol "ICNS."

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR RISKS OF AN INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS, WHICH YOU SHOULD CONSIDER BEFORE YOU PURCHASE ANY SHARES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.












                The date of this prospectus is November ___, 2005

     We have not registered the sale of the shares under the securities laws of any state. Brokers or dealers effecting transactions in the shares of common stock offered hereby should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

     This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

     We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Incentra Solutions, Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.


                                TABLE OF CONTENTS
                                                                            Page


Prospectus Summary..........................................................   1
Risk Factors................................................................   4
Special Note Regarding Forward-Looking Statements...........................  17
Use of Proceeds.............................................................  17
Market for Common Equity and Related Stockholder Matters....................  18
Management's Discussion and Analysis or Plan of Operation...................  20
Business....................................................................  35
Management..................................................................  50
Principal Stockholders......................................................  59
Certain Relationships and Related Transactions..............................  62
Description of Securities...................................................  63
Selling Stockholder.........................................................  66
Plan of Distribution........................................................  69
Legal Matters...............................................................  71
Experts.....................................................................  71
Where You Can Find Additional Information...................................  72
Index to Financial Statements...............................................  73










----------

DIVArchive(R) and BitScream(R) are registered trademarks of Incentra Solutions, Inc. Gridworks(R) is a registered trademark of ManagedStorage International, Inc.

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE SHARES. YOU ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY, INCLUDING THE INFORMATION UNDER "RISK FACTORS" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING PER SHARE DATA AND INFORMATION RELATING TO THE NUMBER OF SHARES OUTSTANDING, GIVES RETROACTIVE EFFECT TO THE ONE-FOR-TEN REVERSE SPLIT OF OUR COMMON STOCK EFFECTED ON JUNE 9, 2005.

                                   OUR COMPANY


     We are a leading provider of complete solutions for an enterprise's data protection needs. We supply a broad range of storage products and storage management services to broadcasters, enterprises and information technology service providers worldwide. We market our products and services to broadcasters under the trade name Front Porch Digital ("Front Porch") and to service providers and enterprise clients under the trade names ManagedStorage International ("MSI"), Incentra Solutions ("Incentra of CA") and PWI Technologies ("PWI"). Front Porch provides unique software and professional services solutions for digital archive management to broadcasters and media companies. MSI provides outsourced storage solutions, including engineering, hardware and software procurement and remote storage operations services. Incentra of CA and PWI are leading systems integrators that provide Information Technology ("IT") products, professional services and outsourcing solutions to enterprise customers located primarily in the western United States.


     We believe our ability to deliver a complete storage infrastructure and management solution to our customers differentiates us from most of our competitors. A complete storage solution for the customers in our target markets includes the following components:

     o  Hardware and software products and services

     o Outsourcing solutions - Automated/remote monitoring, management and maintenance services

     o  Professional services - engineering/operations/IT help desk

     o  Capital/financing solutions

     Through Front Porch, we provide a software and management solution that enables searching, browsing, editing, storage and on-demand delivery of media-rich content in nearly any digital format. Our complete digital archive solution includes our proprietary software bundled with professional services, hardware/software procurement and resale, remote monitoring/management services, complete support for our proprietary software solutions and first call support for third-party hardware and software maintenance. Our software converts audio, video, images, text and data into digital formats for ease of use and archiving. With more than 100 installations worldwide, our DIVArchive software solution has become one of the leading digital archive management applications among European and Asian broadcast and media companies, and is gaining an increasing share of the North American market. Front Porch's DIVArchive and transcoding applications provide the essential integration layer within the digital content creation and broadcast environments. All of Front Porch's products were built on intelligent, distributed architecture. As a result, Front Porch's archive management and transcoding solutions are flexible, scalable, easily upgradeable, failure resilient and integratable with leading automation and asset management applications.

     Through MSI, we deliver comprehensive storage services, including professional services, third-party hardware/software procurement and resale, financing solutions, remote monitoring/management services and first call support for third-party hardware and software maintenance. MSI focuses on providing data protection solutions and services that ensure that its customers' data is backed-up and recoverable and meets internal data retention compliance policies. MSI's remote monitoring and management services are delivered from its Storage Network Operations Center ("NOC") in Broomfield, Colorado, which monitors and manages a wide spectrum of diverse storage infrastructures on a 24x7 basis throughout the United States, the United Kingdom, the Netherlands, Bermuda and Japan. MSI delivers this service worldwide using its proprietary GridWorks Operations Support System, which enables automated remote monitoring and management of complete storage infrastructures and back-up applications. MSI provides outsourcing solutions for customer data protection needs under long-term contracts. Customers pay on a monthly basis for storage services based on the number of assets managed and/or the volume of storage assets utilized. We believe customers benefit from improved operating effectiveness with reduced operating costs and reductions in capital expenditures.

     Through Incentra of CA and PWI (which were acquired in the first quarter of 2005), we deliver complete IT solutions, including professional services, third-party hardware/software procurement and resale, financing solutions and the sale and delivery of first call support for third-party hardware and software maintenance (including help desk operations). Solutions are sold primarily to enterprise customers in the financial services, government, hospitality, retail, security, healthcare and manufacturing sectors. With offices and sales personnel located primarily throughout the western United States, these recently-acquired entities are a cornerstone to our North American expansion plans.


     Our principal executive offices are located at 1140 Pearl Street, Boulder, Colorado, 80302, and our telephone number at that address is (303) 440-7930. We also maintain regional offices in Broomfield, Colorado, Mount Laurel, New Jersey, San Ramon, California, San Diego, California, Seattle, Washington and Toulouse, France. We maintain an Internet website at www.incentrasolutions.com. Information on our website is not part of this prospectus.


                               ABOUT THIS OFFERING


     This prospectus relates to the resale of up to 2,428,477 shares of common stock, all of which are issuable upon the exercise of warrants or the conversion of secured convertible promissory notes and interest thereupon held by Laurus Master Fund, Ltd. ("Laurus"). All of the shares, when sold, will be sold by Laurus. Laurus may sell its shares of our common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by Laurus. However, we would receive proceeds upon the exercise of the warrants held by Laurus. See the "Use of Proceeds" section in this prospectus for a discussion of the amount of proceeds we would realize from the exercise of such warrants and our intended use of such proceeds. Unless otherwise indicated, the information contained in this Prospectus, including per share data and information relating to the number of shares outstanding, gives retroactive effect to the one-for-ten reverse split of our common stock effected on June 9, 2005.

Common Stock Offered...............................  2,428,477 shares

Common Stock Outstanding at October 10, 2005(1) ...  18,260,295 shares


----------
(1) Includes 4,933,942 shares issuable upon the conversion of outstanding shares of Series A preferred stock. Does not include (i) 4,274,646 shares that are issuable upon the conversion of outstanding convertible notes (of which 3,681,111 shares are issuable upon the conversion of convertible notes held by Laurus), (ii) 1,888,544 shares issuable upon the exercise of outstanding warrants, (iii) 1,968,495 shares issuable upon the exercise of outstanding options granted under our 2000 Equity Incentive Plan, or (iv) 217,032 shares issuable upon the exercise of outstanding options granted under MSI's 2000 Option and Grant Plan.

Use of Proceeds....................................  We will not  receive any of the proceeds  from the sale
                                                     of the  shares  by  Laurus,
                                                     but would receive  proceeds
                                                     if  certain   common  stock
                                                     purchase    warrants    are
                                                     exercised.

OTC Bulletin Board Ticker Symbol...................  ICNS.OB


                         SELECTED FINANCIAL INFORMATION

     The selected financial information presented below is derived from and should be read in conjunction with our consolidated financial statements, including notes thereto, appearing elsewhere in this prospectus. See "Financial Statements."

SUMMARY OPERATING INFORMATION

                                                        FISCAL YEAR ENDED                 SIX MONTHS ENDED
                                                           DECEMBER 31,                       JUNE 30,
                                                      2004             2003             2005             2004
                                                  ------------     ------------     ------------     ------------
Net revenues .................................    $ 13,284,670     $  9,810,741     $ 23,606,395     $  4,261,827
Loss from operations .........................      (7,711,394)      (8,486,177)      (3,134,222)      (3,144,914)
Net loss applicable to common shareholders ...     (11,777,613)     (12,735,276)      (6,013,477)      (4,754,395)
Basic and  diluted net loss per share
  applicable to common shareholders ..........           (2.30)           (6.70)           (0.51)           (2.44)
Weighted average number of common shares
  outstanding - basic and diluted ............       5,102,733        1,894,552       11,901,066        1,950,114


SUMMARY BALANCE SHEET INFORMATION

                                                        DECEMBER 31, 2004      JUNE 30, 2005
                                                        -----------------      -------------
Working capital (deficit) .........................        $     96,638        $ (3,802,607)
Total assets ......................................          28,677,045          49,719,406
Total liabilities .................................          11,699,719          25,634,062
Series A convertible redeemable preferred stock ...          22,000,767          23,309,550
Shareholders' equity (deficit) ....................          (5,023,441)            775,794

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE BUYING SHARES IN THIS OFFERING. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY RISKS WE FACE. THESE RISKS ARE THE RISKS WE CONSIDER TO BE SIGNIFICANT TO YOUR DECISION WHETHER TO INVEST IN OUR COMMON STOCK AT THIS TIME. WE MIGHT BE WRONG. THERE MAY BE RISKS THAT YOU IN PARTICULAR VIEW DIFFERENTLY THAN WE DO, AND THERE ARE OTHER RISKS AND UNCERTAINTIES THAT ARE NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL, BUT THAT MAY IN FACT IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

OUR OPERATING HISTORY IS LIMITED, SO IT WILL BE DIFFICULT FOR YOU TO EVALUATE OUR BUSINESS IN MAKING AN INVESTMENT DECISION.

     Although we were incorporated in 1995, we have a limited operating history. We commenced operations in our Front Porch line of business in May 2000 (at which time we acquired Front Porch Digital, Inc., a Delaware corporation that commenced operations in February 2000), in our MSI line of business in August 2004 (at which time we acquired MSI, a Delaware corporation that commenced operations in March 2000) and in our Incentra of CA and PWI lines of business in February 2005 and March 2005, respectively. We are still in the early stages of our development, which makes the evaluation of our business operations and our prospects difficult. Before buying our common stock, you should consider the risks and difficulties frequently encountered by early stage companies. These risks and difficulties, as they apply to us in particular, include:

        o our need to expand the number of products we distribute and services we offer;

        o our need to expand and increase the resale of storage and storage management hardware and software;

        o potential fluctuations in operating results and uncertain growth rates;

        o limited market acceptance of the products we distribute and services we offer;

        o  concentration of our revenues in a limited number of market segments;

        o distribution of our operations and revenues in the North American, European and Asian markets;

        o our dependence on our existing service customer base for recurring revenue and our ability to sustain it;

        o our dependence on the broadcast, media and entertainment industries for a significant portion of our revenue and cash flow;

        o our need to continue to develop the United States and North American markets, as well as continue to expand the European and Asian markets;

        o  our need to expand our direct sales force;

        o  our need to expand our channel partner network;

        o our need to continue to establish, secure and maintain key supplier relationships;

        o  our need to manage rapidly expanding operations;

        o  our need to attract and train qualified personnel;

        o our ability to successfully integrate our recent acquisitions, and to retain key personnel, customers and vendor relationships;

        o  our ability to successfully implement our acquisition strategy; and

        o our international operations and foreign currency exchange rate fluctuations.


WE HAVE INCURRED LOSSES SINCE INCEPTION AND WE MAY BE UNABLE TO ACHIEVE PROFITABILITY OR GENERATE POSITIVE CASH FLOW.

     We incurred net losses applicable to common stockholders of $12.7 million in 2003, $11.8 million in 2004 and $6.0 million in the first six months of 2005 and we may be unable to achieve profitability in the future. In addition, we used cash flow in operating activities of $4.2 million in 2003, $3.5 million in 2004 and $1.1 million in the first six months of 2005. If we continue to incur net losses or continue to require cash to support our operations in future periods, we may be unable to achieve one or more key elements of our business strategy, which include the following:

        o increasing the number of storage and storage management products we distribute and services we offer;

        o successfully implementing our acquisition strategy, including the integration of our recent acquisitions;

        o increasing our sales and marketing activities, including the number of our sales personnel;

        o increasing the number of markets into which we offer and sell products;

        o expanding our reach to customers for resale of hardware and software and sale of managed storage services; or

        o  acquiring or developing additional product lines.


     As of June 30, 2005, we had an accumulated deficit of $123.1 million. We may not achieve profitability if our revenues increase more slowly than we expect, or if operating expenses exceed our expectations or cannot be adjusted to compensate for lower than expected revenues. If we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis. Any of the factors discussed above could cause our stock price to decline.

WE HAVE A LIMITED AMOUNT OF CASH AND ARE LIKELY TO REQUIRE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.


     We have a limited amount of available cash and will likely require additional capital to successfully implement our business plan. On June 30, 2005, we obtained from Laurus a $9 million revolving, convertible credit facility that matures on June 30, 2008 (the "2005 Facility"). On July 5, 2005, we received an initial draw under the 2005 Facility of $6.0 million, of which approximately $4.4 million was used to extinguish, in full, our indebtedness to Wells Fargo Bank, N.A. and the balance of the initial draw, less expenses incurred in connection with the 2005 Facility, are being used for general corporate and working capital purposes. All of such proceeds are required to be repaid to Laurus unless the principal amount of the convertible note is converted into shares of our common stock in accordance with the applicable loan documents. If the principal amount is not converted, we will have less funds available to us under the Facility for our general corporate and working capital purposes. Our management believes that our cash and cash equivalents will provide us with sufficient capital resources to fund our operations, debt service requirements, and working capital needs for the next twelve months. There can be no assurances that we will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.


A DECREASE IN OUR ELIGIBLE ACCOUNTS RECEIVABLE WILL RESULT IN LESS FUNDS BEING AVAILABLE TO US UNDER THE 2005 FACILITY IN THE FUTURE AND MAY REQUIRE US TO MAKE ADDITIONAL INTEREST PAYMENTS IN THE EVENT OF A BORROWING BASE DEFICIENCY, EITHER OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND FINANCIAL CONDITION.

     The maximum principal amount of all borrowings under the 2005 Facility cannot exceed 90% of our borrowing base, which includes the combined eligible accounts receivable of our wholly-owned subsidiaries, PWI and Incentra of CA. As a result, the amounts available to us from time to time are limited by the amount of eligible accounts receivable we generate from our sales. In the event of a material decrease in our accounts receivable, we may be unable to borrow a sufficient amount from Laurus to meet our working capital needs. In addition, in connection with the original funding under the 2005 Facility, Laurus waived until December 31, 2005 the borrowing base limitation under the 2005 Facility, and permitted us to borrow $6.0 million under the 2005 Facility at a time that we did not have sufficient eligible accounts receivable to support such funding. If we are unable to generate sufficient accounts receivable as of such date, we will be required to make interest payments to Laurus in the amount of 1.5% per month on any such borrowing base deficiency. Depending on the amount of such deficiency, the required interest payments to Laurus could adversely affect our liquidity and financial condition by requiring us to divert cash that we intend to use for other working capital purposes.


WE MAY NOT HAVE  SUFFICIENT  CASH TO MEET OUR REDEMPTION  OBLIGATIONS  UNDER OUR
SERIES A PREFERRED STOCK, WHICH WOULD HAVE A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL CONDITION.

     We may not have sufficient cash to meet our redemption obligations under our outstanding shares of Series A preferred stock, the holders of which may elect to redeem such shares on or after August 18, 2008 at a price equal to the greater of (i) $12.60 (subject to certain adjustments) per each share of Series A preferred stock plus an amount equal to all accumulated but unpaid dividends on each such share of Series A preferred stock or (ii) the fair market value of the common stock into which the shares of Series A preferred stock is then convertible. If we do not have the cash available to redeem the shares of Series A preferred stock at such time, we are obligated to take any necessary or appropriate action to obtain the cash necessary to make such redemption payments. There can be no assurance that we will have the sufficient cash or will be able to obtain financing on acceptable terms to us to allow us to comply with our redemption obligations.

OUR LIMITED OPERATING HISTORY MAY MAKE IT DIFFICULT FOR US TO FORECAST ACCURATELY OUR OPERATING RESULTS.

     Our planned expense levels are and will continue to be based in part on our expectations concerning future revenue, which is difficult to forecast accurately based on our stage of development. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, business development and marketing expenses may increase significantly as we expand operations. If these expenses precede or are not rapidly followed by a corresponding increase in revenue, our business, operating results and financial condition may be materially and adversely affected.

OUR RECENT ACQUISITIONS COULD MAKE IT DIFFICULT FOR US TO FORECAST ACCURATELY OUR OPERATING RESULTS.

     Our planned expense levels are and will continue to be based in part on our expectations concerning future revenue, which is difficult to forecast accurately as a result of our recent acquisitions. Our operating results may be impacted significantly if we are unable to forecast accurately the revenues, gross margins and operating results of our lines of business, including those businesses we recently acquired. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue or gross margin. Further, business development and marketing expenses may increase significantly as we expand operations. In addition, we will incur costs to integrate and to develop and extract the synergies of the acquired businesses. If these expenses precede or are not rapidly followed by a corresponding increase in revenue, our business, operating results and financial condition may be materially and adversely affected.

CERTAIN OF THE MARKETS WE SERVE ARE IN THE EARLY STAGES OF DEVELOPMENT AND ARE RAPIDLY EVOLVING OR CHANGING.

     We offer products and services to the emerging market of digital information management. This market for our products and services has only recently begun to develop and is rapidly evolving. In addition, our products and services are new and based on emerging technologies. We also offer managed storage solutions to the enterprise and service provider markets, which also are rapidly evolving. As is typical in the case of new and rapidly evolving industries, demand and market acceptance for recently-introduced technology and products are subject to a high level of uncertainty. Broad acceptance of our products and services is critical to our success and ability to generate revenues from these markets. Acceptance of our products and services will be highly dependent on the functionality and performance of the products and services and our success with the initial implementation of our products and services. There can be no assurance that we will be successful in obtaining market acceptance of our technology, products and services.

IF OUR DATA STORAGE PRODUCTS OR THE SOFTWARE OR SYSTEMS UNDERLYING OUR DATA MANAGEMENT SERVICES CONTAIN UNDETECTED SOFTWARE OR HARDWARE ERRORS, WE COULD INCUR SIGNIFICANT UNEXPECTED EXPENSES AND LOSE SALES.

     The software-based products and services we offer may contain undetected errors or defects when first introduced or as new versions are released. Introduction by us of software-based products and software-based services with reliability, quality or compatibility problems could result in reduced revenues, uncollectible accounts receivable, delays in collecting accounts receivable and additional costs. There can be no assurance that, despite testing by us or by our customers, errors will not be found in our software-based products or services after commencement of commercial deployment, resulting in product redevelopment costs, the loss of, or delay in, market acceptance and/or the inability to timely and effectively deliver our software-based services, such as our remote monitoring/management services. In addition, there can be no assurance that we will not experience significant product returns in the future. Any such event could have a material adverse effect on our business, financial condition or results of operations.

RAPID  TECHNOLOGICAL  CHANGES  IN  THE  MARKETPLACE  MAY  ADVERSELY  AFFECT  OUR
BUSINESS.

     The digital media industry is subject to rapid technological change and new product introductions and enhancements. Our ability to remain competitive in this market may depend in part upon our ability to develop new and enhanced products or services and to introduce these products or services at competitive prices on a timely and cost-effective basis. In addition, new product or service introductions or enhancements by our competitors or the use of other technologies could cause a decline in sales or loss of market acceptance of our existing products and services. Our success in developing, introducing, selling and supporting new and enhanced products or services depends upon a variety of factors, including the timely and efficient completion of product design and development, and the timely and efficient implementation of production and conversion processes. Because new product development commitments may be made well in advance of sales, new product or service decisions must anticipate changes in the industries served. There can be no assurance that we will be successful in selecting, developing, manufacturing and marketing new products or services or in enhancing our existing products or services. Failure to do so successfully may adversely affect our business, financial condition and results of operations.

IF  THE  DATA  STORAGE   INDUSTRY  FAILS  TO  DEVELOP   COMPELLING  NEW  STORAGE
TECHNOLOGIES, OUR SOFTWARE SOLUTIONS BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

     Rapid and complex technological change, frequent new product introductions and evolving industry standards increase demand for our services. As a result, our future success depends in part on the data storage industry's ability to continue to develop leading-edge storage technology solutions. Our customers utilize our services in part because they know that newer technologies offer them significant benefits over the older technologies they are using. If the data storage industry ceases to develop compelling new storage solutions, or if a single data storage standard becomes widely accepted and implemented, it will be more difficult to sell new data storage systems to our customers.

WE HAVE ONLY LIMITED MARKETING CAPABILITY AND RELY ON OUR STRATEGIC PARTNERS, OVER WHICH WE HAVE NO CONTROL, FOR A SUBSTANTIAL PART OF OUR MARKETING EFFORTS.

     To date, our marketing efforts have been limited primarily to establishing strategic alliances and commencement of in-house marketing efforts to potential customers. We believe we will be dependent in the near term upon our strategic alliances, in particular those with Thomason Broadcast and Media Solutions, Avid Technology, Inc., Ascent Media Group and Cable and Wireless UK, to generate revenues from the sales of products and delivery of services. There can be no assurance that any strategic partner will actively market our products and services or that, if they do so, their efforts will be successful or generate significant revenues for our company. Although we have an existing sales force that we are continuing to develop, there can be no assurance that we will have the necessary resources to do so, or that any such efforts undertaken will be successful.

THE MARKETS FOR STORAGE AND STORAGE MANAGEMENT PRODUCTS AND SERVICES ARE HIGHLY COMPETITIVE.

     The markets in which we sell our products and services are highly competitive. Our primary competitors are information technology service providers, large accounting, consulting and other professional service firms, application service providers, packaged software vendors and resellers and service groups of computer equipment companies. We also experience competition from numerous smaller, niche-oriented and regionalized service providers. We expect our competitors to continue to improve the design and performance of their products. In addition, as the markets for our products and services grow, we expect new competitors to enter the market. There can be no assurance that our competitors will not develop enhancements to or future generations of competitive products or services that will offer superior price or performance features, or that new processes or technologies will not emerge that render our products or services less competitive or obsolete. Increased competitive pressure could lead to lower prices for our products or services, thereby adversely affecting our business and results of operations.

COMPETITION IN THE MANAGED STORAGE SOLUTIONS MARKET COULD PREVENT US FROM INCREASING OR SUSTAINING OUR REVENUES OR ACHIEVING PROFITABILITY.

     A significant portion of our revenues are derived from storage solution services that we provide to the enterprise and service provider markets. This market is rapidly evolving and highly competitive. As technologies change rapidly, we expect that competition will increase in the future. Current economic conditions have also increased competition for available business. We compete with independent storage system suppliers to the high-end market and numerous resellers, distributors and consultants. We also compete in the storage systems market with general purpose computer suppliers. Many of our current and potential competitors in these markets have significantly greater financial, technical, marketing, purchasing and other resources than we do. As a result, they may respond more quickly to new or emerging technologies and changes in customer requirements, devote greater resources to the development, promotion and sale of products and deliver competitive products at lower end-user prices.

     Some of our current and potential competitors in the enterprise-class information storage market include our suppliers. We are not the exclusive supplier of any data storage product we offer. Instead, our suppliers market their products through other independent data storage solution providers, original equipment manufacturers and, often, through their own internal sales forces. We believe direct competition from our suppliers is likely to increase if, as expected, the data storage industry continues to consolidate. This consolidation would probably result in fewer suppliers with greater resources to devote to internal sales and marketing efforts. In addition, our suppliers have established and will probably continue to establish cooperative relationships with other suppliers and other data storage solution providers. These cooperative relationships are often intended to enable our suppliers to offer comprehensive storage solutions, which compete with those we offer. If our relationships with our suppliers become adversarial, it will be more difficult for us to stay ahead of industry developments and provide our customers with the type of service they expect from us.

FUTURE CHARGES DUE TO POSSIBLE IMPAIRMENTS OF ACQUIRED ASSETS MAY HAVE A MATERIAL AFFECT ON OUR FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS.

     A substantial portion of our assets is comprised of goodwill and other intangible assets, which may be subject to future impairment that would result in financial statement write-offs. Our recent acquisitions have resulted in significant increases in goodwill and other intangible assets. Goodwill and unamortized intangible assets, which include acquired customer lists and the DIVArchive intellectual property, were approximately $29.4 million at June 30, 2005, representing approximately 59% of our total assets. If there is a material change in our business operations, the value of the intangible assets we have acquired could decrease significantly. On an ongoing basis, we will evaluate, partially based on discounted expected future cash flows, whether the carrying value of such intangible assets may no longer be recoverable, in which case a charge to earnings may be necessary. Any future determination requiring the write-off of a significant portion of unamortized intangible assets, although not requiring any additional cash outlay, could have a material adverse affect on our financial condition and results of operations.

FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS MAY CAUSE OUR STOCK PRICE TO DECLINE AND A DECLINE IN THE VALUE OF YOUR INVESTMENT.

     Our quarterly operating results have varied significantly in the past and will likely fluctuate significantly in the future. Significant annual and quarterly fluctuations in our results of operations may be caused by, among other factors:

        o  the volume of revenues we have generated;

        o the timing of our announcements for the distribution of new products or services, and any such announcements by our competitors;

        o the acceptance of the products we distribute and the services we offer in the marketplace; and

        o  general economic conditions.

     There can be no assurance that the level of revenues and profits, if any, achieved by us in any particular fiscal period will not be significantly lower than in other, including comparable, fiscal periods. We believe quarter-to-quarter comparisons of our revenues and operating results are not necessarily meaningful and should not be relied on as indicators of future performance. Operating expenses are based on management's expectations of future revenues and are relatively fixed in the short term. We plan to increase operating expenses to:

        o  expand our product and service lines;

        o  expand our sales and marketing operations;

        o  increase our services and support capabilities; and

        o  improve our operational and financial systems.

If our revenues in a given quarter do not increase along with these expenses, our operating margins in such quarter will decline and our net income would be smaller or our losses would be larger than expected. It is possible that in some future quarter our operating results may be below the expectations of public market analysts or investors, which could cause a reduction in the market price of our common stock.

OUR PROPOSED GROWTH AND EXPANSION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     We expect to expand our operations through the increase of our sales and marketing efforts, the building of strategic relationships with third parties, the expansion of our research and development activities, and the acquisition of complementary businesses or products. The anticipated growth could place a significant strain on our management and our operational and financial resources. Effective management of the anticipated growth will require expansion of our management and financial controls, hiring additional appropriate personnel as required, and development of additional expertise by existing management personnel. There can be no assurance that these or other measures we implement will effectively increase our capabilities to manage such anticipated growth or to do so in a timely and cost-effective manner. Management of growth is especially challenging for a company with a short operating history and limited financial resources, and the failure to effectively manage growth could have a material adverse effect on our results of operations.

OUR GROWTH PLANS DEPEND ON OUR ABILITY TO HIRE AND RETAIN SCARCE TECHNICAL PERSONNEL.

     Our future growth plans depend upon our ability to attract, retain and motivate qualified engineers with information storage solutions experience. If we fail to recruit and retain additional engineering personnel, we will experience greater difficulty realizing our growth strategy, which could negatively affect our business, financial condition and stock price. Current economic conditions have required us to consider potential staff reductions. If a downturn in our revenues or profits ultimately leads us to reduce our engineering staff levels, we will incur delays in re-staffing and training upon an economic upswing.

WE ARE EXPOSED TO POTENTIAL RISKS FROM RECENT LEGISLATION REQUIRING COMPANIES TO EVALUATE INTERNAL CONTROLS UNDER SECTION 404 OF THE SARBANES OXLEY ACT OF 2002.

     We are evaluating and documenting our internal controls systems so that when we are required to do so, our management will be able to report on, and our independent auditors to attest to, our internal controls, as required by this legislation. We will be performing the system and process evaluation and testing (and any necessary remediation) required in an effort to comply with the management certification and auditor attestation requirements of Section 404 of the Sarbanes Oxley Act. As a result, we expect to incur additional expenses and diversion of management's time. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. Any such action could adversely affect our financial results and could cause our stock price to decline.

ACQUISITIONS COULD DIVERT MANAGEMENT'S TIME AND ATTENTION, DILUTE THE VOTING POWER OF EXISTING STOCKHOLDERS, AND HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     As part of our growth strategy, we expect to continue to acquire complementary businesses and assets. Acquisitions that we may make in the future could result in the diversion of time and personnel from our business. We also may issue shares of common stock or other securities in connection with acquisitions, which could result in the dilution of the voting power of existing stockholders and could dilute earnings per share. Any acquisitions would be accompanied by other risks commonly encountered in such transactions, including the following:

        o difficulties integrating the operations and personnel of acquired companies;

        o the additional financial resources required to fund the operations of acquired companies;

        o  the potential disruption of our business;

        o our ability to maximize our financial and strategic position by the incorporation of acquired technology or businesses with our product and service offerings;

        o the difficulty of maintaining uniform standards, controls, procedures and policies;

        o the potential loss of key employees of acquired companies; o the impairment of employee and customer relationships as a result of changes in management;

        o  significant expenditures to consummate acquisitions; and

        o internal control issues and related compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

     As a part of our acquisition strategy, we expect to engage in discussions with various businesses respecting their potential acquisition. In connection with these discussions, we and each potential acquired business may exchange confidential operational and financial information, conduct due diligence inquiries, and consider the structure, terms and conditions of the potential acquisition. In certain cases, the prospective acquired business may agree not to discuss a potential acquisition with any other party for a specific period of time, may grant us certain rights in the event the acquisition is not completed, and may agree to take other actions designed to enhance the possibility of the acquisition. Potential acquisition discussions may take place over a long period of time, may involve difficult business integration and other issues, and may require solutions for numerous family relationships, management succession, and related matters. As a result of these and other factors, potential acquisitions that from time to time appear likely to occur may not result in binding legal agreements and may not be consummated. Our acquisition agreements may contain purchase price adjustments, rights of set-off, and other remedies in the event that certain unforeseen liabilities or issues arise in connection with an acquisition. These remedies, however, may not be sufficient to compensate us in the event that any unforeseen liabilities or other issues arise.

OPTION EXPENSING WILL MAKE IT MORE DIFFICULT FOR US TO BE PROFITABLE.

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R) SHARE-BASED PAYMENTS, which requires the expensing of stock options. This new accounting pronouncements will create additional charges against our income for periods after adoption of this standard for existing unvested options and new options.

WE MAY NOT BE ABLE TO PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS.


     Our ability to compete effectively with other companies will depend, in part, on our ability to maintain the proprietary nature of our intellectual property. We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. Presently, we have one issued patent relating to our DIVArchive software product and have initiated the process of determining if we can file additional patent applications to protect our intellectual property rights. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, distributors and corporate partners, and license agreements with respect to our software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products or technology without authorization, or to develop similar technology independently. Policing unauthorized use of our products is difficult and, although we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem.


     The defense and prosecution of copyright, trademark and patent suits may be both costly and time consuming, even if the outcome is favorable to our company. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease selling certain of our products. We also will rely on unpatented proprietary technology and there can be no assurances that others may not independently develop the same or similar technology or otherwise obtain access to our proprietary technology. There can be no assurance that confidentiality agreements entered into by our employees and consultants, advisors and collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information.

THE LOSS OF THE SERVICES OF THOMAS P. SWEENEY III, OUR CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD, COULD IMPAIR OUR ABILITY TO SUPPORT CURRENT OPERATIONS AND DEVELOP NEW BUSINESS AND TO RUN OUR BUSINESS EFFECTIVELY.

     We are highly dependent on the services of Thomas P. Sweeney III, our Chief Executive Officer and Chairman of the Board. The loss of the services of Mr. Sweeney could have an adverse affect on our future operations. We do not currently maintain a key man life insurance policy insuring the life of Mr. Sweeney. In August 2004, we entered into a two-year employment agreement with Mr. Sweeney. There can be no assurance that Mr. Sweeney will agree to renew the agreement upon expiration of the two-year term.

OUR REVENUE RECOGNITION POLICIES FOR SALES TO OUR ENTERPRISE AND SERVICE PROVIDER CUSTOMERS MAY RESULT IN THE DEFERRAL OF REVENUES.

     In the course of providing software solutions to our enterprise and service provider customers, we do not recognize revenues from our sale of hardware and software products to such customers until we complete our required installation or configuration of these products. Installation and configuration of these solutions requires significant coordination with our customers and vendors. Therefore, even if we have shipped all products to our customers, we may be unable to control the timing of product installation and configuration. These delays may prevent us from recognizing revenue on products we ship and may adversely affect our quarterly reported revenues. As a result, our stock price may decline.

OUR LONG SALES CYCLE MAY CAUSE FLUCTUATING OPERATING RESULTS, WHICH MAY ADVERSELY AFFECT OUR STOCK PRICE.

     Our sales cycle is typically long and unpredictable, making it difficult to plan our business. Current economic conditions have increased this uncertainty. Our long sales cycle requires us to invest resources in potential projects that may not occur. Further, new product introductions, or the announcement of proposed new products, may delay our customers' decisions to invest in storage solutions we propose. Our long and unpredictable sales cycle may cause us to experience significant fluctuations in our future annual and quarterly operating results. It can also result in delayed revenues, difficulty in matching revenues with expenses and increased expenditures. Our business, operating results or financial condition and stock price may suffer as a result of any of these factors.


WE DO NOT CARRY PRODUCT LIABILITY INSURANCE AND ANY SIGNIFICANT PRODUCT LIABILITY CLAIMS MAY IMPAIR OUR ABILITY TO FUND CURRENT OPERATIONS OR PREVENT US FROM CARRYING OUT OUR STRATEGIC PLANS.

     While we maintain errors and omissions and general liability insurance, we do not currently maintain product liability insurance. We attempt to limit our potential liability by including in our client contracts provisions that limit the maximum liability that may be incurred by us in connection with such contract to an amount equal to the amount paid by the customer under such contract. We believe that, as our business grows, our exposure to potential product liability claims and litigation may increase. There can be no assurance that our contractual limitations of liability will be enforceable or will be sufficient to protect our business and assets from all claims. In addition, should we ever seek to obtain product liability insurance, no assurance can be given that we will be able to obtain adequate coverage at commercially reasonable rates. Product liability losses could have a material adverse effect on our business, financial condition and results of operations.


WE ARE RESTRICTED FROM PAYING DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FORESEEABLE FUTURE, WHICH COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK AND THE VALUE OF YOUR INVESTMENT TO DECLINE.

     Provisions in several loan documents to which we are a party prevent the holders of our common stock from receiving dividends out of funds legally available therefore. To date, we have not paid any cash dividends. Our board of directors does not intend to declare any cash dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

ANTI-TAKEOVER PROVISIONS AND OUR RIGHT TO ISSUE PREFERRED STOCK COULD MAKE A THIRD-PARTY ACQUISITION OF US DIFFICULT.

     We are a Nevada corporation. Anti-takeover provisions of Nevada law could make it more difficult for a third party to acquire control of our company, even if such change in control would be beneficial to stockholders. Our articles of incorporation provide that our board of directors may issue preferred stock without stockholder approval. The issuance of preferred stock could make it more difficult for a third party to acquire us. All of the foregoing could adversely affect prevailing market prices for our common stock.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE.


     The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for small cap and micro cap technology companies in particular, has been highly volatile. For example, during the past twelve months, our common stock has traded at prices ranging from $1.20 to $3.65 per share. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to volatility. We cannot assure you that our common stock will trade at the same levels of other stocks in our industry or that our industry stocks in general will sustain their current market prices. Factors that could cause such volatility may include, among other things:


        o  actual  or  anticipated   fluctuations  in  our  quarterly  operating
           results;

        o  large purchases or sales of our common stock;

        o  announcements of technological innovations;

        o  changes in financial estimates by securities analysts;

        o  investor perception of our business prospects;

        o conditions or trends in the digital information asset management industry;

        o changes in the market valuations of other such industry related companies;

        o the acceptance of market makers and institutional investors of our common stock; and

        o  worldwide economic or financial conditions.


SHARES OF COMMON STOCK ELIGIBLE FOR SALE IN THE PUBLIC MARKET MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.


     Sales of substantial amounts of common stock by stockholders in the public market, or even the potential for such sales, may adversely affect the market price of our common stock and could impair our ability to raise capital by selling equity securities. As of the date of this prospectus, approximately 6,735,858 of the 13,326,353 shares of common stock currently outstanding were freely transferable without restriction or further registration under the securities laws, unless held by "affiliates" of our company, as that term is defined under the securities laws. In addition, 5,080,743 shares of common stock have been registered for resale, including the 2,428,477 shares offered under this prospectus and the 2,652,266 shares offered under our prospectus dated April 14, 2005. We also have outstanding approximately 6,590,495 shares
(excluding 4,933,942 shares of common stock issuable upon conversion of our outstanding shares of Series A preferred stock) of restricted stock, as that term is defined in Rule 144 under the securities laws, that are eligible for sale in the public market, subject to compliance with the holding period, volume limitation and other requirements of Rule 144. Moreover, the exercise of outstanding options and warrants and the conversion of outstanding convertible promissory notes will result in additional outstanding shares of common stock and will create additional potential for sales of additional shares of common stock in the public market.

CONVERSION OR EXERCISE OF OUR OUTSTANDING CONVERTIBLE SECURITIES HELD BY LAURUS COULD SUBSTANTIALLY DILUTE OUR EARNINGS PER SHARE AND THE VOTING POWER OF EXISTING STOCKHOLDERS.

     In connection with the execution of our two credit facilities with Laurus in May 2004 and June 2005, we issued secured convertible promissory notes to Laurus, the outstanding aggregate principal amount of which, at October 10, 2005, was convertible at a fixed conversion price into approximately 3,681,111 shares of our common stock. We also issued stock purchase warrants to Laurus that, at October 10, 2005, were exercisable to purchase an aggregate of 1,256,000 shares of our common stock. In addition, we have available under our June 2005 credit facility with Laurus, the ability to borrow an additional $3 million that would be convertible into approximately 1,033,344 shares of our common stock. All interest payable from time to time on our credit facilities with Laurus also is convertible by Laurus into shares of our common stock at the applicable fixed conversion price. The large number of shares that we may potentially issue to Laurus under our two credit facilities with Laurus, including as a result of additional borrowings, could result in the dilution of our earnings, if any, per share and the voting power of our existing stockholders.

WE MAY BE UNSUCCESSFUL IN OUR EFFORTS TO CONTINUE MAKING PAYMENTS TO LAURUS USING SHARES OF OUR COMMON STOCK IN LIEU OF CASH, WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR LIQUIDITY

     The terms of the note we issued to Laurus in connection with the 2004 Facility provide that Laurus may direct us to pay scheduled monthly payments of principal and interest either in cash, in shares of our common stock or a combination of both. In the past, we have agreed to reduce the fixed conversion price of such note in order to induce Laurus to allow us to pay the scheduled monthly payment in shares of our common stock. In the short term, we intend to continue to request that Laurus accept payment in the form of shares of our common stock so that we may preserve cash for use in our business. However, if the market price of our common stock is less than the fixed conversion price of the note, or if the trading volume of our common stock is insufficient to allow Laurus to sell its shares of our common stock, Laurus may be unwilling to permit us to pay future scheduled monthly payments of principal and interest in shares of our common stock. As a result, we would have to make such payments in cash which could have a material adverse affect on our liquidity.

THE LARGE NUMBER OF FREELY-TRADEABLE SHARES OF OUR COMMON STOCK BENEFICIALLY OWNED BY LAURUS COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

     At October 10, 2005, Laurus had the right to acquire upon conversion of a convertible note issued under our May 2004 credit facility with Laurus (the "2004 Note") and the exercise of stock purchase warrants issued in respect of such credit facility an aggregate of 1,901,821 shares of our common stock that are freely tradeable without restriction or further registration under the Securities Act. In addition, upon payment in full of the 2004 Note, whether by payment in cash or upon conversion of the 2004 Note into shares of our common stock or the then-current market price is less than the conversion price of the 2004 Note, Laurus will have the right to acquire an additional 3,035,290 shares of our common stock, including (i) 1,463,415 shares of common stock issuable upon conversion of the minimum borrowing note currently outstanding in the principal amount of $3.0 million under the 2005 Facility, which shares will be freely tradeable without restriction and are offered in this prospectus, (ii) 400,000 shares of common stock issuable upon exercise of stock purchase warrants issued in connection with the 2005 Facility, which shares will be freely tradeable without restriction and are offered in this prospectus and (iii) 1,171,875 shares of common stock issuable upon conversion of the $3.0 million currently drawn under the $6.0 million revolving note outstanding under the 2005 Facility, which shares will be `restricted securities', as that term is defined in Rule 144 under the Securities Act, and will be eligible for sale in the public market only in compliance with the holding period, volume limitation and other requirements of Rule 144 under the Securities Act. Although the terms of our credit facilities with Laurus provide that, subject to certain limitations, Laurus may not exercise or convert any of our securities if, as a result of such exercise or conversion, Laurus would beneficially own more than 4.99% of our outstanding common stock, the potential issuance of these securities could depress the market price of our common stock. Moreover, the additional shares and convertible securities that we may be required to issue to Laurus under our credit facilities with Laurus, including as a result of additional borrowings or in lieu of the cash payments of interest or penalties, could further adversely affect the market price of our common stock.

ADDITIONAL DELAYS BY US IN FILING OR HAVING DECLARED EFFECTIVE A REGISTRATION STATEMENT COVERING THE SHARES OF OUR COMMON STOCK BENEFICIALLY OWNED BY LAURUS COULD REQUIRE US TO ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK TO LAURUS, WHICH WOULD RESULT IN ADDITIONAL DILUTION TO OUR EXISTING STOCKHOLDERS AND MAY ADVERSELY IMPACT OUR LIQUIDITY POSITION.

     On two occasions over the past 12 months, we failed to maintain the effectiveness of our registration statement covering the resale of shares of common stock issuable to Laurus under the 2004 Note. As a result, we incurred cash penalties totaling $464,000. In lieu of paying these penalties in cash, we issued to Laurus warrants to purchase an aggregate of 412,500 shares of our common stock. In addition, we have, in the past, required the consent of Laurus and/or a modification of our credit facilities with Laurus in order for us to consummate certain transactions. In connection with one of such consents and modifications, we agreed to lower the fixed conversion price of the 2004 Note, which will result in a greater number of shares being issued upon conversion of the 2004 Note. Although we do not anticipate additional defaults by us under the terms of the Laurus credit facilities, there can be no assurance that additional defaults will not occur. The issuance of additional warrants upon any future default could further depress the market price of our common stock and cause further dilution to our existing stockholders. There also can be no assurance that, upon any such event of default, Laurus will agree to accept warrants to purchase shares of our common stock in lieu of a cash payment if we so request. If Laurus refuses such a request, depending on our liquidity position at the time of such default, the payment of such cash penalties could adversely affect our financial condition.

CERTAIN RESTRICTIVE COVENANTS CONTAINED IN THE LAURUS CREDIT FACILITIES COULD NEGATIVELY IMPACT OUR ABILITY TO OBTAIN FINANCING FROM OTHER SOURCES.

     Our credit facilities with Laurus restrict us from obtaining additional secured or unsecured debt financing in excess of $100,000 without the prior approval of Laurus. We also are restricted from issuing any shares of preferred stock without the prior approval of Laurus. To the extent that Laurus declines to approve a proposed secured or unsecured debt financing or issuance of preferred stock, we would be unable to obtain such financing without defaulting under our credit facilities with Laurus. In addition, subject to certain exceptions, we have granted to Laurus a right of first refusal to purchase any additional debt or equity securities we may seek to issue to raise additional capital. The securities held by Laurus contain anti-dilution protections against the issuance of equity securities at a price per share that is less than the fixed conversion price or exercise price of our convertible notes or stock purchase warrants held by Laurus. The right of first refusal and anti-dilution protections granted to Laurus could act as deterrents to third parties that may be interested in providing us debt financing or purchasing our equity securities. To the extent that such a financing is required for us to continue to conduct or expand our operations, these restrictions could have a material adverse affect on our operations or financial condition.


AN UNFAVORABLE OUTCOME IN OUR PENDING LEGAL PROCEEDING WITH ONE OF OUR CREDITORS COULD RESULT IN THE ACCELERATION OF A $2.5 MILLION PROMISSORY NOTE, WHICH WOULD HAVE A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL CONDITION.


     We are engaged in the early stages of an arbitration proceeding to resolve a dispute with one of our creditors that, if resolved unfavorably, would have a material adverse affect on our liquidity and financial condition. In connection with our acquisition of STAR (now known as Incentra of CA) in February 2005, we issued to Alfred Curmi, the principal stockholder of STAR, a promissory note (the "STAR Note") in the principal amount of $2.5 million that is payable in ten installments and matures on August 1, 2007. On August 1, 2005, we elected not to make a payment to Mr. Curmi due under the STAR Note after we identified significant required post-closing adjustments to the purchase price for the assets of STAR and, consequently, the principal amount of the STAR Note. On August 16, 2005, we received a demand for arbitration from legal counsel to Mr. Curmi. The parties have an arbitration hearing scheduled in April 2006, but are currently seeking to schedule a mediation prior to such hearing in order to resolve the dispute. In the event the dispute is not resolved in a mediation and the parties proceed to submit to arbitration, the full outstanding balance of the STAR Note could be accelerated if the arbitrator were to rule in favor of Mr. Curmi in such proceeding. We do not have the cash available to pay such amount and, in such event, we would require additional financing to meet our obligation. There can be no assurance that we would be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to us. In the event our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some  of  the  statements  under  "Prospectus   Summary,"  "Risk  Factors,"
"Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

     You can identify forward-looking statements by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of our common stock by Laurus.

     We would receive proceeds of up to $1,052,000 upon the exercise, if any, of the seven-year warrants granted by us to Laurus, which warrants are exercisable for an aggregate 400,000 shares of common stock. We intend to use any such proceeds for working capital and general corporate purposes.

     Further, to the extent that any of our obligations under our credit facilities with Laurus are converted into, or paid in the form of, shares of our common stock, we will be relieved of such obligations to the extent of such conversion or payment.

     The amount of proceeds to us described above assumes Laurus will not elect to exercise its warrant through a "cashless exercise". Under the terms of such warrant, payment of the exercise price may be made, at the option of the warrant holder, either in cash or by a "cashless exercise". Upon a cashless exercise, in lieu of paying the exercise price in cash, the warrant holder would receive shares of our common stock with a value equal to the difference between the market price of our common stock at the time of exercise and the exercise price set forth in the warrant, multiplied by the number of shares so exercised. There would be no proceeds to us upon a "cashless exercise" of the warrant.


     We cannot assure you that Laurus will exercise the warrant described above, or that it will elect to pay the exercise price in cash in lieu of a "cashless exercise."


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

MARKET FOR COMMON STOCK

     Our  common  stock is traded on the OTC  Bulletin  Board  under the  symbol
"ICNS."


     The following table contains information about the range of high and low bid prices for our common stock for each full quarterly period in our last two fiscal years and for the four fiscal quarters of 2005 (through October 10), based upon reports of transactions on the OTC Bulletin Board.

                                                          High Bid    Low Bid
                                                          --------    -------
        2003
            First Quarter................................   $3.75      $1.55
            Second Quarter...............................    2.60       1.00
            Third Quarter................................    3.40       1.50
            Fourth Quarter...............................    2.05       1.10

        2004
            First Quarter................................  $11.50      $1.50
            Second Quarter ..............................    8.20       3.25
            Third Quarter................................    3.70       2.10
            Fourth Quarter...............................    3.45       2.30

        2005
            First Quarter................................   $3.00      $1.90
             Second Quarter .............................    2.30       1.40
             Third Quarter...............................    1.95       1.20
             Fourth Quarter (through October 10, 2005)...    1.78       1.55


     The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. In addition, where applicable, such quotations have been adjusted to give effect to the one-for-ten reverse stock split effected on June 9, 2005.


     The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, board market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. On October 10, 2005, the closing bid price of our common stock as reported by the OTC Bulletin Board was $1.30 per share.


HOLDERS


     As of October 10, 2005, there were approximately 357 stockholders of record of our common stock.


DIVIDEND POLICY


     We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future. The purchase agreement relating to our outstanding secured convertible promissory notes prohibits the declaration or payment of dividends on our common stock without the approval of Laurus. Furthermore, the terms of our Series A preferred stock provide that, so long as at least 250,000 shares of our originally issued shares of Series A preferred stock are outstanding, we cannot declare or pay any dividend without having first obtained the affirmative vote or consent of at least 80% of the voting power of our outstanding shares of Series A preferred stock.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

GENERAL


     When  used  in  this  discussion,  the  words  "believes",   "anticipates",
"expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.


     Our business and results of operations are affected by a wide variety of factors that could materially and adversely affect us and our actual results, including, but not limited to: (1) the availability of sufficient funds to enable us to successfully pursue our business plan; (2) the uncertainties related to the effectiveness of our technologies and the development of our products and services; (3) our ability to maintain, attract and integrate management personnel; (4) our ability to complete the development and continued enhancement of our products in a timely manner; (5) our ability to effectively market and sell our products and services to current and new customers; (6) our ability to negotiate and maintain suitable strategic partnerships and corporate relationships; (7) the intensity of competition; and (8) general economic conditions. As a result of these and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results and stock price.

     Any forward-looking statements herein speak only as of the date hereof. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BUSINESS OUTLOOK

     The following summarized discussion of financial results for the year ended December 31, 2004 and the six months ended June 30, 2005 and 2004 is of our results on a pro forma basis, giving effect to the acquisitions of Front Porch, Incentra of CA and PWI as if they had occurred on January 1, 2004. We believe the pro forma results of operations provide additional and more relevant information about the operating performance of our business and give a better indication of our results of operations, and the size and scalability of our business on a forward looking basis. However, the pro forma statements are not intended as a substitute for financial statements prepared in accordance with generally accepted accounting principles. Please see our discussion of actual results of operations which follow.

     For the year ended December 31, 2004 and the six months ended June 30, 2004 and 2005, pro forma revenues totaled $56.5 million, $28.1 million and $34.1 million, respectively. The rate of year-over-year growth in revenues for the six months ended June 30, 2005 was approximately 21%. The significant growth in revenue was a result of increased sales and deliveries of our proprietary DIVArchive solution, third-party hardware and software and our professional services. In addition, we have a recurring revenue base created by our proprietary Gridworks Operations System Support solution that provides added stability and predictability in revenue, as well as a significant growth opportunity through the expansion of services to existing customers, the continued increase in the amount of data under protection, as well as new enterprise and service provider customer opportunities.

     We continue to invest in hardware and the development of our software and digital archiving products in the data storage and infrastructure areas. During the six months ended June 30, 2005, we invested $0.7 million in software development and $0.5 million for data storage infrastructure development.

     During the six months ended June 30, 2005, we realized adjusted EBITDA(1) of approximately $0.7 million on a pro forma basis. EBITDA adjustments remove the impacts of the former owner's costs as well as non-cash stock compensation expense and referral fee amortization. Also included in EBITDA for the six months ended June 30, 2005 was a non-cash gain of approximately $390,000 due to the revaluation of the derivative warrant liability.

     We intend to further leverage our unique intellectual property by continuing to leverage our position as a leading provider of archive software solutions. In addition, we intend to expand our product and service offerings to position ourselves as a provider of a wide range of services and products to the broadcast and media markets. We believe we can increase revenues from existing and new customers by

----------
(1) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principles. Adjusted EBITDA is defined as EBITDA adjusted for former owner costs, non-cash stock based compensation expense and referral fees. Although EBITDA and adjusted EBITDA are not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles
     (GAAP), we believe the use of the non-GAAP financial measure EBITDA and adjusted EBITDA enhances an overall understanding of our past financial performance and is a widely-used measure of operating performance in practice. In addition, we believe the use of EBITDA and adjusted EBITDA provides useful information to the investor because EBITDA excludes significant non-cash interest and amortization charges related to our past financings and amortization of intellectual property acquired in the acquisitions, that, when excluded, we believe produces operating information that we believe is meaningful to users of our financial information. EBITDA also excludes depreciation and amortization expenses. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that are calculated in accordance with GAAP, and this measure may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA and adjusted EBITDA to the most comparable GAAP financial measure on a pro forma basis, net loss before deemed dividends and accretion on preferred stock is set forth below.

                   * EBITDA and Adjusted EBITDA Reconciliation
                                  June 30, 2005
                             All amounts in (000's)

                                                            Six Months Ended
                                                             June 30, 2005
          Pro forma net loss before deemed dividends
             and accretion on preferred stock                  $  (4,741)
          Depreciation and amortization                            2,694
          Taxes                                                      879
          Interest (cash portion)                                    326
          Interest (non-cash portion)                                897
                                                               ---------

          EBITDA                                                      55
                                                               ---------
          Former owner costs                                         314
          Non-cash stock based compensation                          264
          Referral fees                                               72
                                                               ---------

          EBITDA, as adjusted                                  $     705
                                                               =========
offering complete archive solutions, including storage hardware and software, servers and peripheral devices, as well as first call support services. To facilitate this strategy, we intend to increase our volume of products available for resale to customers both directly and through existing channel partners. We also plan to increase our expenditures for sales and marketing initiatives to meet what appears to be an increasing volume of digital archive implementations in the North American market and throughout the rest of the world.

     We also believe we can increase our sales of managed services by introducing these services to the customers of our recently-acquired businesses. We believe our professional services business will also be enhanced as we leverage our engineering resources across our entire customer base. In the six months ended June 30, 2005, we increased engineering and sales resources and will continue to increase these resources, which are focused on the enterprise market and will resell a variety of storage products directly to businesses.

     As we continue to grow, we will need to sustain and possibly increase the investment of capital into our software technologies, Gridworks and DIVArchive, to ensure they maintain their competitive advantage and to further enhance their inter-operability and feature sets.

CRITICAL ACCOUNTING POLICIES

     Our significant accounting policies are described in Note 3 to the Consolidated Financial Statements. Some of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. Management believes our most important accounting policies include revenue recognition, software development costs, stock-based compensation, impairment of long-lived assets and concentrations of risk related to customers.

REVENUE RECOGNITION

     Given the growth in orders during 2004 and the continuation of such growth into 2005, as well as the complexities and estimates involved in measuring and determining revenue in accordance with generally accepted accounting principles, our accounting for revenue is crucial to the proper periodic reporting of revenue and deferred revenue.

     Revenue is recognized when all of the following criteria are met: persuasive evidence of an agreement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

     We license software under license agreements and provide professional services, including training, installation, consulting and maintenance. License fee revenues are recognized when a license agreement has been signed, the software product has been shipped, the fees are fixed or determinable, collection is reasonably assured, and no significant vendor obligations remain.

     We allocate revenue to each component of a contract based on vendor-specific objective evidence of its fair value. Because licensing of software is generally not dependent on the professional services portion of the contract, software revenue is generally recognized upon delivery, unless a contract exists with the customer requiring customer acceptance.

     Fees for first call maintenance agreements are recognized ratably over the terms of the agreements. Maintenance is generally billed in advance, resulting in deferred revenue.

     We also provide software-related professional services. Services are generally provided on a time-and-materials basis and revenue is recognized as the services are provided.

     Revenues from storage services are recognized at the time the services are provided and are billed on a monthly basis. Fees received for up-front implementation services are deferred and recognized over the term of the arrangement. Deferred revenue is recorded for billings sent to or paid by customers for which we have not yet performed the related services.

     Revenues  from  product   sales,   including  the  resale  of   third-party
maintenance contracts, are recognized when shipped. Consulting revenues are recognized when the services are performed.

SOFTWARE DEVELOPMENT COSTS

     As expenditures for software development are expected to increase, the capture and measurement, as well as proper capitalization, of these costs is a key focus of management. The proper matching of these costs with the related revenue impacts the proper periodic reporting of revenues and related costs. We capitalize costs in developing software products upon making a determination that technological feasibility has been established for the product, if that product is to be sold, leased or otherwise marketed. The establishment of technological feasibility is highly subjective. Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. When the product is available for general release to customers, capitalization is ceased, and all previously capitalized costs are amortized over the remaining estimated economic useful life of the product, not to exceed to three years.

STOCK-BASED COMPENSATION

     SFAS No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION, defines a fair-value-based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value.

     We have elected to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB No. 25), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. Accordingly, employee compensation cost for stock options is measured as the excess, if any, of the estimated fair value of our stock at the date of the grant over the amount an employee must pay to acquire the stock.

     Transactions in which we issue stock-based compensation for goods or services received from non-employees are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. We often utilize pricing models in determining the fair values of options and warrants issued as stock-based compensation to non-employees. These models require us to make certain estimates and assumptions, and utilize the market price of our common stock and the exercise price of the option or warrant, as well as time value and volatility factors underlying the positions.

     In December 2004, the FASB issued SFAS No. 123(R) SHARE-BASED PAYMENT, which addresses the accounting for share-based payment transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and generally requires instead that such transactions be accounted and recognized in the statement of income based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after

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


December 15, 2005. We are evaluating the provisions of this standard. Depending upon the number and terms of options that may be granted in future periods, the implementation of this standard could have a material impact on our financial position and results of operations, and will require us to make estimates and assumptions that have a significant impact in the estimated fair value.

ACCOUNTING FOR OBLIGATIONS AND INSTRUMENTS POTENTIALLY SETTLED IN THE COMPANY'S COMMON STOCK

     We account for obligations and instruments potentially to be settled in our stock in accordance with EITF 00-19, ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN A COMPANY'S OWN STOCK. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, our own stock.

     Under EITF 00-19 contracts are initially classified as equity or as either assets or liabilities, depending on the situation. All contracts are initially measured at fair value and subsequently accounted for based on the then current classification. The determination of fair value requires us to use valuation models that incorporate estimates and assumptions, and their value is highly dependent upon those estimates and assumptions. Contracts initially classified as equity do not recognize subsequent changes in fair value as long as the contracts continue to be classified as equity. For contracts classified as assets or liabilities, we report changes in fair value in earnings and disclose these changes in the financial statements as long as the contracts remain classified as assets or liabilities. If contracts classified as assets or liabilities are ultimately settled in shares, any previously reported gains or losses on those contracts continue to be included in earnings. The classification of a contract is reassessed at each balance sheet date.

     At December 31, 2004, our authorized and unissued common shares were insufficient to settle these contracts. As a result, we classified the value of these contracts as a liability. As a result of the one-for-ten reverse stock split on June 9, 2005, there are now sufficient authorized and unissued common shares to settle these contracts. Accordingly, the fair value of the warrants at the effective date of the stock split was reclassified to additional paid-in capital.

IMPAIRMENT OF LONG-LIVED ASSETS


     Long-lived, tangible and intangible assets that do not have indefinite lives, such as fixed assets and intellectual property, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. As a result of our recent acquisitions, at June 30, 2005, we had approximately $29.4 million in intangible assets, of which $14.5 million was goodwill. Determination of the recoverability of finite-live assets, including intangibles, is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for such long-lived assets is based on the fair value of the asset. Determining whether an asset has been impaired requires projections of our future performance, and determination of fair value requires the use of significant estimates. As such, these assessments are highly subjective, and dependent upon the estimates and assumptions used.


     Goodwill and other intangible assets with indefinite lives are not amortized and are subject to write downs charged to results of operations only when their carrying amounts are determined to be more than their estimated fair values based upon impairment tests that are required to be made annually or more frequently under certain circumstances. Fair values are determined based on models that incorporate estimates of future probability and cash flows. Determining whether an asset has been impaired requires projections of our future performance, and determination of fair value requires the use of significant estimates. As such, these assessments are highly subjective, and dependent upon the estimates and assumptions used.

CONCENTRATION OF RISK - CUSTOMERS AND GEOGRAPHIC

     We sell our products and services throughout North America, Europe and the Asia/ Pacific Rim. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. Credit losses have been within our expectations. For the years ended December 31, 2003 and 2004 and the six months ended June 30, 2005, aggregate revenues from customers located in Europe or Asia amounted to $1.1 million, $4.7 million and $7.4 million, respectively, or 11%, 35% and 31%, respectively, of total revenue, while revenues from customers located in North America totaled $8.7 million, $8.6 million and $16.2 million, respectively, or 89%, 65% and 69%, respectively, of total revenue. For the six months ended June 30, 2004, our revenues from customers located in Europe or Asia amounted to $0.9 million, or 20% of total revenue, while revenues from customers located in North America totaled $3.4 million, or 80% of total revenue.

     On a pro forma basis, giving effect to the acquisitions as if they had occurred on January 1, 2004, for the year ended December 31, 2004 and the six months ended June 30, 2005, aggregate revenues from customers located in Europe or Asia amounted to $9.0 million and $7.4 million, or approximately 16% and 22%, respectively, of total revenue, while revenues from customers located in North America totaled $47.5 million and $26.6 million, respectively, or approximately 84% and 78%, respectively of total revenue.

     For the six months ended June 30, 2005, no one customer represented 10% or more of total revenues, and as of June 30, 2005 no one customer represented more than 10% of accounts receivable. For the six months ended June 30, 2004, revenues from three customers, each exceeding 10% of total revenues, represented 18% , 17% and 17%, respectively, of accounts receivable. During 2004, revenues from two customers, each exceeding 10% of total revenue, aggregated 13% and 11%, respectively. Accounts receivable from these customers represented approximately 20% of total trade receivables at December 31, 2004. During 2003, revenues from three customers each exceeding 10% of revenue represented 36%, 19%, and 11%, respectively, of total revenues.

     The following discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2005 COMPARED TO THE THREE MONTHS ENDED
JUNE 30, 2004

     REVENUE. Total revenue for the three months ended June 30, 2005 increased $15.7 million, or 827%, to $17.6 million compared to total revenue of $1.9 million for the three months ended June 30, 2004. Revenue from the sale of our products increased to $13.8 million compared to revenue of approximately $30,000 for the comparable prior year period. This increase was attributable to the additional revenues of $13.7 resulting from the acquisitions of Front Porch, Incentra of CA and PWI.

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


Revenue from delivery of our services increased $1.9 million, or 100%, to $3.8 million compared to $1.9 million for the comparable prior year period. Service revenue increased $1.9 million due to the acquisitions as described above.

     For the quarter ended June 30, 2005, a significant portion of our revenues were derived from the European and Asian geographic markets. During that period, aggregate revenues from customers located in Europe or Asia amounted to $4.4 million, or 25% of total revenue, while revenues from customers located in North America totaled $13.2 million, or 75% of total revenue. For the quarter ended June 30, 2004, revenues from customers located in Europe and Asia amounted to $1.0 million, or 55% of total revenue, while revenues from customers located in North America totaled $0.9 million, or 45% of total revenue.

     GROSS MARGIN. Total gross margin for the three months ended June 30, 2005 increased $4.5 million to $5.1 million, or 29% of total revenue, as compared to gross margin of $0.6 million, or 30% of total revenue, for the comparable prior year period. Product gross margin for the three months ended June 30, 2005 totaled $3.8 million, or 27% of product revenue. Service gross margin for the three months ended June 30, 2005 totaled $1.3 million, or 35% of service revenue. Gross margins were consistent with management expectations for the quarter.


     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative ("SG&A") expenses for the three months ended June 30, 2005 increased by approximately $3.3 million to $5.4 million from $2.1 million for the comparable prior year period. SG&A expenses included $3.6 million in salaries and related benefits for employees not directly related to the production of revenue, $0.7 million in general office expenses, $0.4 million in professional fees, $0.3 million for travel-related costs, and $0.3 million in facilities costs. SG&A expenses of $2.1 million for the comparable prior year period included $1.3 million in salaries and related benefits for employees not directly related to the production of revenue, $0.3 million in general office expenses, $0.1 million in travel related costs, $0.2 million in professional fees, $0.1 million of facilities costs and $0.1 million of bad debt expense. The increase in SG&A expenses during the three months ended June 30, 2005 was due to the inclusion of $3.9 million of SG&A expenses for the acquisitions described above, offset by a reduction in MSI's SG&A expenses.


     DEPRECIATION AND AMORTIZATION. Amortization expense consists of amortization of intellectual property, capitalized software development costs and other intangible assets. Depreciation expense consists of depreciation of furniture, equipment, software and improvements. Depreciation and amortization expense was approximately $1.3 million and $0.8 million for the three months ended June 30, 2005 and 2004, respectively, of which $0.3 million and $0.4 million was included in cost of revenue for the periods ending June 30, 2005 and 2004. The increase was primarily due to the increase in amortization associated with the intangible assets purchased in the acquisition of Front Porch.

     OPERATING LOSS. During the three months ended June 30, 2005, we incurred a loss from operations of $1.2 million as compared to a loss from operations of $1.9 million for the three months ended June 30, 2004. This decrease in operating loss was primarily the result of an increase in gross margin of approximately $4.5 million for the three months ended June 30, 2005 offset by an increase in selling, general and administrative expenses of approximately $3.3 million and depreciation expense of $0.6 million due to the acquisitions of Front Porch, Incentra of CA and PWI.

     INTEREST EXPENSE. Interest expense was $0.6 million for the three months ended June 30, 2005 compared to $0.7 million for the three months ended June 30, 2004. The decrease in interest expense was attributable to a decrease of $0.7 million of non-cash interest expense on MSI's previously outstanding Series C preferred stock, offset in part, by an increase in non-cash interest of $0.1 million related to warrants, non-cash interest of $0.4 million for amortization of debt discounts and deferred financing costs and $0.2 million of cash interest on senior secured convertible notes and capital leases.

     OTHER INCOME AND EXPENSE. Other income was approximately $11,000 for the three months ended June 30, 2005 compared to approximately $34,000 for the three months ended June 30, 2004. Other income for the three months ended June 30, 2005 and 2004 included investment income from leased equipment to customers and gains from sales of fixed assets and the revaluation of our derivative warrant liability.


     FOREIGN CURRENCY TRANSACTION GAIN (LOSS). As discussed above, we conduct business in various countries outside the United States in which the functional currency of the country is not the U. S. dollar. We are subject to foreign exchange transaction exposure because we provide for intercompany funding between the U.S. and international operations, when we and/or our French subsidiary transact business in a currency other than our own functional currency. The effects of exchange rate fluctuations in remeasuring foreign currency transactions for the three months ended June 30, 2005 resulted in a loss of approximately $8,000.


     INCOME TAX EXPENSE We incurred income tax expense for the three months ended June 30, 2005 of $0.6 million. This expense represented non-cash income tax expense related to our French subsidiary, Front Porch Digital International, S.A.S. These income taxes have no cash impact due to the utilization of the subsidiary's deferred tax assets during the period.

     NET LOSS APPLICABLE TO COMMON SHAREHOLDERS. During the three months ended June 30, 2005, we incurred a net loss applicable to common shareholders of $3.0 million as compared to a net loss applicable to common shareholders of $2.7 million for the three months ended June 30, 2004. The increase in net loss for the three months ended June 30, 2005 was primarily due to an increase in accretion on the outstanding Series A preferred stock of $0.7 million.

SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2004

     REVENUE. Total revenue for the six months ended June 30, 2005 increased $19.3 million, or 449%, to $23.6 million compared to total revenue of $4.3 million for the six months ended June 30, 2004. Revenue from the sale of our products increased to $17.0 million compared to revenue of $0.4 million for the comparable prior year period. Revenue from product sales increased $16.6 million from $0.4 million to $17.0 million for the comparable prior year period. Front Porch, Incentra of CA and PWI contributed $16.9 million of the increase, offset slightly by a decline in MSI product revenue of $0.3 million. Revenue from delivery of our services increased $2.7 million, or 71%, to $6.6 million compared to $3.9 million for the comparable prior year period. Service revenue increased $2.7 million due to the acquisitions of Front Porch, Incentra of CA, and PWI.

     For the six months ended June 30, 2005, a significant portion of our revenues were derived from the European and Asian geographic markets. During that period, aggregate revenues from customers located in Europe or Asia amounted to $7.4 million, or 31% of total revenue, while revenues from customers located in North America totaled $16.2 million, or 69% of total revenue. For the six months ended June 30, 2004, revenues from customers located in Europe and Asia amounted to $0.9 million, or 20% of total revenue, while revenues from customers located in North America totaled $3.4 million, or 80% of total revenue.

     GROSS MARGIN. Total gross margin for the six months ended June 30, 2005 increased $6.3 million to $8.0 million, or 34% of total revenue, as compared to gross margin of $1.7 million, or 40% of total revenue, for the comparable prior year period. Product gross margin for the six months ended June 30,

2005 totaled $5.7 million, or 34% of product revenue. Service gross margin for the six months ended June 30, 2005 totaled $2.3 million, or 35% of service revenue. The decrease in gross margin was the result of lower gross margins on third party products, offset by increased gross margins realized by Front Porch on sales of its DIVArchive.

     SELLING, GENERAL, AND ADMINISTRATIVE. Selling, general and administrative ("SG&A") expenses for the six months ended June 30, 2005 increased by approximately $5.3 million to $9.4 million from $4.1 million for the comparable prior year period. SG&A expenses for the six months ended June 30, 2005 included $6.2 million in salaries and related benefits for employees not directly related to the production of revenue, $1.1 million in general office expenses, $0.9 million in professional fees, $0.6 million for travel-related costs, $0.5 million in facilities costs and $0.1 million in research and development costs. SG&A expenses of $4.1 million for the comparable prior year period included $2.5 million in salaries and related benefits for employees not directly related to the production of revenue, $0.7 million in general office expenses, $0.3 million in travel related costs, $0.3 million in professional fees, $0.2 million of facilities costs and $0.1 million of bad debt expense. The increase in SG&A expenses during the six months ended June 30, 2005 was due to the inclusion of $6.3 million of SG&A expenses for Front Porch, Incentra of CA and PWI for the two full quarters. This increase was offset by $1.0 million of reduced SG&A expenses at MSI, primarily as a result of decreased staffing levels, and in general office expenses.

     DEPRECIATION AND AMORTIZATION. Amortization expense consists of amortization of intellectual property, capitalized software development costs and other intangible assets. Depreciation expense consists of depreciation of furniture, equipment, software and improvements. Depreciation and amortization expense was approximately $2.6 million and $1.5 million for the six months ended June 30, 2005 and 2004, respectively, of which $0.6 million and $0.8 million was included in cost of revenue for the periods ended June 30, 2005 and 2004. The increase was primarily due to the increase in amortization associated with the intangible assets purchased in the acquisition of Front Porch.

     OPERATING LOSS. During each of the six months ended June 30, 2005 and June 30, 2004, we incurred a loss from operations of $3.1 million. An increase in gross margin of approximately $6.3 million for the six months ended June 30, 2005 offset by an increase in selling, general and administrative expenses of approximately $6.3 million during the period related to the acquisitions.

     INTEREST EXPENSE Interest expense was $1.2 million for the six months ended June 30, 2005 compared to $1.4 million for the six months ended June 30, 2004. The decrease in interest expense was attributable to a decrease of $1.3 million of non-cash interest expense on MSI's previously outstanding Series C preferred stock, offset in part, by an increase in non-cash interest of $0.3 million related to warrants, non-cash interest of $0.5 million for amortization of debt discounts and deferred financing costs, $0.1 million related to the conversion of debt to equity and $0.3 million of cash interest on senior secured convertible notes and capital leases.

     OTHER INCOME AND EXPENSE. Other income was $0.4 million for the six months ended June 30, 2005 compared to $0.1 million for the six months ended June 30, 2004. Other income of $0.4 million for 2005 included $0.3 million of income resulting from the revaluation of our derivative warrant liability and $0.1 million of investment income from leased equipment to customers and gains from sales of fixed assets.

     FOREIGN CURRENCY TRANSACTION GAIN. As discussed above, we conduct business in various countries outside the United States in which the functional currency of the country is not the U. S. dollar. We are subject to foreign exchange transaction exposure because we provide for intercompany funding between the U.S. and international operations, when we and/or our French subsidiary transact business in a currency other than our own functional currency. The effects of exchange rate fluctuations in remeasuring foreign currency transactions for the six months ended June 30, 2005 resulted in a loss of approximately $1,000. In addition, we entered into a forward contract, which expired on April 1, 2005, for which we recorded a realized gain of approximately $74,600 for the six months ended June 30, 2005, which represented the change in the fair value for the foreign currency forward contract related to the difference between changes in the spot and forward rates excluded from the assessment of hedge effectiveness.

     INCOME TAX EXPENSE. We incurred income tax expense for the six months ended June 30, 2005 of $0.9 million. This income tax expense represents non-cash income tax expense related to our French subsidiary, Front Porch Digital International, S.A.S. These income taxes have no cash impact due to the utilization of the subsidiary's deferred tax assets (net operating losses) during that period.

     NET LOSS APPLICABLE TO COMMON SHAREHOLDERS. During the six months ended June 30, 2005, we incurred a net loss applicable to common shareholders of $6.0 million as compared to a net loss applicable to common shareholders of $4.8 million for the six months ended June 30, 2004. The increase in net loss for the six months ended June 30, 2005 was primarily due to an increase in accretion on the outstanding Series A preferred stock of $1.3 million.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO THE YEAR ENDED DECEMBER 31, 2003

     REVENUE. Total revenue for the year ended December 31, 2004 increased $3.5 million, or 35%, to $13.3 million compared to total revenue of $9.8 million for the year ended December 31, 2003. Revenue from the sale of our products increased to $5.2 million compared to revenue of $0 for the comparable prior year period. This increase was attributable to:(1) the additional revenues resulting from the merger with Front Porch in August 2004, (2) increased orders for our software and related products, consisting primarily of sales of our DIVArchive solutions and the licensing of the Gridworks OSS solution and (3) sales of hardware as part of complete archive solutions and as part of SAN infrastructures. Revenue from delivery of our services decreased $1.7 million, or 17%, to $8.1 million compared to $9.8 million for the comparable prior year period. The decrease in service revenue was the result of a reduction in revenue of $2.8 million from a large customer that filed for bankruptcy in December 2003 and did not renew the service upon contract expiration in 2004, which was offset, in part, by additional revenues of $1.1 million related to our existing and new customer base in 2004.

     For the year ended December 31, 2004, a significant portion of our revenues were derived from the European and Asian geographic markets. During that period, aggregate revenues from customers located in Europe or Asia amounted to $4.7 million, or 35% of total revenue, while revenues from customers located in North America totaled $8.6 million, or 65% of total revenue. For the year ended December 31, 2003, our revenues from customers located in Europe and Asia amounted to $1.1 million, or 11% of total revenue, while revenues from customers located in North America totaled $8.7 million, or 89% of total revenue.

     GROSS MARGIN. Total gross margin for the year ended December 31, 2004 increased $3.1 million to $6.0 million, or 45% of total revenue, as compared to gross margin of $2.9 million, or 29% of total revenue, for the comparable prior year period. Product gross margin for the year ended December 31, 2004 totaled $3.7 million, or 71% of product revenue. Service gross margin for the year ended December 31, 2004 totaled $2.3 million, or 28% of service revenue. The increased gross margin was primarily the result of the acquisition of Front Porch and the sale of higher margin software (DIVArchive). The gross margin as a percentage of total revenue reported for the year ended December 31, 2004 met our anticipated gross margin and was significantly higher than the gross margin of 29% reported for the prior year-end due to the growth in revenues of our DIVArchive solutions.

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     SELLING,  GENERAL  AND  ADMINISTRATIVE   EXPENSES.   Selling,  general  and
administrative ("SG&A") expenses for the year ended December 31, 2004 increased slightly by approximately $0.9 million to $10.3 million from $9.4 million for the comparable prior year period. Actual SG&A expenses for the year ended December 31, 2004 included $5.9 million in salaries and related benefits for employees not directly related to the production of revenue, $1.6 million in general office expenses, $1.0 million in professional fees, $0.8 million for travel-related costs, $0.6 million in facilities costs, $0.3 million in bad debt expense and $0.1 million in research and development costs. SG&A expenses of $9.4 million for the prior year ending December 31, 2003 included $5.4 million in salaries and related benefits for employees not directly related to the production of revenue, $1.5 million in general office expenses, $0.9 million in professional fees, $0.8 million in travel related costs, $0.5 million of facilities costs and $0.3 million of bad debt expense. The increase in SG&A expenses during the year ended December 31, 2004 was a direct result of the inclusion of SG&A expenses for Front Porch from the date of the acquisition forward, which was offset, in part, by a reduction in payroll and related costs as a result of reductions in staffing levels.


     MERGER COSTS. Merger cost of $1.3 million in 2004 consists of costs incurred in the acquisition of Front Porch. The costs consist of $0.8 million in accelerated compensation expense related to the accelerated vesting of stock options, $0.4 million in professional fees or legal, banking and accounting, $0.1 million of severance related costs due to reduction in staffing as result of the acquisition. There were no merger related costs in 2003.

     DEPRECIATION AND AMORTIZATION. Amortization expense consists of amortization of intellectual property, and other intangible assets. Depreciation expense consists of depreciation of furniture, equipment, software and improvements and capitalized research and development costs. Depreciation and amortization expense was approximately $4.0 million and $3.3 million for the years ended December 31, 2004 and 2003, respectively. The increase is driven by the increase in amortization associated with the intangible assets created in the acquisition of Front Porch.

     OPERATING LOSS. During the year ended December 31, 2004, we incurred a loss from operations of $7.7 million as compared to a loss from operations of $8.5 million for the year ended December 31, 2003. Included in the operating loss for the year ended December 31, 2004 was $1.3 million of costs related to the merger with MSI. Excluding the costs of the acquisition, the decrease in loss from operations for the year ended December 31, 2004 was primarily due to the increased revenues and gross margin described above.

     INTEREST EXPENSE. Interest expense was $2.4 million for the year ended December 31, 2004 compared to $2.2 million for the year ended December 31, 2003. The increase in interest expense was attributable to increased amortization of debt discounts. Interest expense during 2004 included cash interest costs of $0.2 million on notes payable and capital leases and non-cash interest charges of $2.2 million consisting of $1.7 million of interest on MSI's previously outstanding Series C preferred stock, $0.2 million related to amortization of debt discounts, $0.2 million related to warrants, and $0.1 million related to amortization of financing costs. Interest expense of $2.2 million in 2003 included cash interest of $0.1 million on capital leases and non-cash interest charges of $2.1 million consisting of $1.3 million on MSI's previously outstanding Series C preferred stock and $0.8 million of interest in connection with an issuance of MSI's previously outstanding common stock.

     OTHER INCOME AND EXPENSE. Other income of $0.4 million for 2004 included $0.3 million of income for the sale of New Jersey state net operating losses from prior years and $0.1 million for investment income and gains from the sale of fixed assets. Other expense of $0.3 million for 2003 included a loss on the investment in Front Porch of $0.6 million (prior to the merger), reduced by $0.1

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


million of income from the sale of fixed assets and $0.2 million of income from leased equipment to customers.

     FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS. As discussed above, we conduct business in various countries outside the United States in which the functional currency of the country is not the U. S. dollar. As a result, we have foreign currency exchange translation exposure as the results of these foreign operations are translated into U.S. dollars in our consolidated financial statements. For the year ended December 31, 2004, we reported an accumulated translation gain of approximately $19,000 as a component of accumulated other comprehensive income. We are also subject to foreign exchange transaction exposure because we provide for intercompany funding between the U.S. and international operations, when we and/or our French subsidiary transacts business in a currency other than our own functional currency. The effects of exchange rate fluctuations in remeasuring foreign currency transactions for the year ended December 31, 2004 was a $25,000 loss. In addition, we entered into two new forward contracts, one of which expired on December 7, 2004 and the other of which expired on April 1, 2005. We recorded a realized loss of $0.1 million and an unrealized loss of $0.1 million on the contracts as of December 31, 2004, which represented the change in the fair value for the foreign currency forward contract related to the difference between changes in the spot and forward rates excluded from the assessment of hedge effectiveness.

     INCOME TAX EXPENSE. We incurred income tax expense for the year ended December 31, 2004 of $0.4 million. This income tax expense represents non-cash deferred income tax expense related to our French subsidiary, Front Porch Digital International, S.A.S. These income taxes were incurred during the period from the Acquisition through December 31, 2004 and represent the utilization of the subsidiary's deferred tax assets (net operating losses) during that period, which was recorded as a deferred tax asset in purchase accounting.

     NET LOSS APPLICABLE TO COMMON STOCKHOLDERS. During the year ended December 31, 2004, we incurred a net loss applicable to common stockholders of $11.8 million as compared to a net loss applicable to common stockholders of $12.7 million for the year ended December 31, 2003. Included in the net loss for the year ended December 31, 2004 was $1.3 million of costs related to the acquisition. Excluding the acquisition costs, the decrease in net loss for the year ended December 31, 2004 was primarily due to the increased revenues and gross margin described above and the net decrease of the dividends and accretion on preferred stock of $0.4 million.

LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 2005, we had $2.1 million of cash and cash equivalents. Issuance of convertible debt and equity securities have been a principal source of liquidity for us.


     On May 13, 2004, we consummated a private placement with Laurus pursuant to which we issued a secured convertible term note due May 13, 2007 in the principal amount of $5.0 million, and a common stock purchase warrant entitling Laurus to purchase 4,435,500 shares of our common stock (See Note 7 of the Notes to the Unaudited Condensed Consolidated Financial Statements as of and for the periods ended June 30, 2005). In the past, we have agreed to reduce the fixed conversion price of such note in order to induce Laurus to allow us to pay the scheduled monthly payment in shares of our common stock. In the short term, we intend to continue to request that Laurus accept payment in the form of shares of our common stock so that we may preserve cash for use in our business. There can be no assurances that Laurus will comply with our request.

     On June 30, 2005, we entered into a Security Agreement with Laurus pursuant to which Laurus agreed to provide us with a $9 million revolving, convertible credit facility (the "2005 Facility"). The term of the 2005 Facility is three years. In connection with the 2005 Facility, we issued to Laurus (i) a minimum borrowing promissory note in the principal amount of $3.0 million that is convertible into shares of our common stock at a fixed conversion price per share of $2.05, subject to adjustment for dilutive issuances, stock splits, stock dividends and the like, and (ii) a revolving convertible note in the principal amount of $6.0 million, of which the first $3.0 million of borrowings is convertible into shares of our common stock at a fixed conversion price per share of $2.56, subject to adjustment, and the second $3.0 million of borrowings is convertible into shares of our common stock at a fixed conversion price per share of $2.99, subject to adjustment. On July 5, 2005, we borrowed $6 million under the 2005 Facility, of which approximately $4.4 million was used to extinguish, in full, our indebtedness to Wells Fargo Bank, N.A. and the balance of the initial draw, less expenses of the 2005 Facility, has been used for


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



general corporate and working capital purposes. At October 10, 2005, the outstanding principal amount was $6.0 million. The terms of the 2005 Facility significantly limit our ability to obtain future financing. For example, so long as any principal amount borrowed under the 2005 Facility is outstanding, we may not obtain any secured or unsecured debt financing in excess of $100,000 without the prior approval of Laurus. We are also restricted from issuing any shares of preferred stock without the prior approval of Laurus. To the extent that Laurus declines to approve a proposed secured or unsecured debt financing or issuance of preferred stock, we would be unable to obtain such financing without defaulting under the 2005 Facility. To the extent that such a financing is required for us to continue to conduct or expand our operations, these restrictions could materially adversely impact our ability to achieve our operational objectives. The securities held by Laurus contain anti-dilution protections against the issuance of equity securities at a price per share that is less than the conversion price or exercise price of our convertible notes or stock purchase warrants held by Laurus.

     In connection with the original funding under the 2005 Facility, Laurus waived until December 31, 2005 the borrowing base limitation under the 2005 Facility, and permitted us to borrow $6.0 million under the 2005 Facility at a time that we did not have sufficient eligible accounts receivable to support such funding. If we are unable to generate sufficient accounts receivable as of such date, we will be required to make interest payments to Laurus in the amount of 1.5% per month on any such borrowing base deficiency.

     As of August 11, 2005, the default on the STAR Note created an event of default under the 2005 Facility. On August 12, 2005, we obtained a waiver from Laurus waiving the event of default.


     As of June 30, 2005, we had current assets of $15.4 million. These assets were primarily derived from our operations in 2005 and from our acquisitions of Incentra of CA and PWI. Long-term assets of $34.3 million consisted of $14.9 million of intangible assets acquired during the transactions with MSI, Incentra of CA and PWI, $14.5 million of goodwill acquired during the Incentra of CA and PWI transactions, $2.4 million of property and equipment, $1.7 million of software development costs and $0.9 million of other assets, which consist of $0.6 million of deferred financing costs, $0.1 million of restricted cash and $0.2 million of deposits, prepaid expenses and other receivables.

     Current liabilities of $19.2 million at June 30, 2005 consisted of $9.6 million of accounts payable; $1.4 million of deferred revenue, which consisted of billings in excess of revenue recognized, deposits and progress payments received on engagements currently in progress; $3.7 million of accrued expenses; and $4.5 of current portion of notes payable, other long term obligations, and capital leases.

     Our working capital deficit was $3.8 million as of June 30, 2005, of which $1.3 million of the deficit was attributable to the reclassification of the promissory note issued to a former owner of Incentra of CA to current liabilities due to a default on such note, as described in Note 8 (B) in the notes to unaudited condensed consolidated financial statements as of June 30, 2005.

     We used net cash of $4.2 million, $3.5 million and $1.1 million in operating activities during the years ended December 31, 2003 and 2004 and the six months ended June 30, 2005, respectively, primarily as a result of the net loss incurred during such periods. We used net cash of $1.6 million from operating activities during six months ended June 30, 2004 primarily as a result of the net loss incurred during the period.

     During the year ended December 31, 2003, we used $8.5 million of cash in investing activities, of which $3.8 million was to purchase short term investments, net of maturities of short term investments, $2.3 million was to purchase intangible assets and $2.1 million was used to purchase property and equipment and $0.3 million was invested in capitalized software development costs. We generated net cash of $4.7 million in investing activities during the year ended December 31, 2004, of which $4.0 million represented cash and restricted cash acquired from Front Porch in the acquisition transaction, $3.8 million of proceeds from the maturity of short term investments and $0.1 million of proceeds from the sale of fixed assets. These amounts were offset by capital expenditures of $1.9 million, the investment in development for our video software and Gridworks solutions of $1.2 million and capitalized acquisition costs of $0.2 million. We generated net cash of $0.4 million in investing activities during the six months ended June 30,2005, of which $1.7 million represented cash acquired from the Incentra of CA

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


and PWI acquisition transactions, which was offset by $1.2 million used primarily to purchase or develop computer software and equipment. We generated net cash of $2.8 million in investing activities during the six months ended June 30, 2004, of which $3.8 million represented proceeds from the maturity of short-term investments, which was offset by $1.0 million used primarily to purchase or develop computer software and equipment.

     Financing activities provided net cash of $14.8 million during the year ended December 31, 2003 primarily from proceeds from the issuance of preferred stock of $12.9 million and common stock of $3.2 million, offset by offering costs for the preferred and common stock of $0.8 million and principal repayments on capital leases of $0.4 million. Financing activities used net cash of $0.3 million during the year ended December 31, 2004 primarily from the repayment of capital leases, long term obligations and notes payable of $1.2 million, which was partially offset by proceeds of $0.8 million from a lease line of credit. Financing activities used net cash of $0.2 million during the six months ended June 30, 2005 primarily from the repayment of capital leases, long-term obligations and notes payable of $1.6 million, which was partially offset by proceeds of $1.4 million from lease and bank lines of credit. Financing activities used net cash of $0.4 million during the six months ended June 30, 2004 primarily from the repayment of capital leases.

     We are still in the early stages of executing our business strategy, have recently completed two significant acquisitions and expect to begin numerous new acquisition engagements during the next 12 months. Although we are experiencing success in the deployment of our marketing strategy for the sale and delivery of our DIVArchive and other software solutions, continuation of this success is contingent upon several factors, including the availability of cash resources, the prices of our products and services relative to those of our competitors, and general economic and business conditions, among others.


     On July 5, 2005, we borrowed $6.0 million of the $9.0 million loan facility made available under the 2005 Facility, of which approximately $4.4 million was used to extinguish, in full, our indebtedness to Wells Fargo Bank, N.A., which was used to finance the acquisitions of STAR and PWI, and the balance of the initial draw, less expenses incurred in connection with the establishment of the 2005 Facility, will be used for general corporate and working capital purposes. Our management believes that our cash and cash equivalents and borrowings available from the 2005 Facility, will provide us with sufficient capital resources to fund our operations, debt service requirements, and working capital needs for the next 12 months. There can be no assurances that we will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.


     During 2004 and the first half of 2005, we continued to have success in deploying our marketing strategy for the sale and delivery of our DIVArchive software solutions. We continue to build a backlog into the fourth quarter of 2005. In addition, we have experienced sales of complete archive solutions to major broadcasters in the first half of 2005 and plan on continuing this sales approach in 2005. In addition, our two acquisitions in the first quarter of 2005 have expanded our complete solutions offerings and are expected to help us further penetrate the enterprise marketplace. Both acquisitions are expected to be accretive on an operating cash flow basis and we anticipate further improvements to operating cash flows as synergies are realized. Additional synergies are expected to result from improved margins on maintenance contracts due to the handling of first call support and improved service revenue growth from the introduction of managed services to the new and existing enterprise customers of these two acquisitions.

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


     Our actual financial results may differ materially from our stated plan of operations. Factors which may cause a change from our plan of operations to vary, but include, without limitation, decisions of our management and board of directors not to pursue our stated plan of operations based on its reassessment of the plan and general economic conditions. Additionally, there can be no assurance that our business will generate cash flows at or above current levels. Accordingly, we may choose to defer capital expenditures and extend vendor payments for additional cash flow flexibility.

     We expect capital expenditures to be approximately $1.0 million and capitalized software development costs to be approximately $1.6 million during the 12-month period ended July 31, 2006. It is expected that our principal uses of cash will be for working capital, to finance capital expenditures and for other general corporate purposes, including financing the expansion of the business and implementation of our sales and marketing strategy. The amount of spending in each respective area is dependent upon the total capital available to us.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS


     In May 2005, the FASB issued SFAS No. 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS, which changes the requirements for the accounting and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. APB No. 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for fiscal years beginning after December 15, 2005. We do not expect this statement to have a material impact on our financial position or results of operations.


     In December 2004, the FASB issued SFAS No. 123(R), SHARE-BASED, which addresses the accounting for share-based compensation transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. We are currently evaluating the provisions of this standard. However, we expect that the implementation of this standard will have a material impact on our financial position and results of operations.

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                                    BUSINESS

     We are a provider of complete solutions for enterprise's data protection needs. We supply a broad range of storage products and storage management services to broadcasters, enterprises and information technology service providers worldwide. We market our products and services to broadcasters under the trade name Front Porch Digital ("Front Porch") and to service providers and enterprise clients under the trade names ManagedStorage International ("MSI"), Incentra of CA Solutions (" Incentra of CA") and PWI Technologies ("PWI"). Front Porch provides unique software and professional services solutions for digital archive management to broadcasters and media companies. MSI provides outsourced storage solutions, including engineering, hardware and software procurement and remote storage operations services. Incentra of CA and PWI are leading systems integrators which provide Information Technology ("IT") products, professional services and outsourcing solutions to enterprise customers located primarily in the western United States.


     We believe our ability to deliver a complete storage infrastructure and management solution to our customers differentiates us from most of our competitors. A complete storage solution for the customers in our target markets includes the following components:

        o  Hardware and software products and services

        o Outsourcing solutions - Automated/remote monitoring, management and maintenance services

        o  Professional services - engineering/operations/IT help desk

        o  Capital/financing solutions


     Through Front Porch, we provide a software and management solution that enables searching, browsing, editing, storage and on-demand delivery of media-rich content in nearly any digital format. Our complete digital archive solution includes our proprietary software bundled with professional services, hardware/software procurement and resale, remote monitoring/management services, complete support for our proprietary software solutions and first call support for third-party hardware and software maintenance. Our software converts audio, video, images, text and data into digital formats for ease of use and archiving. With more than 100 installations worldwide, our DIVArchive software solution has become one of the leading digital archive management applications among European and Asian broadcast and media companies, and is gaining an increasing share of the North American market. Front Porch's DIVArchive and transcoding applications provide the essential integration layer within the digital content creation and broadcast environments. All of Front Porch's products were built on intelligent, distributed architecture. As a result, Front Porch's archive management and transcoding solutions are flexible, scalable, easily upgradeable, failure resilient and integratable with leading automation and asset management applications.


     Through MSI, we deliver comprehensive storage services, including professional services, third-party hardware/software procurement and resale, financing solutions, remote monitoring/management services and first call support for third-party hardware and software maintenance. MSI focuses on providing data protection solutions and services that ensure that its customers' data is backed-up and recoverable and meets internal data retention compliance policies. MSI's remote monitoring and management services are delivered from its Storage Network Operations Center ("NOC") in Broomfield, Colorado, which monitors and manages a wide spectrum of diverse storage infrastructures on a 24x7 basis throughout the United States, United Kingdom, the Netherlands, Bermuda and Japan. MSI delivers this service worldwide using its proprietary GridWorks Operations Support System, which enables automated remote monitoring and management of complete storage infrastructures and back-up applications. MSI


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


provides outsourcing solutions for customer data protection needs under long-term contracts. Customers pay on a monthly basis for storage services based on the number of assets managed and/or the volume of storage assets utilized. We believe customers benefit from improved operating effectiveness with reduced operating costs and reductions in capital expenditures.

     Through Incentra of CA and PWI, we deliver complete IT solutions, including professional services, third-party hardware/software procurement and resale, financing solutions and the sale and delivery of first call support for third-party hardware and software maintenance (including help desk operations). Solutions are sold primarily to enterprise customers in the financial services, government, hospitality, retail, security, healthcare and manufacturing sectors. With offices and sales personnel located primarily throughout the western United States, these recently acquired entities are a cornerstone to our North American expansion plans.

INDUSTRY TRENDS


     International Data Corporation ("IDC") estimates data growth at a compound rate of approximately 50% annually through 2007. We believe that because of the ongoing growth in the creation and storage of data and the increasing strategic importance of having data available, secure and recoverable, the data storage markets in which we compete will continue to expand. We also believe this growth will include an accelerating growth rate in the demand for services, including data management and monitoring solutions. Total spending for data storage products and services in 2003 was estimated by IDC at $31 billion and is expected by IDC to exceed $34 billion by 2005. IT departments are faced with the challenges of rapidly expanding amounts of data to manage, increasing demands for availability for day-to-day business and to meet regulatory requirements, and increasing and more stringent compliance and governmental regulations regarding data storage, integrity and recoverability. Conversely, IT headcount is projected by IDC to increase by only 10% annually, which should increase the need for organizations to improve storage management productivity and to evaluate outsourced management solutions to accommodate the increasing demands being placed on the organization. We believe companies will consolidate their storage infrastructures and implement enhanced software and service capabilities, such as storage area network management, virtualization, storage resource management and outsourcing automated storage monitoring and management services.


     Excluding hardware infrastructure, IDC estimates that worldwide revenue for backup and archive software solutions in 2003 totaled $2.4 billion and is expected to grow to an estimated $3.0 billion in 2008, or at a 4.1% compound annual growth rate. Datamonitor reports that in Europe, our largest market for archive software, sales of archive software are expected to grow at a compound annual growth rate of 42% through 2008. The total market in Europe for complete archive and digital workflow solutions, including hardware infrastructure (the broadcast value chain), is estimated at $2.6 billion currently and is expected to grow to $3.6 billion by 2008, or a compound annual growth rate of 8.4%. Datamonitor estimates that today only 15% of broadcasters in Europe have converted to a fully-digital environment. Based upon our experience in the industry, we believe the rate of adoption in North America is no greater than that in Europe, and likely significantly lower. Accordingly, we believe that opportunities for the sale of complete archive solutions to broadcasters making the conversion to a fully-digital environment will continue to accelerate in 2005 and beyond. We also believe our business strategy to grow archive software sales as part of our complete solution offering, incorporating our proprietary storage management and monitoring services, professional services and third-party hardware and software solutions, will accelerate revenue growth and increase profitability.

     We believe companies will continue to make additional investments in data storage products and services and that spending in this area will become a larger percentage of the customer's total IT budget.

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


We believe the following customer needs will be primary drivers of data storage and management spending:

     ACCEPTANCE AND GROWING NEED FOR STORAGE SERVICES. We expect a few key factors to drive organizations to increasingly outsource storage-related IT services (consulting, implementation and support). These factors include IT staffing limitations, the growing strategic importance of data retention and recovery, increasing volume of types of data to be stored, the growing complexity of networked storage environments and the increasing scope of spending on storage.

     DATA PROTECTION REQUIREMENTS. An increased need for high throughput performance, greater frequency of backups, quicker restoration of data and stringent data availability requirements are key factors that we expect to drive the migration to disk-based data protection solutions. We believe disk will not only be used as a target device for replication and mirroring, but will also be incorporated into traditional backup systems.

     EMPHASIS ON SECURITY. Organizations worldwide require data protection solutions that assure financial compliance and transparent audits. Our software solutions and 24X7 NOC provide solutions worldwide for the delivery of accurate and timely information compliance.

     ADOPTION OF ROBUST STORAGE MANAGEMENT SOFTWARE SOLUTIONS. A number of storage management software innovations have recently entered the market. Storage management software enhancements can be divided into four segments: storage area network management, virtualization, storage resource management and automated resource management. We anticipate advances in each of these areas will enable improved storage availability, manageability and performance.

     CONTINUED MIGRATION TO NETWORKED STORAGE INFRASTRUCTURES. We expect that, through a variety of storage networking technologies, organizations will attain shared (consolidated) storage capabilities. Consolidated storage benefits include increased flexibility in implementing and managing storage, increased storage device utilization levels, improved quality of service, reduced administration costs and increased operational efficiency.

     EVOLUTION AWAY FROM LARGE, MONOLITHIC STORAGE SYSTEMS TO MODULAR STORAGE SYSTEMS. We expect that many organizations will implement modular storage systems as compared to large, monolithic storage systems. Smaller versions of their high-end, full-featured counterparts, modular disk systems enable organizations to cost-effectively implement storage, while enjoying the performance and functionality of large, enterprise systems.

BUSINESS STRATEGY

     Our objective is to further our position as a leading provider of storage management and IT infrastructure solutions and services and to further expand our worldwide presence. To achieve these objectives, we have adopted the following strategies:

  o GROWTH THROUGH ACQUISITION. Our acquisitions (two since January 2005, one in 2004) have expanded our customer base, provided a large suite of products and services, expedited the development of a strong 38-person sales force, added management talent, created a platform from which to extract revenue synergies among our various product and service offerings, and provided excellent opportunities for consolidation/cost reduction. We believe the storage management and services industry is highly fragmented and that there are many smaller storage product and software/services providers with successful product offerings that are seeking merger or acquisition partners. We intend initially to seek acquisition candidates that have the following characteristics: a large portion of product sales are generated from storage solutions and that represent most major manufacturers, strong professional services organizations, recurring service revenues and strong sales, engineering and management personnel. Our initial focus is on candidates with facilities and targeted customers located in the United States.

  o STRATEGIC ALLIANCES. We intend to supplement our marketing efforts by aligning ourselves with complementary solutions providers and technology partners. Strategic alliances also will assist us in keeping pace with technological developments of the major software and hardware vendors and, in certain instances, provide us with product development services. We have entered into strategic alliances with a number of leading providers of storage products and storage management solutions that often include co-marketing and technology-sharing arrangements and provide us access to a large existing customer base. Through similar alliances, we expect to gain greater exposure and acceptance of our products and services.


  o OFFER COMPLETE DIGITAL ARCHIVE SOLUTIONS TO BROADCASTERS. Through the sale of our complete digital archive solutions, we intend to capture an increasing portion of the total IT spending of our broadcast customers and position ourselves for follow-on sales and services. A complete digital archivesolution includes: Archive Software, Archive Servers, Transcoders, Professional Services, and Storage Hardware and Maintenance. Historically, Front Porch has focused on offering only the archive software component of the complete digital archive solution with limited participation in the other areas. We estimate that archive software comprises only 10-15% of the total spending of a broadcast customer for a complete digital archive solution. By increasing its penetration into these other areas, Front Porch believes it will generate significant increases in revenue and gross margin as these untapped components comprise the vast majority of a customer's total spending. We believe by leveraging Front Porch's longstanding customer relationships, the dominant market position of Front Porch's DIVArchive solutions, Front Porch's world-class customer list of broadcast entities and its reputation for superior service and support, Front Porch will be able to successfully capture an increasingly larger portion of our customers' total IT budget.


  o OFFER COMPLETE DATA PROTECTION SOLUTIONS. A complete data protection solution includes storage resource management, back-up applications, storage hardware, professional services, operations and financing solutions. Historically, MSI has been focused on the operations component of the complete data protection solution with limited participation in the other areas. We estimate that the operations component comprises only 10-15% of the total spending of an enterprise or service-provider customer for a complete data protection solution. We believe our GridWorks proprietary monitoring and management solutions position us to offer a superior and more complete storage and data protection solution to our customers than that which is currently offered by our competitors.

  o NEW PRODUCT DEVELOPMENT. We intend to continue to produce a quality software product and service solution that meets client expectations in terms of functionality, flexibility, procurement cost, implementation cost and ongoing maintenance cost. We believe our storage and digital archive management product lines meet these expectations and will continue to do so as these products evolve. We are committed to continuous product improvement through a software development program that is driven by industry focus groups and customer input. We intend to continue to utilize our industry, customer and supplier relationships to keep abreast of emerging standards, protocols and application programming interfaces as such trends are introduced and gain market acceptance.

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


  o INCREASE MARKETING AND DIRECT SALES EFFORTS. Our direct sales organization is organized into sales teams that are assigned to our operating units. We intend to leverage our successes by devoting significant marketing and direct sales resources to cross-market products and services offered by our operating units. Our sales teams intend to add established distributors with the skills necessary to sell our comprehensive storage solutions.

  o FOSTER A CULTURE OF EXCELLENCE AND CUSTOMER SERVICE. We intend to continue to employ rigorous recruiting, training and evaluation practices to help us attract and retain employees who dedicate themselves to delivering outstanding products and consulting services to our customers. We have emphasized the creation of an environment of excellence and customer services and believe our commitment to excellence will continue to provide new customer referrals from satisfied customers that have used our products and services.

CUSTOMERS

     Many organizations continue to face data growth, technology obsolescence, shrinking IT budgets and new compliance objectives. Our focus on storage and IT management from a complete solution approach allows customers to economically deal with these challenges. Our complete solutions include professional services, products, proprietary software platforms, IT outsourcing services and financing services. By focusing on data protection services, organizations may achieve numerous benefits, including improved infrastructure performance, business risk mitigation and cost management/reduction for overall operations. We believe organizations currently are facing the following issues:

        o  Total storage needs are increasing 50% annually

        o  New technologies require integration across platforms

        o  Increasing levels of external and internal compliance requirements

        o  Staffing is projected to grow only 10%

        o  Limited capital or operating expenses


     Our customers are located in North America, Europe, Asia and the Pacific Rim and are primarily in the following markets: Broadcast, Media and Entertainment; Fortune 2000 Enterprises and mid-tier Enterprises; and Data Center Operators and IT Service Providers.

Broadcast, Media and Entertainment
----------------------------------

     Our customer base in the broadcast industry includes some of the largest and best-known entities worldwide, including Comcast, Discovery Networks, A&E Television Networks, Rainbow Networks Communications, Inc., Public Broadcasting System (PBS), Microsoft Corporation, Canal +, Playboy Television, Walt Disney Company, Chum Television, Oxygen, BBC Broadcast, Bayerischer Rundfunk, Turner Entertainment Networks Asia, Sony Pictures, Telecinco, France 3, SKY Perfect TV, Eastern Television/Taiwan, TV Azteca, Central China Television, Seven Networks and MTV Networks-Europe. Many of the customers are served in multiple locations worldwide.

Datacenter Operators and It Service Providers
---------------------------------------------


     Customers in this segment consist primarily of managed service providers offering hosting and collocation solutions. These are both regional and national providers that require a competitive backup


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


offering and deep professional engineering support for their core data center services. Representative customers include Cable & Wireless UK, Viawest,
Quovadis, Data 393, Data Return, Japan Telecom IDC (Softbank Group), and Telepacific Communications.

Fortune 2000 Enterprises and Mid Market
---------------------------------------

     Customers in this segment consist primarily of mid-tier enterprise businesses that require IT expertise to manage their complex IT and storage infrastructures. Complete solutions have been provided to customers such as Network Appliance, Inc., Accenture, AON, American Airlines, Hilton Hotels, Good Technology and Transora.

     During the six months ended June 30, 2005, a significant portion of our revenues were derived from the European and Asian geographic markets. For the six months ended June 30, 2005, aggregate revenues from customers located in Europe or Asia amounted to $7.4 million, or 22% of total revenue, while revenues from customers located in North America totaled $26.6 million, or 78% of total revenue, in each case on a pro forma basis assuming the acquisitions of Incentra of CA and PWI occurred on January 1, 2005. For the six months ended June 30, 2005, actual aggregate revenues from customers located in Europe or Asia amounted to $7.4 million, or 31% of total revenue, while revenues from customers located in North America totaled $16.2 million, or 69% of total revenues. As a result of our recent acquisitions of Incentra of CA and PWI we do not expect this concentration of revenues to continue through the remainder of 2005.

PRODUCTS AND SERVICES

     We are a complete solutions provider of storage management and IT infrastructure products and services. We classify our revenues as either product or service revenue. Product revenue includes the sale of all hardware and software products. Service revenue includes recurring managed service revenue, professional services revenue and recurring maintenance service revenue.

PRODUCTS

     Our products include a broad range of software and hardware solutions that are offered to our customers as part of our complete solution offerings. Under our various product brands, we offer these product solutions worldwide to customers in all of the market segments in which we compete.

DIGITAL VIDEO ARCHIVE MANAGEMENT SOFTWARE AND SOLUTIONS

     Under our Front Porch Digital brand, we offer a comprehensive integrated suite of digital video archive management solutions. Our proprietary DIVArchive (Distributed Intelligent Versatile Archive) software products enable customers to manage large-scale digital video archives in the broadcast, media and entertainment industry. With over 100 installations worldwide, we believe
DIVArchive maintains a dominant position in Europe and Asia and is gaining market share in North America. We believe participants in the entertainment industry are increasingly seeking to convert non-digitized data to digital formats that may easily be accessed, browsed, indexed, managed and distributed.

     DIVArchive is a "middleware" software product that manages large-scale digital archives for the entertainment industry. DIVArchive simplifies the
process  of  preserving,   managing  and  accessing   content,   as  part  of  a
high-capacity, expandable and scalable solution that satisfies the highest performance standards. The principal benefits derived from DIVArchive include storage optimization, protection and control, full-life cycle management, near-line editing and partial retrieval, content repurposing and

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


sharing, and archives networking. Architectures can scale from small disk-only systems to large capacity systems using different forms of physical storage to balance response time, performance and cost.

     Recent upgrades and modifications to the standard DIVArchive product offering include the following:

     DIVARCHIVE 5.8: The most recent version of DIVArchive features the following enhanced functionality:

        o Integration with the full range of TeleStream FlipFactory transcoding solutions

        o  Enhanced integration with leading non-linear editing platforms

        o  Greater control through the Storage Plan Manager Configuration Engine

        o  Expanded support for Tape Import/Export and Meta Source

        o  New   capabilities   for  MXF  devices   including   partial  restore
           functionality

     DIVADIRECTOR: This distributed, web-based content management application addresses the most fundamental asset management requirements for global broadcasters. It enables active tracking of all assets in the DIVARCHIVE
     5.8 system, low bit rate proxy browse, frame accurate EDL generation and export, and robust metadata search and management capabilities, among others.

     DIVAMONITOR: The ever-increasing complexity of mission-critical broadcast systems often presents an operational challenge for broadcast customers, particularly in the support and maintenance of multiple applications and devices. DIVAMONITOR enables real time remote monitoring of DIVARCHIVE and all connected broadcast/storage devices. Accessed through the DIVAMONITOR portal, hardware and software in the archive layer are monitored by a team of support professionals working at our NOC in Broomfield, Colorado.

     DIVACOMPLETE:  DIVACOMPLETE  is a complete  digital  archive  solution that includes a set of products and services that deliver integration and on-going support for complex storage and archive solutions. DIVACOMPLETE solutions include archive layer workflow analysis, infrastructure assessments, specification, designs, hardware procurement, installation and commissioning. DIVACOMPLETE solutions may also include DIVACOMPLETE and 24x7 support for all associated storage hardware and software to complete a total end-to-end archive management solution.

     DIVAWORKS: DIVAWORKS is a robust, plug and play archive management appliance that includes a server, near-line storage with a 10-cassette data tape library that operates under the control of DIVARCHIVE 5.8. This turnkey, single chasse unit is offered at prices tailored to the needs of broadcasters making a first-time investment in a basic archive system. This product was designed specifically to meet the needs of the independent broadcaster for a high-performance system at an economical price point.

GRIDWORKS OPERATIONS SUPPORT SYSTEM (OSS)

     Our GridWorks Operations Support System is a proprietary software application that provides proactive management of the health, capacity and utilization of a storage infrastructure. Our platform serves as the application that enables our NOC to manage customer infrastructures globally through automation. Our GridWorks Portal is the user interface into the GridWorks suite of applications that monitor and manage the status, health, performance and capacity of an enterprise storage infrastructure.

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



GridWorks provides the functionality of many costly Storage Resource  Management
(SRM) software products, but is included as part of a service contract. From this one consolidated application, enterprise customers can access all of the information required to review our operation and management of their complex heterogeneous, geographically-distributed storage environments.


RESALE OF THIRD-PARTY HARDWARE AND SOFTWARE

     Our DIVArchive and GridWorks products and services use an open architecture that enables customers to use various operating systems, operate on multiple hardware platforms and interoperate with many third-party software applications and legacy systems. This open system capability enables customers to continue using their existing computer resources and to choose among a wide variety of existing and emerging computer hardware and peripheral technologies.

     In connection with the sale of DIVArchive and Gridworks, we resell various products developed by third parties, including computer hardware and software and other peripheral devices. We resell all third-party products pursuant to agreements with the manufacturers or through distributor authorized reseller agreements pursuant to which we are entitled to purchase products at discounted prices and to receive technical support in connection with product installations and subsequent product malfunctions. Accordingly, we believe we are able to obtain pricing at competitive and often superior terms than other resellers. We represent most major OEMs and all major storage OEMs, including the following:

PRODUCTS                                SUPPLIERS (OEMS)
--------                                ----------------

PRIMARY STORAGE:                        o  Sun Microsystems
                                        o  Hitachi Data Systems Corporation
                                        o  Network Appliance, Inc.
                                        o  Storage Technology Corporation
                                        o  Xiotech

SERVERS AND SYSTEMS:                    o  Sun Microsystems
                                        o  HP Compaq
                                        o  Dell Computer

TAPE AUTOMATION:                        o  Quantum Corporation
                                        o  Spectra Logic Corporation
                                        o  Storage Technology Corporation
                                        o  Xiotech

SOFTWARE SOLUTIONS:                     o  VERITAS Software Corporation
                                        o  Commvault Software
                                        o  Symantec Software

NETWORKING:                             o  Brocade Communications Systems, Inc.
                                        o  Cisco Systems
                                        o  McData Corporation

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


PROFESSIONAL SERVICES

     Our professional services include a broad range of assessment, project management, design and implementation services that are applied across all products sold in all markets. Our engineering staff has a broad expertise and has received appropriate certifications from our OEM partners. The services we provide include:

        o STORAGE & INFRASTRUCTURE ASSESSMENTS - providing critical feedback on the health, performance and utilization of storage and systems infrastructure, as well as a report card of business performance and compliance relative to established objectives and peer organizations.

        o STORAGE SYSTEM DESIGN SERVICES - defining the appropriate technical architecture and unbiased product selection to meet key business criteria and assure optimal results.

        o IMPLEMENTATION AND INTEGRATION SERVICES - assuring technology purchases are installed and optimized to achieve the best possible performance and utilization of resources minimizing ongoing operations costs while assuring the best possible availability.

        o COST OF OWNERSHIP ASSESSMENTS - helping organizations identify key cost areas, most effectively align resources and leverage technology to reduce ongoing expenses and streamline operations

        o PROJECT MANAGEMENT SERVICES - supplying professional assistance to oversee deployment of assets, implementations of new applications while assisting in the alignment of scarce technical resources for timely solutions.

        o LEVEL 1, 2 & 3 ENGINEERING SUPPORT - assisting in rapid problem diagnosis, vendor response and problem resolution across a very broad range of systems and storage applications.

24X7 FIRST CALL OPERATIONS AND MAINTENANCE SUPPORT


     We operate a 24x7 NOC in Broomfield, Colorado at which all first call and maintenance in-coming calls are received, diagnosed and routed to the appropriate engineering personnel or vendor. We also have a secondary support desk in San Diego, California. Support services are provided on all proprietary and third-party products and services. In many cases, the support personnel in our NOC have the ability, if enabled by the customer, to remotely access the customer's infrastructure using our GridWorks platform to respond to alert notifications from the customer and to remotely correct the problem. In other cases, the NOC notifies our customer of a problem and corrects the problem (or instructs corrective action) or dispatches vendor support prior to the customer calling the NOC. Our engineering staff also provides level 2 and 3 support worldwide. These services are sold under long-term recurring service contracts ranging from one to three years.


OUTSOURCING SERVICES

     Our service offerings revolve around the complimentary nature of our products. Our managed services and first-call maintenance services are an integral part of the continued operations, security and protection around the products we sell and are key to the customers IT and storage infrastructure. Services are sold under long-term recurring service contracts usually one to three years in term.

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


MANAGED STORAGE AND MONITORING SERVICES

     We offer a proprietary managed storage and monitoring service through our proprietary GridWorks Operations Support Systems platform. The GridWorks platform enables automated remote monitoring, alert and notification and the remote management of back-up applications. The service enables a proactive heterogeneous look into a customer's infrastructure, which provides real-time insight to the performance of the customer's technology investment. The service is offered to customers in three options ranging from a basic monitoring service to a complete service including all underlying IT equipment and software.

        o Our GridWatch solution is a remote monitoring, alert and notification service. The service is performed on the customer's existing storage infrastructure and includes monthly reporting on performance, efficiency, reliability and the integrity of the data storage networks.

        o Our GridManage solution provides remote management of storage applications and hardware infrastructure. The service is performed using the customer's existing storage infrastructure and includes the actual day-to-day operation of the customer's data storage applications, including specifically the back up and recoverability of data. This service solution includes all of the services provided by our GridWatch solution.

        o Our GridComplete offering is a complete storage solution by which we provide the storage infrastructure, integration/implementation services and complete management of storage applications and infrastructure. This solution encompasses all of the services offered by our GridWatch and GridManage products.

OUTSOURCING AND SERVICE DESK OPERATIONS

     Our outsourcing solutions assist our customers in the management of their IT environment, by augmenting their staff and operations with personnel as well as methodologies, and technologies that are based on industry best practices. We assist in the design, implementation and management of new IT environments, or leverage an existing environment to unlock value and enhance business performance. Our flexible outsourcing solutions are provided as full or partial service desk outsourcing as well as overflow support for existing service operations. We provide full service desk solutions housed within our facilities or design and implement custom solutions at the customer site. In each case we coordinate all transitioning needs of the customer.

FINANCING SOLUTIONS

     We offer various financing alternatives to our customers for the financing of both equipment purchases and complete service solutions (GridComplete). Our financing alternatives offer the customer a more flexible approach to purchasing equipment. When a customer purchases a managed solution (long-term service contract), it is common to incorporate the hardware cost into the monthly recurring payment from the customer and finance a complete solution with one monthly payment/operating expense for the customer. The financing alternatives offered to a customer typically include alternatives for direct financing by our company and by third-party financing sources. The decision of internal or external financing is largely dependent on the size of the transaction, as well as the creditworthiness and size of the customer.

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


SALES AND DISTRIBUTION

     We distribute our products and services through both direct and indirect sales channels depending on the products or services being sold. In many cases, our sales personnel work closely with the sales personnel of third-party systems integrators, data center operators, hardware and software distributors or original equipment manufacturers to coordinate the sales efforts relating to a particular customer or project.


     At October 10, 2005, our direct sales force consisted of 43 sales people. Sales and marketing personnel are located at our offices in Broomfield, Colorado; Phoenix, Arizona; San Ramon, Los Angeles and San Diego, California; Chicago, Illinois; Mount Laurel, New Jersey and Dallas, Texas. Sales and marketing personnel are also located at our international sales and support offices in the United Kingdom, France and Hong Kong. We conduct comprehensive marketing programs that include telemarketing, public relations, direct mail, advertising, seminars, trade shows and ongoing customer communications programs.


     We obtain sales leads through advertising, seminars, trade shows and relationships with industry consultants. A typical sales cycle begins with the generation of a sales lead or the receipt of a request for proposal ("RFP") from a prospective customer or his representative. After qualification of the sales lead and analysis of the prospective customer's requirements, a formal proposal in response to the RFP is prepared. The proposal generally describes how our products and services are expected to meet the RFP requirements and associated costs. Product demonstrations are often conducted at the prospective customer's facilities. Site visits to existing installations of our products are also encouraged by our sales staff. While the sales cycle varies substantially from customer to customer, it typically ranges from 3 to 8 months.

     We supplement our marketing efforts by entering into formal and informal partnerships with entities focused on other areas of the complete solution value chain. Since our products often are part of a larger-scale integration and implementation project, we believe partnering with industry leaders is an effective means of penetrating markets and positioning our products and services. Strategic alliances also assist us in keeping pace with technological developments of the major software and hardware vendors and system integrators.

     Our indirect channel partners are located in the United States, Canada, Europe, Australia, Asia and the Pacific Rim. Indirect sales channels lend themselves more to the sale of our products and services to the broadcast, media and entertainment industry than in our other markets. The supply chain for digital media workflow conversion includes a wide range of providers of hardware, software and services. Storage hardware, video server and other component manufacturers, automation and asset management vendors and broadcast systems integrators all exercise influence in the final selection of components chosen in the final integrated solution.

         We have co-marketing relationships with national and regional distribution partners to help drive regional and local market penetration, and market-specific regional marketing partners to help drive vertical market penetration. Manufacturers and distributors make available to us certain funds for marketing through various programs. These programs include direct mail, lead generation, advertising, event marketing, brand awareness and sales solutions. Manufacturing rebates are also applied to fund a significant portion of our marketing expenses. Our businesses earn marketing co-op funds based on a percentage of product sales and associated volumes. In addition to a percentage of total sales volume, manufacturers also provide special rebate programs. These co-op funds are managed to support our marketing activities, including, but not limited to, marketing communications, training, certification, advertising, events, branding and lead generation programs.

RESEARCH AND DEVELOPMENT

     We maintain a research and software development staff that designs and develops new products and services. We believe that by performing most of our own software development, we can more quickly and cost-effectively introduce new and innovative technologies and services. In addition, we believe we are better equipped to incorporate customer preferences into our development plans.

     Through Front Porch, we seek to offer an extensive, integrated product line that provides digital archive management solutions to broadcasters and media companies worldwide. Through MSI, we seek to offer comprehensive storage services using our proprietary Gridworks Operations Support System, which enables automated remote monitoring and management of complete storage infrastructures and back-up applications. To effect this strategy, we intend to continue to introduce upgraded functionality and enhancements to existing products.

     We are continuing our software development efforts for our DIVArchive and GridWorks software solutions by designing enhancements that address application programming interfaces (APIs) for tape media, optical disk, tape and optical libraries and autoloaders, tape images on disk, tape and disk operational classes, components and test utilities. We are also directing our efforts toward the development of digital audiovisual software and storage and streaming applications covering DVD, Internet/Intranet, digital cable, broadcast digital television, datacasting and wireless transmission.

     Developing new technology, products and services is complex and involves uncertainties. There can be no assurance that our development efforts will be successful. For the years ended December 31, 2003 and 2004 and the six months ended June 30, 2004 and June 30, 2005, we incurred total costs, of which a portion was capitalized and the remainder was expensed, related to research and development activities totaling $593,145, $1,420,299, $353,729 and $922,247, respectively. On a pro forma basis, giving effect to the acquisitions of Incentra of CA and PWI as if they occurred on January 1, 2004, for the year ended December 31, 2004 and the six months ended June 30, 2004 and June 30, 2005, we incurred total costs, of which a portion was capitalized and the remainder was expensed, related to research and development activities totaling $1,429,299, $770,902 and $922,247, respectively.

PATENTS, TRADEMARKS AND LICENSES


     We regard our technology as proprietary and will attempt to protect our technology through patents, copyrights, trade secret laws, restrictions on disclosure and other methods. We currently hold one issued patent relating to our DIVArchive software and we are pursuing patents on key enabling architectures, algorithms and processes that encompass fundamental technologies associated with the compression, storage and transcoding of digital data formats. We believe that, because of the rapid pace of technological change in the computer software industry, trade secret and copyright protection are less significant in affecting our business, results of operation or financial condition than factors such as the knowledge, ability and experience of our employees, frequent product enhancements and timeliness and quality of support services.


     We generally sell our products to our customers under a non-transferable perpetual license. We generally license our products solely for the customer's internal operations and only at a designated site. We also make available multi-site licenses and enterprise licenses. Domestic multi-site licenses are discounted from the first license fee for the second site and beyond. Enterprise licenses are structured as a one-time fee with unlimited usage, plus an additional fee as additional sites are installed with the software. Discounts are generally applied for multi-site licenses. International license fees tend to be slightly higher and are structured by region.

     We do not provide source code to the customer under our licenses. We believe that providing source code increases the likelihood of misappropriation or other misuse of our intellectual property. We have, however, entered into source code escrow agreements with certain customers whereby source code is made available to a customer. This is a common practice in the software industry. Under the terms of our license agreement, we generally own all modifications to our software that are implemented for a customer.

     We are not aware of any case in which our products, trademarks or other proprietary rights infringe the property right of third parties, but have not performed any independent investigations to determine whether such infringement exists. Accordingly, there can be no assurance that third parties will not assert infringement claims against us in the future with respect to current or future product or that any such assertion may not require us to enter into royalty arrangement or result in litigation. As the number of software products in the industry increases and the functionality of these products further overlap, we believe that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend.

COMPETITION

     The markets for our products and services are becoming increasingly competitive. We believe our ability to compete depends on a number of factors, both within and outside of our control. These factors include, among others, the functionality, price and performance our products and services relative to our competitors' offerings, customer satisfaction and customer support capabilities, the breadth of product lines and support services, the strength of our sales force and channel partnership relationships and general economic and business conditions. We expect additional companies to begin offering products and services similar to those we offer. Many of these companies have significantly greater financial resources than we do.

     We expect our competitors to continue to improve the design and performance of their products. Competitors may develop future generations of competitive products that will offer superior price or performance features or technologies that may render our products or services less competitive or obsolete. Increased competitive pressures could also lead to lower prices for our products or services, thereby adversely affecting our business and results of operations.

     We believe the primary competitors for our digital archive solutions include Avalon, a division of EMC Corporation, Software Generation Limited, a privately-held company based in Southampton, England, and Masstech Group, a privately-held corporation headquartered in Toronto, Canada.


     We believe the primary competitors for our data protection solutions and complete solutions to enterprises include Arsenal Digital, Electronic Data
Systems ("EDS") and IBM Global Services ("IBM"). However, EDS and IBM only deliver solutions from a total IT outsourcing and management solution perspective and do not focus on the storage layer as a core competency. In addition, these competitors often do not meet mid-tier enterprise budget constraints.


EMPLOYEES


     As of October 10, 2005, we employed 149 persons on a full-time basis, of which 19 were executive management, 20 were in finance and administration, 43 were in sales and marketing, 11 were in research and development, 25 were in operations support and 31 were in engineering and delivery.

     None of our employees is subject to a collective bargaining agreement and we are not aware of any efforts to unionize any employees. We believe our labor relations are good.

LEGAL PROCEEDINGS


     We are engaged in the early stages of an arbitration proceeding to resolve a dispute with one of our creditors. In connection with our acquisition of the assets of STAR (now known as Incentra of CA) in February 2005, we issued Alfred Curmi, the principal stockholder of STAR, a promissory note in the principal amount of $2.5 million (the "STAR Note") that is payable in ten installments and matures on August 1, 2007. On August 1, 2005, we elected not to make a payment to Mr. Curmi due under the STAR Note after we identified significant required post-closing adjustments to the purchase price for the assets of STAR and, consequently, the principal amount of the STAR Note. Our decision not to make the scheduled payment created an event of default under the terms of the STAR Note as of August 11, 2005. On August 16, 2005, we received a demand for arbitration from legal counsel to Mr. Curmi. The parties have an arbitration hearing scheduled in April 2006, but are currently seeking to schedule a mediation prior to such hearing in order to resolve the dispute. In the event that the dispute is not resolved in a mediation, the parties could proceed to submit to arbitration. There can be no assurance that we will be able to achieve a favorable outcome in any such arbitration proceeding. An unfavorable outcome in the proceeding could result in the acceleration of approximately $2.5 million payable under the STAR Note.


DEVELOPMENT OF BUSINESS


     We were incorporated in the State of Nevada on April 27, 1995 under the name "Landmark Leasing, Corp." During the period from our formation to May 2, 2000, we generated no significant revenues, and accumulated no significant assets, as we attempted to develop various business opportunities. On May 2, 2000, we acquired 100% of the outstanding equity securities of Front Porch Digital, Inc., a Delaware corporation formed in February 2000. This transaction is commonly referred to as a "reverse acquisition" in which all of the capital stock of Front Porch was effectively exchanged for a controlling interest in our company, which was a publicly-held "shell" corporation. In connection with that transaction, we changed our name to Front Porch Digital, Inc.


     In August 2002, we acquired from MSI, the DIVArchive operations of MSI located in Toulouse, France. In connection with this acquisition, we acquired intellectual property, fixed assets and substantially all of the personnel of this business.


     In April 2003, we sold to Eastman Kodak Company ("Kodak") our intellectual property rights relating to the DIVArchive product applications for the medical imaging and information management market. In connection with such sale, Kodak offered employment to substantially all of our personnel associated with the transferred assets and assumed certain software support obligations to our existing DIVArchive customers in the medical industry.


     On August 18, 2004, we acquired all of the outstanding capital stock of MSI. This acquisition was accounted for as a reverse and MSI was deemed to be the acquirer for accounting purposes. We changed our name on October 25, 2004 to Incentra Solutions, Inc.

     As a result of our acquisition of MSI, the consolidated financial statements presented herein include the financial statements of MSI for all periods presented and the financial statements of the consolidated companies from the date of such acquisition forward. In addition, we are disclosing pro forma financial information, which reflects the consolidated financial statements to such acquisitions as if such acquisition occurred on January 1, 2004.

     On February 18, 2005, we acquired all of the outstanding capital stock of Star Solutions of Delaware, Inc., which subsequently changed its name to Incentra Solutions of California, Inc. In connection with this acquisition, we acquired all assets and liabilities of the business, consisting primarily of cash and accounts receivable and payables, and substantially all of the personnel of this business.

     On March 30, 2005, we acquired all of the outstanding capital stock of PWI Technologies, Inc., a privately-held company. In connection with this acquisition, we acquired all assets and liabilities of the business, primarily accounts receivable and payables, and substantially all of the personnel of this business.

                                   MANAGEMENT

MANAGEMENT AND BOARD OF DIRECTORS


     The following sets forth the name, age and position of each of our directors and executive officers as of October 10, 2005:

     NAME                      AGE     POSITION(S)
     ----                      ---     -----------
     Thomas P. Sweeney III     44      Chairman of the Board and Chief
                                         Executive Officer
     Shawn O'Grady             42      President and Chief Operating Officer
     Michael Knaisch           48      President of Front Porch Digital Division
     Paul McKnight             48      Chief Financial Officer and Director
     Matthew Richman           35      Senior Vice President - Corporate
                                         Development
     Walter Hinton             42      Chief Technology Officer
     Patrick Whittingham       56      Director
     James Wolfinger           49      Director
     Carmen J. Scarpa          41      Director


     All directors serve for one year and until their successors are elected and qualified. All officers serve at the pleasure of the board of directors. There are no family relationships among any of our officers and directors.


     So long as at least 500,000 of the originally-issued shares of our Series A preferred stock are outstanding, the holders of Series A preferred stock have the right to elect three directors to our board of directors. In August 2004, Carmen J. Scarpa was elected to our board of directors by the holders of our outstanding shares of Series A preferred stock.


     Information concerning our executive officers and directors is set forth below.

     THOMAS P. SWEENEY III. Mr. Sweeney has been our Chief Executive Officer since August 18, 2004, the date of our acquisition of MSI, and Chairman of our board of directors since August 2002. Mr. Sweeney previously served on our board of directors for the period November 30, 2000 through February 12, 2002. From February 2001 until August 19, 2004, Mr. Sweeney was Chief Executive Officer and Chairman of the Board of MSI. Since such date, Mr. Sweeney has also served as President and a director of MSI. Mr. Sweeney is the founder of Equity Pier LLC, a business advisory and venture capital firm, and has served as its Managing Partner since May 2000. From August 1997 through February 2000, Mr. Sweeney was Senior Vice President of Marketing at Level 3 Communications, Inc., where he was responsible for the development of global products and services.


     SHAWN O'GRADY. Mr. O'Grady has been our President and Chief Operating Officer since October 17, 2005. Prior to his employment with our company, Mr. O'Grady was employed by Siemens Business Services ("SBS"), the information technology (IT) services division of Siemens AG. From June 2004 until October 2005, Mr. O'Grady was the Senior Vice President and Business Unit General Manager, Consulting and Integration of SBS. From October 2002 until June 2004, he served as SBS' Senior Vice President, Business Development. From October 2000 until October 2002, Mr. O'Grady was the Senior Vice President, Regional Business Unit of SBS. Prior to his employment with SBS, Mr. O'Grady held executive positions with Intelogic Trace, Inc. and NBI, Inc.

     MICHAEL KNAISCH. Mr. Knaisch has been President of our Front Porch Digital Division since August 18, 2004. From June 2003 to August 18, 2004, Mr. Knaisch was our Chief Executive Officer. From January 2003 to June 2003, Mr. Knaisch was our Chief Operating Officer. From October 2002 to January 2003, Mr. Knaisch provided consulting services to us. From August 1998 through September 2002, Mr. Knaisch was Senior Vice President of Global Strategic Alliances at Level 3 Communications, Inc.

     PAUL MCKNIGHT. Since October 12, 2004, Mr. McKnight has been our Chief Financial Officer. Mr. McKnight has also served on our board of directors since August 2002. From August 2002 to January 2003, Mr. McKnight also served as our interim Chief Financial Officer. Since August 2001, Mr. McKnight has been the Chief Financial Officer of MSI. From May 2000 to August 2001, Mr. McKnight served as Chief Financial Officer of Equity Pier LLC, a business advisory and venture capital firm. From January 1997 through May 2000, Mr. McKnight was the Chief Operating Officer and Chief Financial Officer of MCI WorldCom Wireless.

     MATTHEW RICHMAN. Mr. Richman has been our Senior Vice President - Corporate Development since October 12, 2004. From January 2003 to October 12, 2004, Mr. Richman was our Chief Financial Officer and from June 2003 to September 30, 2004, our Chief Operating Officer. From October 2002 to January 2003, Mr. Richman provided consulting services to us. From February 2001 to September 2002, Mr. Richman served as Chief Financial Officer of Advanced Data Center, Inc., a data center and managed technology services provider. From October 2000 through January 2001, Mr. Richman was Vice President of Finance for TelePlace, Inc., a datacenter/co-location company. From September 1994 through September 2000, Mr. Richman was employed by Deloitte & Touche LLP, where he served in various auditing and consulting roles, most recently as a Manager.

     WALTER HINTON. Mr. Hinton has been our Chief Technology Officer since October 12, 2004. Mr. Hinton was the Chief Technology Officer for MSI from March 2000 through October 12, 2004. From 1999 to March 2000, Mr. Hinton was the Vice President and General Manager of Storage Networking for Storage Technology Corporation.

     PATRICK WHITTINGHAM. Mr. Whittingham has served on the board of directors since April 2004. Since April 2004, Mr. Whittingham has been a consultant in the area of broadcast and production technology, systems integration and digital cinema. Prior to February 2004, Mr. Whittingham had been for more than 28 years an employee of various affiliates of Sony Corporation, including President of the Sony Broadcast and Production Systems Division of Sony Electronics (USA), Inc. from June 2003 to January 2004; President of Sony Business Solution and System Company (USA) from June 2002 to June 2003; Senior Vice President of System Solutions Division (USA) from February 2001 to June 2002; and Executive Vice President of Sony of Canada Ltd. from May 1997 to February 2001.

     JAMES WOLFINGER. Mr. Wolfinger has served on our board of directors since May 2004. Mr. Wolfinger is the founder of Outdoor Site Group, LLC, a wireless site location company, and has served as its Managing Partner since February 2003. From October 2002 to September 2003, Mr. Wolfinger served as a business and operational consultant for MSI. From 1996 through September 2002, Mr. Wolfinger was the President of MCI WorldCom Wireless.

     CARMEN J. SCARPA. Mr. Scarpa has served on our board of directors since August 2004. Mr. Scarpa joined Tudor Ventures Group LLC, a private equity firm specializing in mid- and late-stage technology and growth companies, in June 1996 and has been a partner and managing director of Tudor Ventures since January 2001.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth compensation we paid for services rendered to each person who served as our Chief Executive Officer during the years ended December 31, 2004 and 2003, and to our most highly compensated executive officers at December 31, 2004, other than our Chief Executive Officer (collectively, the "Named Executive Officers").

                                                                                                 Long Term
                                                                                               Compensation
                                             Annual Compensation                                  Awards
                                                                            --------------------------------------------------
                                                                                       Awards                   Payouts
                                       -----------------------------------------------------------------------------------------
                                                                    Other       Restricted    Securities
                                                                   Annual         Stock       Underlying    LTIP       All Other
                              Fiscal     Salary       Bonus     Compensation     Award(s)      Options/    Payouts   Compensation
                               Year        ($)         ($)           ($)           ($)         SARs (#)      ($)         ($)
                              ------    --------    --------    ------------    ----------    ----------   -------   ------------
Thomas P. Sweeney III(1)       2004     $220,192    $220,000        $-0-            $-0-       1,106,200     $-0-      $12,010
Chief Executive Officer        2003     $125,000    $150,000        $-0-            $-0-         151,009     $-0-       $3,200
                               2002     $162,500    $200,000        $-0-         $22,927           2,008     $-0-         $-0-

Michael Knaisch(2)             2004     $200,000    $142,667        $-0-            $-0-          60,000     $-0-         $-0-
Chief Executive Officer        2003     $217,000    $129,000        $-0-            $-0-          75,000     $-0-         $-0-
  until August 18, 2004        2002      $50,000        $-0-        $-0-            $-0-             -0-     $-0-         $-0-
  President of Front Porch
  Digital Division since
  August 18, 2004

Matthew Richman(3)             2004     $160,000    $119,133        $-0-            $-0-          42,500     $-0-      $15,000
Chief Financial Officer &      2003     $168,000    $105,000        $-0-            $-0-          50,000     $-0-         $-0-
  Chief Operating Officer      2002      $30,500        $-0-        $-0-            $-0-             -0-     $-0-         $-0-
  until October 12, 2004
  Sr. Vice President -
  Corporate Development
  since October 12, 2004

Donald Maggi (7)               2004      $13,300        $-0-        $-0-            $-0-             -0-     $-0-         $-0-
Sr. Vice President-Business    2003     $207,500        $-0-        $-0-            $-0-          84,000     $-0-         $-0-
  Development until January    2002     $180,000        $-0-        $-0-            $-0-             -0-     $-0-         $-0-
  2004, Chief Executive
  Officer until June 1, 2003

Jay Yogeshwar(4)               2004      $12,381      $7,500        $-0-            $-0-             -0-     $-0-         $-0-
President and Chief            2003     $129,000     $10,500        $-0-            $-0-             -0-     $-0-         $-0-
  Technology Officer           2002     $150,000        $-0-        $-0-            $-0-             -0-     $-0-         $-0-
  until January 2004

Paul McKnight(5)               2004     $195,000     $25,000        $-0-            $-0-          50,000     $-0-         $-0-
Chief Financial Officer        2003     $195,000      $9,000        $-0-            $-0-          27,588     $-0-         $-0-
  since October 12, 2004       2002     $196,231      $1,500        $-0-          $1,534             134     $-0-         $-0-

Walter Hinton(6)               2004     $210,000     $50,000        $-0-            $-0-          70,000     $-0-       $3,920
Chief Technical Officer        2003     $210,000     $45,000        $-0-            $-0-          33,642     $-0-       $3,720
  since October 12, 2004       2002     $210,000      $1,500        $-0-          $3,845             337     $-0-         $-0-

----------

(1) Mr. Sweeney was appointed as our Chief Executive Officer effective August 18, 2004 and has also served as our Chairman of the Board since August 2002. Prior to August 18, 2004, Mr. Sweeney served as the President and Chief Executive Officer of MSI, which we acquired on August 18, 2004. Compensation paid to Mr. Sweeney in 2004 includes salary of $93,077 paid by our company after the Acquisition and salary of $127,115 paid by MSI prior to the Acquisition. Included in the 2004 bonus earned by Mr. Sweeney is $220,000 of accrued but unpaid compensation. Compensation in 2003 and 2002 represents compensation paid to Mr. Sweeney by MSI.

(2) Mr. Knaisch served as our Chief Executive Officer from June 2, 2003 to August 18, 2004 (the date of the Acquisition), on which date he was appointed President of our Front Porch Digital division. Included in the 2004 bonus earned by Mr. Knaisch are $117,667 of paid compensation and $25,000 of accrued but unpaid compensation. From June 1, 2003 to December 31, 2003, Mr. Knaisch was an employee of ours and received $117,000 in salary for serving as our Chief Executive Officer. From January 1, 2003 to June 2, 2003, Mr. Knaisch provided consulting services to us and received $100,000 in consulting fees and $12,000 in bonus as compensation for services provided as our Chief Operating Officer. Included in the $129,000 bonus earned by Mr. Knaisch in 2003 was $107,000 of accrued but unpaid compensation. From October 2002 to December 2002, Mr. Knaisch provided consulting services to us and was paid $50,000 in consulting fees and reimbursed $6,700 in business expenses.

(3) Mr. Richman served as our Chief Financial Officer and Treasurer from January 2003 and our Chief Operating Officer from June 2003 until October 12, 2004, on which date he was appointed Senior Vice President - Corporate Development. Included in the 2004 bonus earned by Mr. Richman are $99,133 of paid compensation and $20,000 of accrued but unpaid compensation. From June 1, 2003 to December 31, 2003, Mr. Richman was an employee of ours and received $93,000 in salary for serving in the capacities described above. From January 1, 2003 to May 31, 2003, Mr. Richman provided consulting services to us and received $75,000 in consulting fees and $12,000 in bonus as compensation for services provided as our Chief Financial Officer. Included in the $105,000 bonus earned by Mr. Richman in 2003 was $85,000 of accrued but unpaid compensation. From October 2002 to December 2002, Mr. Richman provided consulting services to us and was paid $30,500 in consulting fees and reimbursed $10,300 in business expenses.

(4) Dr. Yogeshwar resigned as an officer and employee of our company in January 2004. Dr. Yogeshwar was appointed to our board of directors in March 2004 and resigned from such position on August 16, 2004.

(5) Mr. McKnight was appointed to our board of directors in August 2002 and was appointed our Chief Financial Officer on October 12, 2004. Prior to August 18, 2004 (the date of the Acquisition), Mr. McKnight served as the Chief Financial Officer of MSI. Compensation paid to Mr. McKnight in 2004 includes salary and bonus of $66,000 and $25,000, respectively, paid by our Company after the Acquisition and salary of $129,000 paid by MSI prior to the Acquisition. Compensation in 2003 represents compensation paid to Mr.
     McKnight by MSI. Compensation in 2002 represents compensation paid to Mr. McKnight by MSI of $183,731 and compensation of $12,500 paid to Mr. McKnight by us for his role as interim Chief Financial Officer.

(6) Mr. Hinton has served as our Chief Technical Officer since October 12, 2004. Prior to such date, Mr. Hinton served as the Chief Technical Officer of MSI, which was acquired by us in August 2004. Compensation paid to Mr. Hinton in 2004 includes salary and bonus of $71,077 and $45,000, respectively, paid by us after the Acquisition and salary and bonus of $138,923 and $50,000 respectively, paid by MSI prior to the Acquisition. The $50,000 bonus paid in 2004 is included in 2003 compensation as it was accrued but unpaid at December 31, 2003. Compensation in 2003 and 2002 represents compensation paid to Mr. Hinton by MSI.

(7) Mr. Maggi was appointed acting Chief Executive Officer of our company effective December 1, 2001, in which capacity he served until June 1, 2003, at which time he resigned from that office and took the position of Senior Vice President of Business Development. Mr. Maggi resigned as an officer and director of our company in January 2004. Mr. Maggi served as an officer of our company in his capacity as controlling stockholder of Intertainment, Inc., which provided consulting services to our company. Mr. Maggi was not compensated directly by our company. For the year ended December 31, 2004, our company paid Intertainment, Inc. $13,300 for Mr. Maggi's services as Sr. Vice President of Business Development. Included in such payment was $11,500 in consulting fees and $1,800 as reimbursement for a portion of the rent on a New York office he occupied. For the year ended December 31, 2003, our company paid Intertainment, Inc. $358,647 for Mr. Maggi's services as acting Chief Executive Officer and other capacities. Included in such payment was $207,500 in consulting fees, $119,647 in business expense reimbursements, and $31,500 as reimbursement for a portion of the rent on a New York office he occupied. For the year ended December 31, 2002, our company paid Intertainment, Inc. $314,830 for Mr. Maggi's services as acting Chief Executive Officer. Included in such payment was $180,000 in consulting fees, $100,483 in expense reimbursements, and $34,347 as reimbursement for a portion of the rent on a New York office he occupied.

EMPLOYEE BONUS PLAN


     In March 2001, our board of directors adopted the Front Porch Digital Inc. Employee Bonus Plan (the "Bonus Plan") to promote the interests of our company and our stockholders by permitting us to award bonuses in cash or in shares of our common stock to key employees in order to reward such employees for their successful efforts in attaining objectives beneficial to the growth and profitability of our company and to retain their services. We have reserved 200,000 shares, subject to adjustment, of common stock for issuance under the Bonus Plan. As of June 30, 2005, no shares have been issued under this plan. The Bonus Plan will terminate on March 31, 2006, except that our board of directors may terminate the Bonus Plan (except with respect to any outstanding bonus awards) at an earlier date.


     The Bonus Plan is administered by either our board of directors or the Compensation Committee of the board. Members of the Compensation Committee are eligible to receive bonuses only if such bonuses are granted by our board of directors.

     Our board of Directors or the Compensation Committee has the authority to determine which key employees shall be awarded bonuses; the amounts of bonuses and the number of shares of common stock, if any, to be awarded; and all other terms and combinations of performance measurement criteria, which may differ as to various key employees or attainment of certain performance levels. Our board of directors or the Compensation Committee decides whether performance criteria have been met, whether and when to award bonuses, time payment of bonuses, and whether to pay bonuses in cash or in common stock or any combination thereof. The determinations of our board of directors or the Compensation Committee, as the case may be, on these matters shall be conclusive. The number of shares of common stock to be awarded as a bonus is to be equal in value to a fixed cash amount, with the value of such common stock computed at the higher of (a) the fair market value of the common stock to be awarded on date of award, or (b) the par value of the common stock to be awarded.

     Any eligible employee whose employment has terminated for any reason other than death prior to the end of the bonus measurement period may remain eligible for a full or prorated bonus, or may forfeit his bonus in its entirety, in accordance with such terms as may be set for such bonus from time to time by our board of directors or the Compensation Committee. Bonuses payable will be paid to the estate of designee of any eligible employee who has died after termination of employment but before payment of the bonus award. In the event that any eligible employee's employment is terminated either (i) for cause, or
(ii) without the consent of our company, his eligibility for a bonus under the Bonus Plan shall terminate in whole immediately upon termination of employment. If an eligible employee dies while he is employed by us or any of our subsidiaries, his estate or designee shall be eligible to receive a prorated bonus. Bonus rights are not transferable otherwise than by will or the laws of descent and distribution.

     No bonus award of common stock may be made under the Plan unless and until the shares subject to such award have been listed, registered and qualified upon any applicable securities exchange or under any applicable state or federal law, including without limitation, the Securities and Exchange Act of 1933, as amended, and the consent or approval of any governmental regulatory body, necessary or desirable as a condition of, or in connection with, the award or issuance of shares hereunder has been obtained.

EQUITY INCENTIVE PLAN


     In May 2000,  we adopted  our 2000  Equity  Incentive  Plan (the  "Incentra
Option Plan") for the purpose of attracting, retaining and maximizing the performance of executive officers and key employees and consultants. We currently have reserved 600,000 shares of common stock for issuance under the Incentra Option Plan. On May 17, 2005, we increased the number of shares reserved, post reverse split, from 600,000 to 2,262,500. The Incentra Option Plan has a term of ten years. The Incentra Option Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights and restricted stock awards. The Incentra Option Plan is administered by a Compensation Committee of our board of directors (the "Compensation Committee"). The exercise price for non-statutory stock options may be equal to or more or less than 100 percent of the fair market value of shares of common stock on the date of grant. The exercise price for incentive stock options may not be less than 100 percent of the fair market value of shares of common stock on the date of grant (110 percent of fair market value in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of our issued and outstanding shares of common stock).


     Options granted under the Incentra Option Plan may not have a term of more than a ten-year period (five years in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of our common stock) and generally vest over a three-year period. Options generally terminate three months after the optionee's termination of employment by us for any reason other than death, disability or retirement, and are not transferable by the optionee other than by will or the laws of descent and distribution.


     The Incentra Option Plan also provides for grants of stock appreciation rights ("SARs"), which entitle a participant to receive a cash payment, equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price of SAR. The exercise price of any SAR granted under the Incentra Option Plan will be determined by our board of directors at its discretion at the time of the grant. SARs granted under the Incentra Option Plan may not be exercisable for more than a ten-year period. SARs generally terminate one month after the grantee's termination of employment by us for any reason other than death, disability or retirement. Although our board of directors has the authority to grant SARs, it does not have any present plans to do so.


     Restricted stock awards, which are grants of shares of common stock that are subject to a restricted period during which such shares may not be sold, assigned, transferred, made subject to a gift, or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, may also be made under the Option Plan. At this time, our board of directors has not granted, and does not have any plans to grant, restricted shares of common stock.

MANAGEDSTORAGE INTERNATIONAL, INC. - 2000 STOCK OPTION AND GRANT PLAN


     Prior to our acquisition of MSI, which is accounted for as a reverse merger, MSI adopted and administered its 2000 Stock Option and Grant Plan (the "MSI Plan") for its employees, directors, consultants and other key persons. As a result of such acquisition, no additional grants will be made under the MSI Plan; however, outstanding stock options previously issued pursuant to the MSI Plan may be exercised for unregistered shares of common stock. As provided in the MSI acquisition agreements, upon the exercise of any outstanding options issued under the MSI Plan, we will issue 0.03089 shares of our unregistered shares of common stock for each share of MSI common stock that would have been issuable upon the exercise of such options. At October 10, 2005, there were outstanding under the MSI Plan options to purchase 217,032 shares of our common stock.

     The following table sets forth information with respect to the stock options granted to the Named Executive Officers during the year ended December 31, 2004.


              OPTION/SAR GRANTS IN THE YEAR ENDED DECEMBER 31, 2004
                               (INDIVIDUAL GRANTS)

                         Number of    % of Total
                        Securities   Options/SARs
                        Underlying    Granted to    Exercise or
                       Options/SARs  Employees in    Base Price
           Name         Granted (#)   Fiscal Year      ($/Sh)    Expiration Date
           ----         -----------  ------------   -----------  ---------------

Thomas P. Sweeney III       82,500         5.6%        $2.20     March 16, 2014
                         1,023,700        69.5%        $2.80    August 18, 2014


Michael Knaisch             60,000         4.1%        $2.20     March 16, 2014

Matthew Richman             42,500         2.9%        $2.20     March 16, 2014

Donald Maggi                   -0-          0%          N/A           N/A

Jay Yogeshwar                  -0-          0%          N/A           N/A

Paul McKnight               50,000         3.4%        $3.20   November 17, 2014

Walter Hinton               70,000         4.7%        $3.20   November 17, 2014


     The following table sets forth information with respect to each exercise of stock options during the year ended December 31, 2004 by each of the Named Executive Officers and the value at December 31, 2004 of all unexercised stock options held by such persons.

         AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 2004
                       AND DECEMBER 31, 2004 OPTION VALUES

                                                          Number of Securities       Value of Unexercised
                                                         Underlying Unexercised     In-the-money options at
                            Shares                            Options at               December 31, 2004
                          Acquired on      Value           December 31, 2004              Exercisable/
                         Exercise (#)   Realized ($)   Exercisable/ Unexercisable       Unexercisable(1)
                         ------------   ------------   --------------------------   -----------------------
NAME

Thomas P. Sweeney III         -0-           $-0-          75,505/1,182,709(2)           $194,726/$354,847

Michael Knaisch               -0-           $-0-              135,000/-0-                 $49,500/$-0-

Matthew Richman               -0-           $-0-               92,500/-0-                 $34,750/$-0-

Jay Yogeshwar                 -0-           $-0-               1,595/-0-                    $-0-/$-0-

Donald Maggi                10,000        $61,178              46,000/-0-                  $4,600/$-0-

Paul McKnight                 -0-           $-0-            23,794/53,827(3)             $11,785/$9,785

Walter Hinton                 -0-           $-0-            16,821/86,821(4)             $43,382/$43,382

----------

(1) Potential unrealized value is calculated as the fair market value of our common stock at December 31, 2004 ($2.90) per share on the OTC Bulletin Board), less the option exercise price, times the number of shares.

(2) Includes options to purchase 76,509 shares of unregistered common stock issued under the MSI Plan.

(3) Includes options to purchase 3,895 shares of unregistered common stock issued under the MSI Plan.

(4) Includes options to purchase 16,821 shares of unregistered common stock issued under the MSI Plan.


COMPENSATION OF DIRECTORS

     Non-employee independent directors receive $30,000 per annum for their services and are reimbursed out-of-pocket expenses incurred in attending meetings of our board of directors. In April 2004, James Wolfinger and Patrick Whittingham, non-employee directors, were each granted options to purchase up to 25,000 shares of our common stock at a price of $2.20 per share. The options vest pursuant to a three-year vesting schedule.


EMPLOYMENT AGREEMENTS


     On August 18, 2004, we entered into a two-year employment agreement with Thomas P. Sweeney III, our Chairman of the Board of Directors and Chief Executive Officer. Mr. Sweeney's employment agreement contains the following provisions: annual base salary of $275,000 and $300,000 for the first and second years, respectively; annual bonus of up to 100% of the base salary; the payment of insurance premiums under Mr. Sweeney's existing life insurance policy; the issuance of options to purchase up to 1,023,700 shares of our common stock at $2.80 per share, which options are subject to a three-year vesting schedule; severance provisions for the payment of one-year of base salary; a pro-rated bonus and certain benefits in the event of a change of control or the termination of Mr. Sweeney's employment for any reason other than for cause (as defined).

     On December 6, 2004, we entered into a two-year employment agreement with Michael Knaisch, the President of our Front Porch Digital division (and our former Chief Executive Officer). The employment agreement with Mr. Knaisch contains the following provisions: annual base salary of

$200,000, subject to increase at the discretion of the compensation committee of our board of directors and quarterly performance-based bonuses of up to $37,500, as determined by our board, during the fiscal year ending December 31, 2005. The agreement provides that Mr. Knaisch may terminate the agreement upon thirty 30) days prior written notice to us and we may terminate the agreement with or without cause, upon written notice to Mr. Knaisch. If Mr. Knaisch is terminated without cause he will be entitled to receive his full salary and group health plan benefits for twelve months following such termination.

     On June 1, 2003, we entered into a one-year employment agreement, which on June 1, 2004 was automatically renewed for an additional one-year term, with Matthew Richman, our Senior Vice President - Corporate Development (and former Chief Financial Officer and Chief Operating Officer). The employment agreement with Mr. Richman contains the following provisions: annual base salary of $160,000; annual bonus of up to fifty percent (50%) of the base salary, subject to increase at the discretion of the board of directors; a term of one year with automatic renewal; additional life insurance for Mr. Richman paid by us with a benefit equal to three times the annual base salary; and severance provisions for the payment of one-year of annual salary and benefits in the event of a change in control or the termination of the employee's employment for any reason other than for cause (as defined).

     On December 21, 2004, we entered into an at-will employment agreement with Paul McKnight, our Chief Financial Officer. Mr. McKnight's employment agreement contains the following provisions: annual base salary of $210,000, subject to increase at the discretion of the compensation committee of our board of directors, and an annual performance-based bonus of up to $75,000, as determined by our Chief Executive Officer; termination of the agreement by Mr. McKnight upon 30 days prior written notice and by us, with or without cause, upon written notice to Mr. McKnight. Mr. McKnight will be entitled to receive his full salary and group health plan benefits for 12 months following termination if he is terminated by us without cause (as defined).

     On December 21, 2004, we entered into an at-will employment agreement with Walter Hinton, our Chief Technology Officer. Mr. Hinton's employment agreement contains the following provisions: annual base salary of $225,000, subject to increase at the discretion of the compensation committee of our board of directors, and an annual performance-based bonus of up to $75,000, as determined by our Chief Executive Officer, termination of the agreement by Mr. Hinton upon 30 days prior written notice and by us, with or without cause, upon written notice to Mr. Hinton. Mr. Hinton will be entitled to receive his full salary and group health plan benefits for 12 months following termination if he is terminated by us without cause (as defined).


     On October 10, 2005, we entered into a two-year employment agreement, effective October 17, 2005, with Shawn O'Grady, our President and Chief Operating Officer. Mr. O'Grady's employment agreement contains the following provisions: an annual base salary of $240,000, which is subject to increase at the discretion of the compensation committee of our board of directors; a guaranteed performance bonus of $40,000 for the fiscal year ending December 31, 2005; a performance bonus of up to $160,000, but in no event less than $40,000, for the fiscal year ending December 31, 2006; and participation in our Equity Incentive Plan. The employment agreement provides that Mr. O'Grady may terminate the employment agreement upon thirty (30) days prior written notice to us and we may terminate Mr. O'Grady's employment, with or without cause, upon written notice to Mr. O'Grady. If Mr. O'Grady is terminated without cause, he will be entitled to receive his full salary and group health plan benefits for 12 months following such termination.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information as of October 10, 2005 regarding beneficial stock ownership of (i) all persons known to us to be beneficial owners of more than five percent (5%) of our outstanding common stock and Series A preferred stock, (ii) each of our directors, (iii) the Named Executive Officers and (iv) all of our officers and directors as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated:

                                                                              Number of
                                                                                Shares             Percent of
                                                                             Beneficially         Outstanding
                   Name                             Title of Class             Owned(1)           Shares(2)(3)
                   ----                             --------------           ------------         ------------
5% BENEFICIAL OWNERS
--------------------
Great Hill Equity Partners LP               Common Stock                       3,732,612             24.9%(4)
One Liberty Square                          Series A Preferred Stock             843,170             34.2%
Boston, MA  02109

Tudor Investment Corporation                Common Stock                       2,684,612             17.5%(5)
1275 King Street                            Series A Preferred Stock           1,004,405             40.7 %
Greenwich, CT 06831

J.P. Morgan Direct Venture Capital          Common Stock                       2,330,797             16.0%(6)
  Institutional Investors, LLC              Series A Preferred Stock             602,775             24.4%
522 Fifth Avenue
New York, NY  10036

Alfred N. Curmi                             Common Stock                       1,135,580              8.5%(7)
910 Seasage Drive
Delray Beach, Florida 33483

DIRECTORS AND NAMED EXECUTIVE OFFICERS
--------------------------------------

Christopher S. Gaffney                      Common Stock                       3,732,612             24.9%(4)
One Liberty Square                          Series A Preferred Stock             843,170             34.2%
Boston, MA  02109

Thomas P. Sweeney III                       Common Stock                       1,047,659              7.4%(8)
1140 Pearl Street                           Series A Preferred Stock              16,588              *
Boulder, CO  80302

Michael Knaisch                             Common Stock                         199,814              1.5%(9)
1140 Pearl Street
Boulder, CO  80302

Matthew Richman                             Common Stock                         152,514              1.1%(10)
1140 Pearl Street
Boulder, CO  80302

                                                                              Number of
                                                                                Shares             Percent of
                                                                             Beneficially         Outstanding
                   Name                             Title of Class             Owned(1)           Shares(2)(3)
                   ----                             --------------           ------------         ------------
James Wolfinger                             Common Stock                          67,857                 *(11)
1140 Pearl Street
Boulder, CO  80302

Walter Hinton                               Common Stock                          28,726                 *(12)
1140 Pearl Street
Boulder, CO  80302

Paul McKnight                               Common Stock                          25,372                 *(13)
1140 Pearl Street
Boulder, CO  80302

Patrick Whittingham                         Common Stock                           8,333                 *(14)
12 Heron Drive
Old Tappan, NJ  07675

Shawn O'Grady                                      --                                 --               --
1140 Pearl Street
Boulder, CO  80302

Carmen J. Scarpa                                   --                                 --               --
50 Rowes Wharf, 6th Floor
Boston, MA  02110

All directors and executive                 Common Stock                       5,262,887             32.7%
officers as a group (10 persons)            Series A Preferred Stock             859,758             34.9%


----------
*    Constitutes less than 1%


(1) For the purposes of this table, a person is deemed to have "beneficial ownership" of any shares of capital stock that such person has the right to acquire within 60 days of October 10, 2005.

(2) All percentages for common stock are calculated based upon a total of shares outstanding as of, October 10, 2005, plus, in the case of the person for whom the calculation is made, that number of shares of common stock that such person has the right to acquire within 60 days after October 10, 2005.

(3) All percentages for Series A preferred stock are calculated based upon a total of 2,466,971 shares outstanding as of October 10, 2005.

(4) Represents 3,611,082 shares of common stock owned of record by Great Hill Equity Partners LP ("GHEP") (assuming conversion of 815,715 shares of Series A preferred stock into 1,631,430 shares of common stock) and 121,530 shares of common stock owned of record by Great Hill Investors, LLC ("GHI") (assuming conversion of 27,455 shares of Series A preferred stock into 54,909 shares of common stock). The foregoing numbers represent shares for which GHEP GHI each has shared dispositive and voting power. Such shares may be deemed to be beneficially owned by Great Hill Partners GP, LLC ("GP"), the general partner of GHEP, Great Hill Partners, LLC ("GHP"), a manager of GP and Messrs. Christopher S. Gaffney, John G. Hayes and Stephen
     F. Gormley, the managers of GHI, GHP and GP. Share information is furnished in reliance on the Schedule 13D dated August 18, 2004 filed by the persons named herein with the Securities and Exchange Commission. The persons named herein have each specifically disclaimed that they are a member of a group for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(5) Represents 2,416,209 shares of common stock owned of record by Tudor Ventures II LP ("Tudor") (assuming conversion of 903,994 shares of Series A preferred stock into 1,807,988 shares of common stock), 266,589 shares of common stock owned of record by The Raptor Global Portfolio Ltd. ("Raptor") (assuming conversion of 99,741 shares of Series A preferred stock into 199,482 shares of common stock), and 1,814 shares of common stock held by The Altar Rock Fund LP ("Altar") (assuming conversion of 670 shares of Series A preferred stock into 1,340 shares of common stock). The foregoing numbers represent shares for which Tudor, Raptor and Altar each has shared dispositive and voting power. Such shares may be deemed to be beneficially owned by Tudor Investment Corporation ("TIC"), the sole general partner of Altar and an investment advisor for Tudor and Raptor, and Paul Tudor Jones, II, the controlling stockholder of TIC. Tudor Ventures Group LP ("TV GP"), the general partner of Tudor, and Tudor Ventures Group LLC, the general partner of TV GP, may also be deemed to be beneficial owners of the shares held by Tudor. Share information is furnished in reliance on the Schedule 13D dated August 18, 2004 filed by the persons named herein with the Securities and Exchange Commission. The persons named herein have each specifically disclaimed that they are a member of a group for purposes of
     Section 13(d) or 13(g) of the Exchange Act.

(6) Represents 1,924,580 shares of common stock owned of record by JP Morgan Direct Venture Capital Institutional Investors LLC ("JPM Institutional") (assuming conversion of 497,532 shares of Series A preferred stock into 995,063 shares of common stock), 311,514 shares of common stock owned of record by JP Morgan Direct Venture Private Investors LLC ("JPM Private") (assuming conversion of 81,136 shares of Series A preferred stock into 162,273 shares of common stock), and 94,703 shares of common stock owned of record by 522 Fifth Avenue Fund, LP ("522 Fund") (assuming conversion of 24,107 shares of Series A preferred stock into 48,214 shares of common stock). The foregoing numbers represent shares for which JPM Institutional, JPM Private and 522 Fund each has shared dispositive and voting power. The shares held by JPM Institutional may be deemed to be beneficially owned by JPMorgan Chase Bank ("JPMCB"), its investment advisor, and JPMorgan Chase & Co., the parent of JPMCB. The shares held by JPM Private may be deemed to be beneficially owned by J.P. Morgan Investment Management Inc. ("JPMIM"), its investment advisor. The shares held by 522 Fund may be deemed to be beneficially owned by 522 Fifth Avenue Corp. ("522 Corp."), its general partner, JPMIM, its investment advisor and the sole stockholder of 522 Corp., J.P. Morgan Fleming Asset Management Holdings Inc. ("Fleming"), the sole stockholder of JPMIM, and JPMCB, the sole stockholder of Fleming and the indirect parent of JPMIM. Share information is furnished in reliance on the Schedule 13D dated August 18, 2004 filed by the persons named herein with the Securities and Exchange Commission. The persons named herein have each specifically disclaimed that they are a member of a group for purposes of Section 13(d) or 13(g) of the Exchange Act.


(7) Share information is furnished in reliance on the Schedule 13G dated March 2, 2005 filed by Mr. Curmi with the Securities and Exchange Commission.

(8) Represents 122,443 shares of common stock owned of record by Equity Pier LLC, of which Mr. Sweeney is the founder and managing member, 332,470 shares issuable upon the exercise of presently exercisable warrants held by Equity Pier LLC, 141,827 shares of common stock owned of record by Mr. Sweeney, and 417,742 shares issuable upon the exercise of presently exercisable options held by Mr. Sweeney and assumes conversion of 16,588 shares of Series A preferred stock owned of record by Mr. Sweeney into 33,177 shares of common stock.

(9) Represents 64,814 shares of common stock owned of record by Mr. Knaisch and 135,000 shares of common stock issuable upon the exercise of presently exercisable options held by Mr. Knaisch.

(10) Represents 60,014 shares of common stock owned of record by Mr. Richman and 92,500 shares of common stock issuable upon the exercise of presently exercisable options held by Mr. Richman.

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


(11) Represents 59,524 hares owned of record by Mr. Wolfinger and 8,333 shares of common stock issuable upon the exercise of presently exercisable options held by Mr. Wolfinger.

(12) Represents 11,905 shares of common stock owned of record by Mr. Hinton and 16,821 shares issuable upon the exercise of presently exercisable options held by Mr. Hinton.

(13) Represents 134 shares of common stock owned of record by Mr. McKnight, 100 shares of common stock owned by Mr. McKnight's spouse and 25,138 shares issuable upon the exercise of presently exercisable options held by Mr. McKnight. Mr. McKnight is a member of Equity Pier LLC and disclaims beneficial ownership of the shares of common stock beneficially owned by such entity.

(14) Represents shares of common stock issuable upon the exercise of presently exercisable options held by Mr. Whittingham.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During 2003, MSI purchased one of our 8% convertible notes having a principal amount of $250,000 in our private placement of convertible notes. Upon our acquisition of MSI in August 2004, that note was converted into shares of common stock and outstanding interest of $19,167 was cancelled. At the time of the sale of the note, Thomas P. Sweeney III, our Chairman of the Board and Chief Executive Officer, was the President and a director of MSI.

     During 2003 and 2004, MSI provided services to us in human resources, finance and technology support in exchange for service fees. Service fees outstanding at the time of our acquisition of MSI in the amount of $180,516 were cancelled upon consummation of our acquisition of MSI.

     At the time of our acquisition of MSI, Thomas P. Sweeney III, our Chairman of the Board and Chief Executive Officer, was the President and Chief Executive Officer of MSI, and Paul McKnight, our Chief Financial Officer and a director, was the Chief Financial Officer of MSI. In addition, immediately prior to the acquisition, MSI was the beneficial owner of approximately 19% of the outstanding shares of our common stock.


     Thomas P. Sweeney III, our Chairman and Chief Executive Officer, is the founder and Managing Partner of Equity Pier LLC ("Equity Pier"), a beneficial owner of 5.8% of our outstanding common stock. During 2004 and 2003, we incurred liabilities to Equity Pier totaling approximately $6,866 and $16,000, respectively, primarily related the reimbursement of airplane usage, travel and business expenses incurred by Mr. Sweeney and those incurred by our executives. We also leased office space from Equity Pier in 2004 and 2003 and incurred total costs incurred under the leasing arrangement and associated expenses (utilities, supplies and insurances) amounted to approximately $130,252 and $18,000, respectively. We paid consulting fees and other reimbursable expenses to the members of Equity Pier during 2004 in the amount of $32,183. At December 31, 2004, we owed Equity Pier approximately $470, which amount has since been paid. On a pro forma basis, as though we had owned MSI during the period January 1, 2004 through December 31, 2004, liabilities incurred to Equity Pier were $100,571 for reimbursement of airplane usage, $250,347 for leasing arrangements and associated expenses (utilities, supplies and insurances) and $32,183 for consulting fees and other reimbursable expenses to the members of Equity Pier.

     During 2004, Patrick Whittingham, a member of our board of directors, had a consulting agreement with us. During 2004, we paid Mr. Whittingham $18,711 in consulting fees and expenses.



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


                            DESCRIPTION OF SECURITIES


     Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share, of which 2,500,000 shares are designated as Series A preferred stock, par value $.001 per share. As of October 10, 2005, 13,326,353 shares of common stock were issued and outstanding and 2,466,971 shares of Series A preferred stock (which are convertible into 4,933,942 shares of common stock) were issued and outstanding. In addition, at such date, 4,074,071 shares of common stock were reserved for issuance upon the exercise of outstanding options and warrants and 4,274,646 shares were reserved for issuance upon the conversion of the outstanding principal under convertible debt securities.


COMMON STOCK

     VOTING, DIVIDEND AND OTHER RIGHTS. Each outstanding share of common stock will entitle the holder to one vote on all matters presented to the stockholders for a vote. Holders of shares of common stock have no preemptive, subscription or conversion rights. All shares of common stock to be outstanding following this offering will be duly authorized, fully paid and non-assessable. Our board of directors will determine if and when distributions may be paid out of legally available funds to the holders. We have not declared any cash dividends during the past fiscal year with respect to the common stock. Our declaration of any cash dividends in the future will depend on a determination by our board of directors as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. In addition, we are a party to a credit facility that prohibits the payment of dividends without the lender's prior consent.

     RIGHTS UPON LIQUIDATION. Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

     MAJORITY VOTING. The holders of a majority of our outstanding shares of common stock constitute a quorum at any meeting of the stockholders. A plurality of the votes cast at a meeting of stockholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of stockholders must authorize stockholder actions other than the election of directors. Most amendments to our certificate of incorporation require the vote of the holders of a majority of all outstanding voting shares.

PREFERRED STOCK

     Our board of directors has the authority to divide the authorized preferred stock into series, the shares of each series to have such relative rights and preferences as shall be fixed and determined by our board of directors. The provisions of a particular series of authorized preferred stock, as designated by the board of directors, may include restrictions on the payment of dividends on common stock. Such provisions may also include restrictions on our ability to purchase shares of common stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance of such shares could result in a reduction in the voting power of the holders of common stock. In the event of any dissolution, liquidation or winding up of our company, whether voluntary or involuntary, the holders of the preferred stock may receive, in priority over the holders of common stock, a liquidation preference established by our board of directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of

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


authorized preferred stock could result in a reduction in the assets available for distribution to the holders of common stock in the event of the liquidation of our company.

SERIES A PREFERRED STOCK


     On  August  17,  2004,  we  filed  a  Certificate  of   Designations   (the
"Certificate of Designations") with the Nevada Secretary of State designating 2,500,000 shares of our preferred stock as Series A convertible preferred stock.

     CONVERSION. Holders of Series A preferred stock shall have the right to convert each of their shares of Series A preferred stock into such number of fully paid and nonassessable shares of common stock as is determined by dividing the number of shares of Series A preferred stock held by such holder by the conversion price at the time of such conversion. The initial conversion price per share for shares of Series A preferred stock is $6.30 (subject to certain adjustments as set forth in the Certificate of Designations). All outstanding shares of Series A preferred stock may also be automatically converted upon the election of the holders of 80% of the outstanding shares of Series A preferred stock.

     VOTING, DIVIDEND AND OTHER RIGHTS. Each outstanding share of Series A preferred stock will entitle the holder to two votes of common stock on all matters presented to the common stockholders for a vote. So long as at least 500,000 shares of the originally-issued shares of Series A preferred stock are outstanding, the holders of Series A preferred stock have the right to elect three directors to our board of directors. Our board of directors will determine if and when distributions may be paid out of legally available funds to the holders of Series A preferred stock. If and when our board of directors determines to make distributions to the holders of our common stock, the holders of Series A preferred stock shall be entitled to participate on a pro rata basis (determined on an as-if-converted basis).

     REDEMPTION. At any time after August 18, 2004, holders of at least 80% of the outstanding shares of Series A preferred stock may elect at any time to have all of the outstanding shares of Series A preferred stock redeemed by us. The price for each share of Series A preferred stock redeemed shall be equal to the greater of (i) $12.60 (subject to certain adjustments) per each share of Series A preferred stock plus an amount equal to all accumulated but unpaid dividends on such share of Series A preferred stock (collectively, the "Series A
Preference Amount") and (ii) the fair market value of the common stock into which the Series A preferred stock is then convertible.


     RIGHTS UPON LIQUIDATION. Upon liquidation, the holders of the Series A preferred stock shall be entitled to receive distributions before any amount shall be paid to the holders of common stock or any other junior capital stock. The liquidation distribution shall be equal to the Series A Preference Amount. Alternatively, the holders of Series A preferred stock may receive the amount they would have received had they converted their shares into common stock immediately prior to the liquidation. In addition, holders of at least 80% of the outstanding shares of Series A preferred stock may elect to have certain transactions treated as a liquidation event which would give rise to the liquidating distributions discussed herein.

REGISTRATION RIGHTS


     In connection with our acquisition of MSI, we granted registration rights to certain former MSI stockholders pursuant to the terms of two registration rights agreements. One agreement provides that at any time after February 18, 2006, the holders of at least 51% of the Series A preferred stock have the right to cause us to register under the Securities Act the shares of common stock underlying the Series A preferred stock issued to such holders in our acquisition of MSI. In addition, such agreement provides for the grant of "piggy-back" and S-3 registration rights to such holders. The other agreement provides for


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



the grant of "piggy-back" registration rights certain former MSI stockholders. None of the registration rights of the former holders of MSI stockholders have been exercised or are presently exercisable.

     In connection with our acquisition of Incentra of CA, we granted registration rights to the former Incentra of CA principal stockholder, pursuant to the terms of a registration rights agreement. The agreement provides that at any time after March 1, 2006, the former stockholder shall have the right to cause us to register under the Securities Act the shares of common stock and the shares of common stock issuable upon conversion of a convertible promissory note issued to him in the acquisition. In addition, such agreement provides for the grant of "piggy-back" registration rights to the former stockholder.

     In connection with our acquisition of PWI, we granted registration rights to two former stockholders of PWI and one former noteholder of PWI, pursuant to the terms of a registration rights agreement. The agreement provides that at any time after March 31, 2006, the former stockholders and noteholder shall have the right to cause us to register under the Securities Act the shares of common stock issued to them on the closing date of the transaction and the shares issuable pursuant to an earn-out provision more fully described in the governing documents. In addition, such agreement provides for the grant of "piggy-back" registration rights to the former stockholders and noteholder.

     In connection with obtaining our two loan facilities from Laurus, we agreed to register under the Securities Act the shares of our common stock into which the promissory notes we issued to Laurus are convertible and for which the stock purchase warrants we issued to Laurus are exercisable, and to maintain the effectiveness of any such registration statements until the earliest of the date on which (i) all shares registered thereunder have been sold, (ii) all shares registered thereunder may be sold immediately without registration under the Securities Act and without volume registrations pursuant to Rule 144(k) under the Securities Act and (iii) all amounts payable to the Laurus under the promissory notes for which registered shares are issuable upon conversion have been paid in full.


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Interwest Transfer Company Inc., 1981 Murray Holladay Road, Salt Lake City, Utah 84117.

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



                               SELLING STOCKHOLDER

THE JUNE 2005 FACILITY

     On June 30, 2005, we entered into a three-year, $9.0 million revolving, convertible credit facility (the "2005 Facility") with Laurus. Pursuant to the terms of the 2005 Facility, the maximum principal amount of all borrowings cannot exceed 90% of the combined eligible accounts receivable of our company, STAR and Incentra of CA. Borrowings under the 2005 Facility accrue interest at the `prime rate' (as published in The Wall Street Journal) plus 1%, which is subject to reduction if the market price of our common stock exceeds certain designated thresholds. We also issued to Laurus a seven-year warrant that entitles the holder thereof to purchase up to 400,000 shares of our common stock at a price of $2.63 per share (subject to adjustment for dilutive issuances, stock splits, stock dividends and the like) at any time prior to June 30, 2012. On July 5, 2005, we borrowed $6.0 million under the 2005 Facility, which amount remained outstanding at October 10, 2005. Under the 2005 Facility, we issued two separate promissory notes:

  o We issued a minimum borrowing note (the "Laurus MBN") in the principal amount of $3.0 million that matures on June 30, 2008 and is convertible into shares of our common stock at $2.05 per share, subject to adjustment. The common shares issuable upon the conversion of the Laurus MBN may be offered and sold under this prospectus. The Laurus MBN may be prepaid or redeemed prior to maturity only upon payment of 125% of the outstanding principal balance, together with accrued but unpaid interest thereon. In the event the full balance of the Laurus MBN is converted into shares of common stock, Laurus has the right to require us to issue an additional minimum borrowing note in the principal amount of $3.0 million that is convertible into shares of our common stock at the then-current market price of our common stock, which would maintain the size of the total facility at $9.0 million. If we are required to issue the additional minimum borrowing note, we would be obligated to register under the Securities Act the additional shares of our common stock that would be reserved for issuance upon conversion of such note. At October 10, 2005, the outstanding principal amount of the Laurus MBN was $3.0 million.

  o We issued a revolving convertible note (the "Revolving Note") in the principal amount of $6.0 million that matures on June 30, 2008 and is convertible into shares of our common stock that will not be registered for resale under the Securities Act. Of the $6.0 million principal amount outstanding under the Revolving Note, the first $3.0 million is convertible into restricted shares of our common stock at a conversion price of $2.56 per share, subject to adjustment, and the second $3.0 million is convertible into restricted shares of our common stock at a conversion price of $2.99 per share, subject to adjustment. The outstanding principal amount of the Revolving Note may be prepaid from time to time without penalty. At October 10, 2005, the outstanding principal amount of the Revolving Note was $3.0 million. We are not registering for resale the shares of our common stock issuable upon conversion of the Revolving Note.

     The 2005 Facility contains certain negative covenants that require us to obtain the prior written consent of Laurus or to otherwise comply with certain specific requirements in order for us to take certain actions at any time when borrowings remain outstanding under the 2005 Facility. These negative covenants include, without limitation, restrictions on our ability to

        o  incur or assume indebtedness (other than trade debt);

        o  issue shares of preferred stock;


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



        o pay or make any dividend or distribution on any class of our capital stock;

        o create or permit the existence of any subsidiary, other than subsidiaries in existence on the date of the 2005 Facility;

        o enter into any merger, consolidation or reorganization, with limited exceptions; or

        o sell, lease or transfer our assets, except in the ordinary course of business.

     As security for our obligations to Laurus under the 2005 Facility, we granted to Laurus a blanket security interest in all of the assets of PWI and Incentra of CA, two of our wholly-owned subsidiaries, and we entered into a stock pledge with Laurus for the capital stock of PWI and Incentra of CA. If an event of default occurs under the Laurus financing documents, 125% of the unpaid principal balance, plus accrued interest and fees, will become immediately due and Laurus will be entitled to payment of a default interest rate of 1.5% per month on all amounts due. Such events of default include, without limitation, the following:

        o a failure to pay interest and principal payments under our promissory notes issued to Laurus within three days of when due;

        o a breach by us of any material covenant or term or condition of our promissory notes issued to Laurus, or in any of the Laurus financing documents, if not cured within 15 days of such breach;

        o a breach by us of any material representation or warranty made in our promissory notes issued to Laurus, or in any of the Laurus financing documents;

        o if we make an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us, or any form of bankruptcy or insolvency proceeding is instituted by us, or any involuntary proceeding is instituted against us if not vacated within 30 days;

        o the filing of any money judgment or similar final process against us for more than $100,000, which remains unvacated, unbonded or unstayed for a period of 30 days;

        o if our common stock is suspended for five consecutive days or for five days during any ten consecutive days from a principal market or pursuant to a SEC stop order; and

        o a failure by us to timely deliver shares of common stock when due upon conversions of the Laurus notes.

     Upon an event of default, Laurus will be entitled to specified remedies, including remedies under the Uniform Commercial Code.

     Pursuant to a registration rights agreement between our company and Laurus, we were obligated to (a) file within 55 days of the date of the funding of the Laurus MBN the registration statement of which this prospectus forms a part (the "Registration Statement") to register under the Securities Act the resale of the shares of our common stock issuable upon the conversion of the Laurus MBN or the exercise of certain stock purchase warrants and (b) use our best efforts to have the Registration Statement declared effective under the Securities Act as promptly as possible, but in any event prior to the 115th day following the date of funding of the Laurus MBN. We are also obligated to maintain the effectiveness of the Registration Statement until the earliest of the date on which (i) all shares registered thereunder have been sold, (ii) all shares registered thereunder may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k) or (iii) all amounts payable under the Laurus MBN have been paid in full. Laurus is entitled to certain monetary remedies if we do not timely comply with our registration obligations.

     Under the terms of the 2005 Facility and the warrants issued in connection with the 2005 Facility, Laurus may not exercise such warrants or convert the principal or interest payable under the Laurus MBN or the Revolving Note if such exercise or conversion would result in Laurus beneficially owning more than 4.99% of our outstanding common stock without first providing us 75 days' prior notice.

     This summary of the material terms of the 2005 Facility is not a complete description of the material terms thereof and is qualified in its entirety by reference to the agreements entered into in connection with the 2005 Facility, which agreements are attached as exhibits to the registration statement of which this prospectus forms a part.

AMENDMENTS TO MAY 2004 FACILITY

     The 1,480,362 shares of our common stock underlying the convertible term note (the "2004 Term Note") issued to Laurus in connection with the May 2004 Facility in the original principal amount of $5.0 million, as well as the 443,500 shares underlying stock purchase warrants issued in connection with the May 2004 Facility and the 412,500 shares underlying stock purchase warrants issued in lieu of cash penalties thereunder, have been registered for resale under the Securities Act under our registration statement on Form SB-2 (Reg. No. 333-116942). At October 10, 2005, the outstanding principal amount of the 2004 Term Note was approximately $3,317,000. On each of May 4, 2005, May 31, 2005, August 1, 2005 and August 31, 2005, we amended the 2004 Term Note issued to Laurus in connection with the May 2004 Facility (collectively, the "Laurus Amendments") to provide that Laurus may convert the principal and interest payments due on those dates at a price below the then-applicable fixed conversion price of the 2004 Term Note. As a result of the Laurus Amendments, an additional 246,770 shares of our common stock were issued to Laurus under the 2004 Term Note, which shares have been registered for resale under the registration statement of which this prospectus forms a part. The terms of the 2004 Term Note also provide that Laurus may not exercise or convert its convertible securities if such exercise or conversion would result in Laurus beneficially owning more than 4.99% of our outstanding common stock without first providing us 75 days' prior notice. Furthermore, the monthly amount of principal and interest to be converted by Laurus under the 2004 Term Note may not exceed twenty percent (20%) of the aggregate dollar trading volume of our common stock for the twenty (20) trading day period immediately preceding the date Laurus directs us to pay any portion of the monthly amount due in shares of our common stock.

     The following table sets forth information with respect to the number of shares of common stock beneficially owned by Laurus, and the number of such shares as adjusted to give effect to the sale of the maximum number of shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The calculation of the shares beneficially owned does not take into account the limitation on more than 4.99% beneficial ownership by Laurus or the dollar trading volume limitation contained in the terms of our credit facilities with Laurus (as discussed above). The information in the table below is current as of October 10, 2005. All information contained in the table below is based upon information provided to us by Laurus and we have not independently verified this information. Laurus is not making any representation that any shares covered by this prospectus will be offered for sale. Laurus may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.


     For purposes of this table, except as described above, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to options or warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After Offering" column assumes the sale of all shares offered.




                             NUMBER OF
                              SHARES                                      NUMBER OF
                           BENEFICIALLY                                     SHARES
                               OWNED                    NUMBER           BENEFICIALLY
                             PRIOR TO                 OF SHARES          OWNED AFTER
   SELLING STOCKHOLDER      OFFERING(1)     %        OFFERED((3))         OFFERING(1)        %
   -------------------      -----------   -----    ----------------    ----------------    -----
Laurus Master Fund, Ltd(2)   5,198,324    28.5%      2,428,477(4)          2,769,847       15.2%

----------

(1) For purposes of this table beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to options or warrants exercisable within 60 days. All percentages for common stock are calculated based upon a total of shares outstanding as of October 10, 2005, plus that number of shares of common stock that Laurus has the right to acquire within 60 days of October 10, 2005.

(2) Laurus Capital Management, L.L.C. exercises voting and investment power on behalf of Laurus Master Fund, Ltd., and may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of and the natural persons exercising the voting power of Laurus Capital Management, L.L.C. Neither Laurus Capital Management, L.L.C. nor Laurus Master Fund, Ltd is a registered broker-dealer or an affiliate of a broker dealer. The inclusion of any shares in this table does not constitute an admission of beneficial ownership.

(3) The actual number of shares of our common stock offered hereby, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of any warrant or conversion of any note by reason of adjustment mechanisms described therein, by reason of penalty provisions described therein, or by reason of any future stock splits, stock dividends or similar transactions involving our common stock, in order to prevent dilution, in accordance with Rule 416 under the Securities Act.

(4) Includes (i) 1,781,707 shares of our common stock issuable upon conversion of outstanding principal (1,463,415 shares) and interest (318,292 shares) under the Laurus MBN issued to Laurus under the 2005 Facility; (ii) 400,000 shares of our common stock issuable upon the exercise of stock purchase warrants issued to Laurus in connection with the 2005 Facility; and (iii) an aggregate of 246,770 shares of our common stock issued to Laurus in connection with the payment of principal (215,941 shares) and interest (28,829 shares) as a result of amendments to the 2004 Term Note. In each case, the number of shares presented in the table represents the maximum number of shares issuable under that convertible security.

     No affiliate of Laurus has held any position or office with us or any of our affiliates and Laurus has not had any other material relationship with us or any of our affiliates within the past three years other than as a result of its ownership of shares of our equity securities.

     As explained below under "Plan of Distribution," we have agreed with Laurus to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement of which this prospectus is a part.

                              PLAN OF DISTRIBUTION


Laurus may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Laurus may use any one or more of the following methods when selling shares:


        o  ordinary  brokerage   transactions  and  transactions  in  which  the
           broker-dealer solicits purchasers;

        o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        o  purchases  by  a  broker-dealer   as  principal  and  resale  by  the
           broker-dealer for its account;

        o an exchange distribution in accordance with the rules of the applicable exchange;

        o  privately negotiated transactions;


        o broker-dealers may agree with Laurus to sell a specified number of such shares at a stipulated price per share;


        o  a combination of any such methods of sale; and

        o  any other method permitted pursuant to applicable law.


     Laurus may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The terms of our credit facilities with Laurus prohibit Laurus from engaging in short sales of our securities.

     Broker-dealers engaged by Laurus may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Laurus (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Laurus does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by Laurus. Laurus may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

     Laurus may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus.

     Laurus may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus.

     We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify Laurus against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Laurus acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by Laurus. If we are notified by Laurus that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If Laurus uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may apply to sales of our common stock and the activities of Laurus. If Laurus is deemed to be a "statutory underwriter" within the meaning of Section 2(11) of the Securities Act, the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of our common stock by Laurus. In such case, under Regulation M, neither Laurus nor its agents may bid for, purchase or attempt to induce any person to bid for or purchase, shares of our common stock while Laurus is distributing any shares covered by this prospectus. In addition, Laurus is not permitted to cover short sales by purchasing shares while the distribution is taking place. Laurus should be advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the plan of distribution, then, to the extent required, a post-effective amendment to the registration statement of which this prospectus forms a part must be filed with the SEC.



                                  LEGAL MATTERS

     The legality of the issuance of the shares offered in this prospectus will be passed upon for us by Pryor Cashman Sherman & Flynn LLP, New York, New York 10022. Pryor Cashman Sherman & Flynn LLP holds a warrant to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share. In addition, a member of Pryor Cashman Sherman & Flynn LLP holds warrants to purchase an aggregate of 22,500 shares of our common stock at an exercise price of $1.00 per share.

                                     EXPERTS


     The consolidated financial statements as of and for the year ended December 31, 2004 included herein have been audited by GHP Horwath, P.C., independent registered public accounting firm, for the period and the extent set forth in their report (which includes an explanatory paragraph describing that on August 18, 2004, we acquired MSI in a transaction recorded as a reverse merger) appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

     The consolidated financial statements of MSI, the acquirer of our company for accounting purposes, for the year ended December 31, 2003 have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The audit report covering the December 31, 2003 financial statements notes that on August 18, 2004, MSI was acquired by us in a transaction accounted for as a reverse merger whereby MSI was the acquirer for accounting purposes.



                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the SEC a registration statement on Form SB-2 (including exhibits and schedules) under the Securities Act, with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our company and the common stock offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.


     We file quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http//www.sec.gov.

                            INCENTRA SOLUTIONS, INC.
                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page

(a)  Interim Unaudited Financial Information of Incentra Solutions, Inc.

     Unaudited Condensed Consolidated Balance Sheet as of June 30, 2005......F-1

     Unaudited Condensed Consolidated Statements of Operations and
     Comprehensive Loss for the three and six months ended
     June 30, 2005 and 2004..................................................F-2

     Unaudited Condensed Consolidated Statements of Cash Flows
     for the six months ended June 30, 2005 and 2004.........................F-3

     Notes to Unaudited Condensed Consolidated Financial.....................F-4


(b) Financial Statement of Incentra Solutions, Inc.

    Report of Independent Registered Public Accounting Firm - GHP
    Horwath, P.C............................................................F-21

    Report of Independent Registered Public Accounting Firm - KPMG LLP......F-22

    Consolidated Balance Sheet as of December 31, 2004......................F-23

    Consolidated Statements of Operations for the years ended
    December 31, 2004 and 2003..............................................F-24

    Consolidated Statements of Mandatorily Redeemable Preferred Stock
    for the years ended December 31, 2004 and 2003..........................F-25

    Consolidated Statements of Shareholders' Deficit and Comprehensive
    Loss for the years ended December 31, 2004 and 2003.....................F-27

    Consolidated Statements of Cash Flows for the years ended
    December 31, 2004 and 2003..............................................F-29

    Notes to Consolidated Financial Statements..............................F-31

                    INCENTRA SOLUTIONS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2005
                                   (UNAUDITED)


ASSETS
Current assets:
  Cash and cash equivalents                                                                                           $   2,058,585
  Accounts receivable, net of allowance for doubtful accounts of $260,000                                                12,309,757
  Other current assets                                                                                                    1,036,076
                                                                                                                      -------------
Total current assets                                                                                                     15,404,418
                                                                                                                      -------------

Property and equipment, net                                                                                               2,366,712
Capitalized software development costs, net                                                                               1,655,837
Intangible assets, net                                                                                                   14,916,003
Goodwill                                                                                                                 14,482,287
Other assets                                                                                                                894,149
                                                                                                                      -------------
                                                                                                                         34,314,988
                                                                                                                      -------------

TOTAL ASSETS                                                                                                          $  49,719,406
                                                                                                                      =============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of note payable, capital leases and other long-term obligations                                     $   4,495,929
  Accounts payable                                                                                                        9,612,801
  Accrued expenses                                                                                                        3,720,186
  Current portion of deferred revenue                                                                                     1,378,109
                                                                                                                      -------------
Total current liabilities                                                                                                19,207,025
                                                                                                                      -------------

Note payable, capital leases and other long-term obligations, net of current portion                                      6,317,932
Deferred revenue, net of current portion                                                                                    109,105
                                                                                                                      -------------
                                                                                                                          6,427,037
                                                                                                                      -------------
TOTAL LIABILITIES                                                                                                        25,634,062
                                                                                                                      -------------

Commitments and contingencies

Series A convertible redeemable preferred stock, $.001 par value, $31,500,000 liquidation preference,
2,500,000 shares authorized, 2,466,971 shares issued and outstanding                                                     23,309,550
                                                                                                                      -------------

Shareholders' equity:
  Preferred stock, nonvoting, $.001 par value, 2,500,000 shares                                                                  --
  authorized, none issued or outstanding
  Common stock, $.001 par value, 200,000,000 shares authorized, 13,030,446 shares issued,                                        --
  12,887,082 shares outstanding, 143,364 shares in treasury                                                                  12,887
  Additional paid-in capital                                                                                            124,021,141
  Accumulated other comprehensive loss                                                                                     (134,766)
  Accumulated deficit                                                                                                  (123,123,468)
                                                                                                                      -------------
TOTAL SHAREHOLDERS' EQUITY                                                                                                  775,794
                                                                                                                      -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                                            $  49,719,406
                                                                                                                      =============


See accompanying notes to unaudited condensed consolidated financial statements.

                    INCENTRA SOLUTIONS, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                   (UNAUDITED)

                                                                         THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,

                                                                             2005           2004           2005            2004
                                                                             ----           ----           ----            ----
Revenues:
  Products                                                               $ 13,788,519   $     30,500   $ 17,020,031    $    402,000
  Services                                                                  3,810,713      1,867,531      6,586,364       3,859,827
                                                                         ------------   ------------   ------------    ------------
TOTAL REVENUES                                                             17,599,232      1,898,031     23,606,395       4,261,827
                                                                         ------------   ------------   ------------    ------------

Cost of revenue:
  Products                                                                 10,010,843             --     11,287,217              --
  Services                                                                  2,494,582      1,337,362      4,282,191       2,549,699
                                                                         ------------   ------------   ------------    ------------
Total cost of revenue                                                      12,505,425      1,337,362     15,569,408       2,549,699
                                                                         ------------   ------------   ------------    ------------
GROSS MARGIN                                                                5,093,807        560,669      8,036,987       1,712,128
                                                                         ------------   ------------   ------------    ------------

Selling, general and administrative                                         5,361,134      2,046,528      9,388,507       4,101,731
Amortization                                                                  806,028        237,476      1,591,309         474,952
Depreciation                                                                  120,249         37,162        191,393          82,079
Impairment of goodwill                                                             --        136,852             --         198,280
                                                                         ------------   ------------   ------------    ------------
                                                                            6,287,411      2,458,018     11,171,209       4,857,042
                                                                         ------------   ------------   ------------    ------------
LOSS FROM OPERATIONS                                                       (1,193,604)    (1,897,349)    (3,134,222)     (3,144,914)
                                                                         ------------   ------------   ------------    ------------

Other income (expense):
  Interest income                                                               3,516            659         25,947           5,818
  Interest expense                                                           (610,000)      (697,705)    (1,171,310)     (1,391,219)
  Other income                                                                 11,425         34,173        378,167          87,188
  Foreign currency transaction (loss) gain                                     (8,464)         2,244         73,725           1,932
                                                                         ------------   ------------   ------------    ------------
                                                                             (603,523)      (660,629)      (693,471)     (1,296,281)
                                                                         ------------   ------------   ------------    ------------

LOSS BEFORE INCOME TAX EXPENSE                                             (1,797,127)    (2,557,978)    (3,827,693)     (4,441,195)
Income tax expense                                                           (559,000)            --       (877,000)             --
                                                                         ------------   ------------   ------------    ------------
NET LOSS                                                                   (2,356,127)    (2,557,978)    (4,704,693)     (4,441,195)
                                                                         ------------   ------------   ------------    ------------

Deemed dividends on redeemable preferred stock                                     --       (149,589)            --        (297,534)
Accretion of redeemable preferred stock to redemption amount                 (654,392)        (7,833)    (1,308,784)        (15,666)
                                                                         ------------   ------------   ------------    ------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS                               $ (3,010,519)  $ (2,715,400)  $ (6,013,477)   $ (4,754,395)
                                                                         ============   ============   ============    ============

COMPREHENSIVE NET LOSS
Net Loss                                                                 $ (2,356,127)  $ (2,557,978)  $ (4,704,693)   $ (4,441,195)
Foreign currency translation adjustments                                      (76,717)            --       (153,950)             --
                                                                         ------------   ------------   ------------    ------------
                                                                         $ (2,432,844)  $ (2,557,978)  $ (4,858,643)   $ (4,441,195)
                                                                         ============   ============   ============    ============

Weighted average number of common shares                                   12,703,068      1,953,308     11,901,066       1,950,114
  outstanding - basic and diluted                                         ===========     ==========    ===========    ============

Basic and diluted net loss per share applicable to common shareholders   $      (0.24)  $      (1.39)  $      (0.51)   $      (2.44)
                                                                         ============   ============   ============    ============


See accompanying notes to unaudited condensed consolidated financial statements.

                            INCENTRA SOLUTIONS, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                         SIX MONTHS ENDED JUNE 30,

                                                                                                            2005            2004
                                                                                                            ----            ----
Cash flows from operating activities:
     Net loss                                                                                           $(4,704,693)    $(4,441,195)
     Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation                                                                                        792,959         890,213
        Amortization of intangible assets and software development costs                                  1,839,492         653,563
        Amortization of non-cash loan discount                                                               12,735           7,643
        Stock-based compensation expense                                                                    263,753          88,618
        Non-cash interest expense                                                                           959,402              --
        Non-cash interest expense on Series C mandatorily redeemable preferred stock liability                   --       1,335,650
        Non-cash income tax expense                                                                         877,000              --
        Share of losses of Front Porch Digital, Inc. and related impairment of goodwill                          --         198,280
        Loss on disposal of assets and other                                                                (25,205)          9,541
        Bad debt expense                                                                                     20,787         126,924
        Gain on revaluation of derivative warrant liability                                                (390,280)             --
        Changes in operating assets and liabilities, net of business acquisitions:
           Accounts and other receivables                                                                  (971,197)       (277,073)
           Other current assets                                                                            (241,418)         (5,374)
           Other assets                                                                                      29,524          (8,218)
           Accounts payable                                                                                 711,812         330,023
           Accrued liabilities                                                                              (49,099)           (956)
           Deferred revenue                                                                                  83,955        (463,093)
           Other liabilities                                                                               (328,128)         (6,932)
                                                                                                        -----------     -----------
                 Net cash used in operating activities                                                   (1,118,601)     (1,562,386)
                                                                                                        -----------     -----------
Cash flows from investing activities:
     Purchases of property and equipment                                                                   (516,745)       (750,750)
     Capitalized software development costs                                                                (729,002)       (353,729)
     Proceeds from sale of property and equipment                                                               750         134,758
     Cash acquired in Incentra of CA acquisition (Note 2)                                                 1,597,498              --
     Cash acquired in PWI acquisition (Note 2)                                                               74,297              --
     Net change in restricted cash                                                                             (366)           (317)
     Maturies of short-term investments                                                                          --       3,793,099
                                                                                                        -----------     -----------
                 Net cash provided by investing activities                                                  426,432       2,823,061
                                                                                                        -----------     -----------
Cash flows from financing activities:
     Proceeds from bank line of credit                                                                      862,000              --
     Proceeds from lease line of credit                                                                     497,667
     Payments on capital leases, notes payable and other long term liabilities                           (1,594,954)       (410,055)
     Proceeds from exercise of stock options and purchase of restricted stock                                    --           1,418
                                                                                                        -----------     -----------
                 Net cash used in financing activities                                                     (235,287)       (408,637)
                                                                                                        -----------     -----------
Effect of exchange rate changes on cash and cash equivalents                                                (82,417)             --
                                                                                                        -----------     -----------

                 Net (decrease) increase in cash and cash equivalents                                    (1,009,873)        852,038

Cash and cash equivalents at beginning of period                                                          3,068,458       2,201,192
                                                                                                        -----------     -----------
Cash and cash equivalents at end of period                                                              $ 2,058,585     $ 3,053,230
                                                                                                        ===========     ===========

Supplemental disclosures of cash flow information:
     Cash paid during the period for interest                                                           $   199,174     $    34,285

Supplemental disclosures of non-cash investing and financing activities:
     Net assets acquired in Incentra of CA acquisition, excluding cash (Note 2)                           6,097,510              --
     Net assets acquired in PWI acquisition, excluding cash (Note 2)                                      4,310,840              --
     Conversion of notes payable and accrued interest in exchange for common stock                          400,000
     Reclassification of derivative warrant liability to equity                                           1,910,254
     Purchases of property and equipment included in accounts payable                                       118,608         205,492


See accompanying notes to unaudited condensed consolidated financial statements.

                    INCENTRA SOLUTIONS, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

Incentra Solutions, Inc. (which is referred to herein together with its subsidiaries as ("we", "us" or "our"), formerly Front Porch Digital, Inc. ("FPDI" or "Front Porch"), was organized and incorporated in the state of Nevada. On October 25, 2004, we changed our name from Front Porch Digital, Inc. to Incentra Solutions, Inc.

We recently completed three acquisitions: On August 18, 2004, we acquired ManagedStorage International, Inc., a Delaware corporation incorporated in March 2000 ("MSI"); on February 18, 2005, we acquired Incentra of CA, formally known as STAR Solutions of Delaware, Inc., a privately-held Delaware corporation ("Incentra of CA "); and on March 30, 2005, we acquired PWI Technologies, Inc., a privately-held Washington corporation ("PWI"). The MSI acquisition was accounted for as a reverse merger, and therefore, MSI was deemed to be the acquirer for accounting purposes. Accordingly, the condensed consolidated financial statements presented herein include the results of operations of MSI for all periods presented, and include the results of operations of the acquired companies from the dates of the acquisitions forward.

We are a provider of complete solutions for an enterprise's data protection needs. We supply a broad range of storage products and storage management services to broadcasters, enterprises and information technology service providers worldwide. We market our products and services to broadcasters under the trade name Front Porch Digital ("Front Porch") and to service providers and enterprise clients under the trade names ManagedStorage International, Incentra Solutions of CA and PWI Technologies. Front Porch provides unique software and professional services solutions for digital archive management to broadcasters and media companies. MSI provides outsourced storage solutions, including engineering, hardware and software procurement and remote storage operations services. Incentra of CA and PWI are systems integrators that provide Information Technology ("IT") products, professional services and outsourcing solutions to enterprise customers located primarily in the western United States. Our customers are located in North America, Europe, Asia and the Pacific Rim.

On April 12, 2005, our Board of Directors (the "Board") and the holders of the required number of shares of our capital stock approved an amendment to our Articles of Incorporation to effect a one-for-ten reverse stock split effective June 9, 2005. All references to shares, options, and warrants in the three and six months ended June 30, 2005 and in prior periods, have been adjusted to reflect the post-reverse split amounts. Our common stock now trades on the Over-the-Counter Bulletin Board under the trading symbol "ICNS".

The accompanying unaudited condensed consolidated financial statements have been prepared by us in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such regulations. The unaudited condensed consolidated financial statements reflect all adjustments and disclosures that are, in the opinion of management, necessary for a fair presentation. All such adjustments are of a normal recurring nature. These interim condensed consolidated financial statements should be read in conjunction with a reading of the consolidated financial statements and notes thereto included in our Annual Report on Form 10-KSB filed with the SEC on April 6, 2005, for the year ended December 31, 2004.

Certain amounts in the 2004 financial statements have been reclassified to conform to the 2005 presentation. We do not believe the effects of such reclassifications are material. Operating results for the three or six months ended June 30, 2005 are not necessarily indicative of the operating results to be expected for the year ending December 31, 2005.

MANAGEMENT'S PLANS

Our 2005 operating plan and the execution thereof is focused on increasing revenue, controlling costs, and conserving cash; however, there can be no assurance that we will be able to meet the operational and financial requirements of our operating plan. Our 2005 plan also includes growth through our recent business acquisitions (Note 2). We cannot predict with certainty the expected revenue, gross profit margin, net loss, and/or usage of cash and cash equivalents as a result of these acquisitions. However, we believe that our cash and cash equivalents and working capital will provide sufficient capital resources to fund our operations, debt service requirements and working capital needs at least through June 30, 2006.

STOCK-BASED COMPENSATION

We apply the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB 25), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations, including Financial Accounting Standards Board ("FASB") Interpretation No. 44 (FIN 44), ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, AN INTERPRETATION OF APB OPINION NO. 25, to account for our fixed-plan stock options. Under this method, compensation expense is generally recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Statement of Financial Accounting Standards ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION and SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE, AN AMENDMENT OF FASB STATEMENT NO. 123, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As permitted by existing accounting standards, we have elected to continue to apply the intrinsic value-based method of accounting described above, and have adopted only the disclosure requirements of Statement 123, as amended. The following table illustrates the effect on net loss if the fair value-based method had been applied to all outstanding and unvested awards in the three and six months ended June 30, 2005 and 2004. All amounts except per share amounts in (000's):

                                                                                         THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                                               JUNE 30,               JUNE 30,

                                                                                          2005        2004        2005       2004
                                                                                         -------     -------     -------    -------
Net loss before deemed dividends and accretion on preferred stock, as reported           $(2,356)    $(2,558)    $(4,705)   $(4,441)
Add stock-based employee compensation expense included in reported
  net loss                                                                                   108          44         264         89
Deduct total stock-based employee compensation expense determined under
  fair value-based method for all awards                                                    (688)        (47)     (1,198)       (94)
                                                                                         -------     -------     -------    -------
Pro forma net loss before deemed dividends and accretion on preferred stock              $(2,936)    $(2,561)    $(5,639)   $(4,446)
                                                                                         =======     =======     =======    =======
Net loss per weighted average common share outstanding - basic and
  diluted - pro forma                                                                    $ (0.28)    $ (1.39)    $ (0.58)   $ (2.44)
                                                                                         =======     =======     =======    =======

Net loss per weighted average common share outstanding - basic and
  diluted - as reported                                                                  $ (0.24)    $ (1.39)    $ (0.51)   $ (2.44)
                                                                                         ========    =======     =======    =======

In determining the fair value of stock options granted by us during the three and six months ended June 30, 2005, and thus determining pro forma compensation expense under the fair value method, we utilized the Black-Scholes valuation model with the following weighted average assumptions: dividend yield of 0%, risk free interest rate of 3.64%, expected volatility of 111%, and expected lives of three years. The weighted average fair value of options granted during 2005 is $2.10 per option.

In determining the fair value of stock options granted by MSI for the three and six months ended June 30, 2004, we utilized the Black-Scholes valuation model to determine pro forma compensation expense under the fair value method with the following weighted average assumptions: dividend yield of 0%, risk free interest rate of 4.76%, expected volatility of 0.001%, and expected lives of ten years. The weighted average fair value of options granted during 2004 was $3.20.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the related option. Previously recognized compensation expense for forfeited options is included as a reduction of compensation expense in the period of forfeiture.

On August 16, 2004, our Board of Directors approved, and on April 1, 2005, our stockholders approved by majority written consent, an amendment to our 2000 Equity Incentive Plan (the "Plan") to increase the maximum number of shares of our common stock available for issuance there under from 600,000 shares to 2,265,000 shares.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The accounts of our international subsidiary, Front Porch Digital International, SAS ("FPD International"), are translated using the exchange rate in effect at the balance sheet date, and the results of operations are translated at the average exchange rates during the period. For the six months ended June 30, 2005, we reported a cumulative translation loss of $153,950 as a component of accumulated other comprehensive loss. We are also subject to foreign exchange transaction exposure when our subsidiary transacts business in a currency other than its own functional currency. The effects of exchange rate fluctuations in remeasuring foreign currency transactions for the three months ended June 30, 2005 and 2004 was a loss of $8,500 and a gain of $2,200, respectively. The effect of exchange rate fluctuations in remeasuring foreign currency transactions for the six months ended June 30, 2005 and 2004 was a loss of $1,000 and a gain of $2,000, respectively.

During 2004, we began managing our foreign currency cash flow exposure through the use of $/Euro forward contracts, which are considered derivative instruments and which are recorded as either an asset or liability, measured at fair value. We recognize changes in fair value of the contracts currently in the statements of operations. We recorded a realized gain of approximately $0 and $74,600 for the three and six months ended June 30, 2005, respectively, which represented the change in the fair value of one foreign currency forward contract related to the difference between changes in the spot and forward rates excluded from the assessment of hedge effectiveness. This contract was settled on April 1, 2005. Currently, there are no forward contracts outstanding.

ACCOUNTING FOR OBLIGATIONS AND INSTRUMENTS POTENTIALLY SETTLED IN THE COMPANY'S COMMON STOCK

We account for obligations and instruments potentially settled in our stock in accordance with Emerging Issues Task Force ("EITF") No. 00-19, ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN A COMPANY'S OWN STOCK ("EITF 00-19"). This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, our stock.

Under EITF 00-19, contracts are initially classified as equity or as either assets or liabilities, depending on the situation. All contracts are initially measured at fair value and subsequently accounted for based on the then-current classification. Contracts initially classified as equity do not recognize subsequent changes in fair value as long as the contracts continue to be classified as equity. For contracts classified as assets or liabilities, we report changes in fair value in earnings and disclose these changes in the financial statements as long as the contracts remain classified as assets or liabilities. If contracts classified as assets or liabilities are ultimately settled in shares, any previously reported gains or losses on those contracts continue to be included in earnings.

At December 31, 2004, our authorized and unissued common shares were insufficient to settle these contracts. As a result, we classified the value of these contracts as a liability. As a result of the one-for-ten reverse stock split on June 9, 2005, there are now sufficient authorized and unissued common shares to settle these contracts. Accordingly, the fair value of the warrants at the effective date of the stock split was reclassified to additional paid-in capital. During the three and six months ended June 30, 2005 we recorded a gain of $48,785 and $390,280, respectively, on these contracts. The appropriateness of the classification of these contracts is reassessed at each balance sheet date.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived tangible and intangible assets that do not have indefinite lives, such as fixed assets and intellectual property, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for such long-lived assets is based on the fair value of the asset.

Goodwill and other intangible assets with indefinite lives are not amortized and are subject to write downs charged to results of operations only when their carrying amounts are determined to be more than their estimated fair values based upon impairment tests that are required to be made annually or more frequently under certain circumstances. Fair values are determined based on models that incorporate estimates of future probability and cash flows.

As of June 30, 2005, we believe there were no indicators of a possible impairment, and accordingly, no impairment tests were performed and no impairment losses were recorded. For the three and six months ended June 30,

2004, MSI recorded impairment losses of $136,852 and $198,280, respectively.

REVENUE RECOGNITION

Revenue is recognized when all of the following criteria are met: persuasive evidence of an agreement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

We license software under license agreements and provide professional services, including training, installation, consulting and maintenance. License fee revenues are recognized when a license agreement has been signed, the software product has been shipped, the fees are fixed and determinable, collection is reasonably assured, and no significant vendor obligations remain.

We allocate revenue to each component of a contract based on objective evidence of its fair value, as established by management. Because licensing of software is generally not dependent on the professional services portion of the contract, software revenue is generally recognized upon delivery, unless a contract exists with the customer requiring customer acceptance.

Fees for first call maintenance agreements are recognized ratably over the terms of the agreements. Maintenance is generally billed in advance, resulting in deferred revenue.

We also provide software-related professional services. Services are generally provided on a time-and-materials basis and revenue is recognized as the services are provided.

Revenues from storage services are recognized at the time the services are provided and are billed on a monthly basis. Fees received for up-front implementation services are deferred and recognized over the term of the arrangement. Deferred revenue is recorded for billings sent to or paid by customers for which we have not yet performed the related services.

Revenues from product sales, including the resale of third-party maintenance contracts, are recognized when shipped. Consulting revenues are recognized when the services are performed.

SOFTWARE DEVELOPMENT COSTS

We account for costs related to software developed for internal use and marketed for external use in accordance with SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED. MSI's Gridworks software product is used internally for providing services to our customers and is also marketed separately as a stand-alone product. FPDI's DIVArchive software product is marketed solely as a stand-alone product. As required by SFAS No. 86, we capitalize costs in developing software products upon determination that technological feasibility has been established for the product, if that product is to be sold, leased or otherwise marketed. Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. When the product or enhancement is available for general release to customers, capitalization is ceased, and previously capitalized costs are amortized based on current and future revenue for the product, but with an annual amortization amount at least equal to the straight-line, typically three years. For the three and six months ended June 30, 2005 capitalized software development costs, which related primarily to enhancements to our Gridworks and DIVArchive software solutions, totaled $329,691 and $729,002, respectively. For the three months ended June 30, 2005 and 2004, $130,449 and $91,505, respectively, of software development costs were charged to expense. For the six months ended June 30, 2005 and 2004, $248,182 and $178,611, respectively, of software development costs were charged to expense. As of June 30, 2005, the unamortized portion of software development costs was $1,655,837.

INCOME TAX

Income tax expense recognized for the three and six months ended June 30, 2005, represented income tax expense on FPD International, our wholly-owned French subsidiary. We are currently in the process of creating an agreement with FPD International for the allocation of costs related to its sale of our proprietary software solutions. Any such agreement is subject to acceptance by the French taxing authorities. We expect that we will be able to implement this agreement in the fourth quarter of 2005, and therefore allocate the appropriate costs to FPD International, which we anticipate would serve to significantly reduce our income tax exposure for the remainder of the year. However, there can be no assurance that the French taxing authorities will accept this agreement with FPD International and that we will be able to reduce this income tax expense. Our income tax expense is a non-cash item due to the utilization of our net operating loss carryforwards in France.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), SHARE-BASED PAYMENT, which addresses the accounting for share-based compensation transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. We are currently evaluating the provisions of this standard. However, we expect that the implementation of this standard will have a material impact on our financial position and results of operations.

In May 2005, the FASB issued SFAS No. 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS, which changes the requirements for the accounting and reporting of a change in accounting principle and applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. APB No. 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement requires retrospective application to prior period financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for fiscal years beginning after December 15, 2005. We do not expect this statement to have a material impact on our financial position or results of operations.


(2) ACQUISITIONS

(A) ACQUISITION OF INCENTRA OF CA, FORMALLY KNOWN AS STAR SOLUTIONS OF DELAWARE, INC.

On February 18, 2005 (the "STAR Closing Date"), we acquired all of the outstanding capital stock of Incentra of CA. The acquisition was effected pursuant to an Agreement and Plan of Merger (the "STAR Merger Agreement"). The results of operations of Incentra of CA are included in our consolidated financial statements beginning on February 18, 2005.

Pursuant to the STAR Merger Agreement, the purchase price consisted of (i) a cash payment of $1,422,000, (ii) the issuance of 1,261,756 unregistered shares of our common stock valued at $3,136,364 (based upon the market price three days before and after the acquisition date) and (iii) the issuance of an unsecured convertible promissory note for $2,500,000 (the "STAR Note"). In addition, we paid $78,000 to the sole remaining stockholder of Incentra OF CA in exchange for all shares of capital stock of Incentra OF CA held by such stockholder. We paid approximately $400,000 in investment banking fees associated with the transaction.

Interest on the STAR Note accrues at an annual rate of 0.5%. Accordingly, the note has been discounted to reflect a fair value rate of interest. The remaining principal of $2,374,139 is payable in eight consecutive quarterly payments of $251,722, commencing on August 1, 2005, and a single payment of $377,583 on August 1, 2007 (each of the foregoing dates, a "STAR Payment Due Date"). We elected not to make the August 1, 2005 payment within the grace period allowed under the STAR Note, which created an event of default on the STAR Note as of August 11, 2005. We have not received notice of default or acceleration from the STAR note holder. We elected not to make the scheduled payment as we are in the process of negotiating post-closing adjustments to the purchase, which could have a significant impact on the amount and terms of the STAR Note. As of the balance sheet date, we have reclassified approximately $1.3 million of the debt to current liabilities based on the default, as it was not cured within the 10-day grace period. Management does not believe the debt will be paid in one year from the balance sheet date, however, the reclassification on the balance sheet was made as the debt is now callable.

All or a portion of the outstanding principal and interest due under the STAR Note may be converted by the holder into shares of our common stock at any time from the end of each calendar quarter immediately preceding a STAR Payment Due Date until and including one day prior to such STAR Payment Due Date. The STAR
Note is initially convertible at a conversion price equal to the greater of (i) $4.00 or (ii) seventy percent (70%) of the average closing price of our common stock, as reported on the Over-The-Counter Bulletin Board, for the ten (10) consecutive trading days ending on and including the last day of the calendar quarter immediately preceding the applicable STAR Payment Due Date. As of June 30, 2005, the STAR Note was convertible into a maximum of 593,535 shares of our common stock. Our obligations under the STAR Note are not secured by any of our assets.

The STAR Note provides that all unpaid principal and accrued interest shall, at the option of the holder and without notice, become immediately due and payable upon the occurrence of an event of default (as defined in the STAR Note). Such events of default include the occurrence of any of the following events: (i) failure to pay within ten (10) days after the applicable due date any amounts payable under the STAR Note, (ii) an assignment for the benefit of creditors, or
(iii) failure to perform any material covenant under the STAR Merger Agreement, the registration rights agreement or the consulting agreement described below or any other material agreement between us and the seller. Principal amounts not paid when due (subject to applicable cure periods) bear interest at the rate of twelve percent (12%) per annum.

Concurrent with the consummation of the acquisition, we entered into a registration rights agreement with the seller, pursuant to which, at any time after March 1, 2006, the seller shall have the right to cause us to register under the Securities Act of 1933, as amended, the shares of common stock issued to the seller in the acquisition and the shares of common stock issuable upon conversion of the STAR Note. The agreement also provides that, after March 1, 2006, the seller shall have `piggy-back' registration rights.

The following represents the preliminary purchase price allocation at the date of the Incentra of CA acquisition:

Cash and cash equivalents                                           $ 1,598,000
Other current assets                                                    825,000
Property and equipment                                                   20,000
Other assets                                                              7,000
Goodwill                                                              8,122,000
Other intangible assets (3-5 year lives)                                540,000
Current liabilities                                                  (1,517,000)
Other liabilities                                                    (1,900,000)
                                                                    -----------
Total purchase price                                                $ 7,695,000
                                                                    ===========

The purchase price allocation is not considered final as of the date of this report. However, we believe the final purchase price allocation will not be materially different than that presented herein. In connection with the acquisition, on February 18, 2005, Incentra of CA obtained a revolving line of credit from a bank that provides for borrowings until March 1, 2007, of up to $5,000,000 (Note 7(c)). This line of credit and all the related accrued interest was paid in full on July 5, 2005, in connection with the New Laurus Financing Agreement as discussed in Note 8.


(B) ACQUISITION OF PWI TECHNOLOGIES, INC.

On March 30, 2005 (the "PWI Closing Date"), we acquired all of the outstanding capital stock of PWI. The acquisition was effected pursuant to a Stock Purchase Agreement, dated as of the PWI Closing Date (the "PWI Stock Purchase Agreement").

The purchase price of PWI consisted of $2,300,000 in cash and 841,934 shares of our common stock valued at $1,683,868 (based upon the market price three days before and after the acquisition date). In addition, the former PWI shareholders have the opportunity to earn an additional $200,000 in cash and $1,000,000 in our common stock based upon achieving certain earn out requirements. Should PWI exceed the earn-out requirements, its former shareholders can earn additional common stock having a value equal to PWI's EBITDA contribution over the earn out requirement. We paid approximately $300,000 in investment banking fees in connection with the transaction.

Concurrently with the consummation of the acquisition, we granted registration rights with respect to the shares of our common stock issued in the acquisition. Pursuant to the registration rights agreement, at any time after March 31, 2006, the holders of such rights shall have the right to cause us to register under the Securities Act of 1933, as amended, the shares of our common stock issued on the PWI Closing Date and the shares of common stock issuable pursuant to the earn-out described above. The agreement also provides that, after March 31, 2006, the holders shall have "piggy-back" registration rights with respect to such shares.

In connection with the consummation of the acquisition, the Chief Executive Officer of PWI prior to the acquisition was appointed President of PWI. PWI entered into an "at-will" employment agreement dated as of the PWI Closing Date that provides that the President will receive an initial annual base salary of $211,500. The employment agreement also provides that the President may terminate the agreement upon thirty (30) days prior written notice and that PWI may terminate employment, with or without cause, at any time upon written notice. In addition, the President's right to receive his pro rata share of the earn-out described above is subject to his continued employment with PWI for a period of at least one year from the date of the agreement, except in cases of his death or disability.

The following represents the preliminary purchase price allocation at the date of the PWI acquisition:

Cash and cash equivalents                                           $    74,000
Other current assets                                                  7,010,000
Property and equipment                                                  174,000
Other assets                                                             28,000
Goodwill                                                              6,361,000
Other intangible assets (3-5 year lives)                                310,000
Current liabilities                                                  (7,157,000)
Other liabilities                                                    (2,415,000)
                                                                    -----------
Total purchase price                                                $ 4,385,000
                                                                    ===========

The purchase price allocation is not considered final as of the date of this report. However, we believe the final purchase price allocation will not be materially different than that presented herein.

Financing for the cash component of the acquisition was provided by a bank through an existing line of credit ("LOC") that was established as part of the acquisition of Incentra of CA. In connection with the financing, the LOC was amended to make PWI a co-borrower under the agreements and to modify certain financial covenants to accommodate the addition of PWI to the LOC. The LOC and all related accrued interest was paid in full on July 5, 2005, in connection with the New Laurus Financing Agreement, as discussed in Note 8 to these condensed consolidated financial statements.


(C) ACQUISITION OF MANAGEDSTORAGE INTERNATIONAL, INC.

On August 18, 2004 (the "MSI Acquisition Date"), we acquired all of the outstanding capital stock of MSI. The acquisition of MSI by us was accounted for as a reverse merger because on a post-merger basis, the former MSI shareholders held, immediately following the acquisition on the MSI Acquisition Date, a majority of our outstanding common stock on a voting and diluted basis. As a result, MSI was deemed to be the acquirer for accounting purposes. Accordingly, the condensed consolidated financial statements presented herein include the financial statements of MSI for all periods prior to the MSI Acquisition Date and the financial statements of the consolidated companies from the MSI Acquisition Date forward. Historical share and per share amounts for periods prior to the MSI Acquisition Date have been retroactively restated to reflect the exchange ratio established in the transaction, in a manner similar to a reverse stock split, with the difference in par values being recorded as an offset to additional paid-in capital. The restated consolidated accumulated deficit of the accounting acquirer (MSI) has been carried forward after the MSI Acquisition. The MSI Acquisition was also accounted for as a step acquisition as it occurred in multiple steps over the period from July 31, 2002, when MSI sold to us its French subsidiary. After the acquisition of MSI, the former MSI shareholders beneficially owned approximately 64% of our outstanding common stock, after giving effect to the conversion of the Series A Preferred Stock.

(D) PROFORMA RESULTS

The following unaudited pro forma financial information presents our combined results of operations as if the acquisitions described in (A), (B) and (C) above had occurred as of the beginning of each of the periods reported below. The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of operations that would have been reported by us had the acquisitions been completed as of the beginning of the periods presented, and should not be taken as representative of our future consolidated results of operations or financial condition. Pro forma results were as follows for the three and six months ended June 30, 2005 and 2004:

                                                                  THREE MONTHS ENDED                       SIX MONTHS ENDED

                                                           JUNE 30, 2005       JUNE 30, 2004       JUNE 30, 2005       JUNE 30, 2004
                                                           -------------       -------------       -------------       -------------
Revenue                                                    $ 17,599,232        $ 13,860,231        $ 34,050,155        $ 28,136,898
Cost of revenue                                              12,505,425           9,510,887          24,475,325          19,638,441
                                                           ------------        ------------        ------------        ------------
Gross margin                                                  5,093,807           4,349,344           9,574,830           8,498,457

Operating expenses                                            6,287,411           6,883,428          12,667,511          12,704,662
                                                           ------------        ------------        ------------        ------------
Loss from operations                                         (1,193,604)         (2,534,084)         (3,092,681)         (4,206,205)
                                                           ------------        ------------        ------------        ------------

Other income (expense), net                                    (603,523)         (1,098,722)           (771,301)         (1,944,484)
Income tax expense                                             (559,000)                 --            (877,000)                 --
                                                           ------------        ------------        ------------        ------------
Net loss                                                     (2,356,127)         (3,632,806)         (4,740,982)         (6,150,689)

Dividends on redeemable preferred stock                              --            (149,589)                 --            (297,534)
Accretion of redeemable preferred stock
  to redemption amount                                         (654,392)             (7,835)         (1,308,784)            (15,666)
                                                           ------------        ------------        ------------        ------------

Net loss applicable to common shareholders                 $ (3,010,519)       $ (3,790,230)       $ (6,049,766)       $ (6,463,889)
                                                           ============        ============        ============        ============

Net loss per share--basic and diluted                      $      (0.24)       $      (0.30)       $      (0.48)       $      (0.51)
                                                           ============        ============        ============        ============

(3) PROPERTY AND EQUIPMENT

As of June 30, 2005, property and equipment consisted of:

Computer equipment                                                   $4,439,951
Software                                                              1,543,533
Office furniture and equipment                                           63,246
Leasehold improvements                                                  615,793
                                                                     ----------
                                                                      6,662,523
Less accumulated depreciation                                        (4,295,811)
                                                                     ----------
                                                                     $2,366,712
                                                                     ==========

For the three months ended June 30, 2005 and 2004, total depreciation expense was $398,258 and $486,503, respectively, of which $278,008 and $449,341, respectively, was included in cost of revenue. For the six months ended June 30, 2005 and 2004, total depreciation expense was $792,959 and $890,213, respectively, of which $601,563 and $808,134, respectively, was included in cost of revenue.

Included in the balance above is property and equipment under a capital lease with a cost of $1,883,090 and accumulated depreciation and amortization of $798,257.

(4) CONCENTRATION OF CREDIT RISK

We sell our products and services throughout North America, Europe, and Asia/ Pacific Rim. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. Credit losses have been within our expectations. For the three months ended June 30, 2005, aggregate revenues from customers located in Europe or Asia amounted to $4.4 million, or 25% of total revenue, while revenues from customers located in North America totaled $13.2 million, or 75% of total revenue. For the three months ended June 30, 2004, our revenues from customers located in Europe or Asia amounted to $0.5 million, or 25% of total revenue, while revenues from customers located in North America totaled $1.4 million, or 75% of total revenue. For the six months ended June 30, 2005, aggregate revenues from customers located in Europe or Asia amounted to $7.4 million, or 31% of total revenue, while revenues from customers located in North America totaled $16.2 million, or 69% of total revenue. For the six months ended June 30, 2004, our revenues from customers located in Europe or Asia amounted to $0.9 million, or 20% of total revenue, while revenues from customers located in North America totaled $3.4 million, or 80% of total revenue. On a pro forma basis, giving effect to the acquisitions as if they had occurred at the beginning of the periods presented for the six months ended June 30, 2005 aggregate revenues from customers located in Europe or Asia amounted to $7.4 million, or approximately 22% of total revenue, while revenues from customers located in North America totaled $26.6 million, or approximately 78% of total revenue.

For the three months ended June 30, 2005, one customer represented 12% of total revenues. For the six months ended June 30, 2005 no one customer represented 10% or more of total revenues or accounts receivable as of June 30, 2005.

For the three and six months ended June 30, 2004, revenues from three customers, each exceeding 10% of total revenues, represented 23%, 18% and 15%, and 18%, 17% and 17%, respectively.

(5) PER SHARE DATA

Basic loss per share is calculated using the net loss allocable to common shareholders divided by the weighted average common shares outstanding during the period. In accordance with accounting requirements for reverse mergers, the historical loss per share of MSI prior to the MSI Acquisition has been retroactively restated to reflect our capital structure. Due to our net loss, shares from the assumed conversion of outstanding warrants, options, convertible preferred stock and convertible debt have been omitted from the computations of diluted loss per share for the three and six months ended June 30, 2005 and 2004 because the effect would be antidilutive. Shares issuable from common stock equivalents that could potentially dilute earnings per share in the future that were not included in the computation of loss per share because their effect was anti-dilutive totaled approximately 10.3 million and 0.3 million at June 30, 2005 and 2004, respectively.

(6) SERIES A CONVERTIBLE PREFERRED STOCK

In connection with the MSI Acquisition, we designated 2.5 million authorized shares of preferred stock as Series A Preferred shares and issued 2,466,971 of such shares. Warrants are outstanding for the purchase of the remaining 33,029 Series A Preferred shares at a purchase price of $10.35 per share.

The Series A Preferred shares are convertible at any time upon written notice to us into shares of common stock on a two-for-one basis. So long as at least 500,000 originally issued shares of Series A Preferred are outstanding, the holders of Series A Preferred shares have the right to appoint three directors to our Board of Directors. As a result, our Board of Directors has been expanded to seven members to accommodate these three directors. On or after August 16, 2008, the holders of at least 80% of the Series A Preferred shares may elect to have us redeem the Series A Preferred for a price equal to the greater of (i) the original issue price of $12.60 per share ($31.5 million in the aggregate) plus accrued dividends, to the extent dividends are declared by us, or (ii) the fair market value of the number of shares of common stock into which such shares of Series A Preferred are convertible. Other material terms of the Series A Preferred shares include a preference upon liquidation or dissolution of our company, weighted-average anti-dilution protection and pre-emptive rights with respect to subsequent issuances of securities by us (subject to certain exceptions).

(7) DEBT

(A) SENIOR SECURED CONVERTIBLE NOTE

On the MSI Acquisition Date, liabilities assumed in the MSI Acquisition included the fair value of a convertible note. This convertible note originated on May 13, 2004, when we consummated a private placement pursuant to which we issued a secured convertible term note due May 13, 2007 in the principal amount of $5,000,000 (the "Laurus Note"), and we issued a common stock purchase warrant entitling the holder to purchase 443,500 shares of common stock (the "Laurus Warrant") at $4.80 per share. The Laurus Note and the Laurus Warrant were sold to Laurus Master Fund, Ltd. ("Laurus"), for a purchase price of $5,000,000. The principal and unpaid interest on the Laurus Note is convertible into shares of our common stock at a price of $3.00 per share, subject to antidilution adjustments.

In connection with the issuance of the Laurus Note, we recorded the fair value of the Laurus Warrant as a debt discount in the amount of approximately $1.8 million based upon the Black-Scholes option-pricing model, resulting in an imputed interest rate of 37%. This discount is being amortized to earnings as additional interest expense over the term of the Laurus Note. Accordingly, we have recorded $133,460 and $273,005 of additional non-cash interest expense relating to the amortization of the discount for the three and six months ended June 30, 2005, respectively.

In accordance with EITF 00-19, we initially accounted for the fair value of the Laurus Warrant as equity. As discussed below, in the fourth quarter of 2004, due to an October 2004 change in the Laurus Note conversion terms, our authorized and unissued shares available to settle the Laurus Warrant (after considering all other commitments that may require the issuance of stock during the maximum period the Laurus Warrant could remain outstanding) were determined to be insufficient. As a result, we reassessed and reclassified the value of the Laurus Warrant to a liability at the reassessment date. As a result of the one-for-ten reverse stock split effected on June 9, 2005, there are now sufficient authorized and unissued common shares to settle the Laurus Warrant. During the three and six months ended June 30, 2005, we recorded a gain of $48,785 and $390,280, respectively, on these contracts. The appropriateness of the classification of the Laurus Warrant is reassessed at each balance sheet date.

The Laurus Note provides for monthly payments of interest at a rate per annum equal to the prime rate plus 1%, which is subject to reduction if the market price of our common stock exceeds certain designated thresholds. However, the rate cannot be less than 5% per annum. The Laurus Note also provides for monthly amortization of principal, which commenced on September 1, 2004, of $45,455 (increased to approximately $159,000 per month beginning in March 2005) with the balance payable on the maturity date. Laurus has the option to receive shares of our common stock in lieu of debt service payments at the market price of our common stock at the date of conversion. The Laurus Note is collateralized by a security interest in all of our assets. The Laurus Warrant entitles the holder to purchase, at any time through May 13, 2011, up to 443,500 shares of our common stock at a price of $4.80 per share, subject to antidilution adjustments.

Pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") with Laurus, for so long as 25% of the original principal amount of the Laurus Note is outstanding, we may not directly or indirectly declare or pay any dividends without the prior written consent of Laurus. The Securities Purchase Agreement also requires the written consent of Laurus in connection with any liquidation, material reorganization or issuance of certain additional indebtedness of the Company.

On October 26, 2004, we entered into an Amendment and Waiver, (the "Amendment and Waiver") with Laurus that amended the Securities Purchase Agreement and certain other documents (the "Loan Documents") and waived certain events of default under certain of the Loan Documents. Pursuant to the Amendment and Waiver, the parties agreed to reduce the "Fixed Conversion Price" set forth in the Laurus Note from $5.00 to $3.00 per share and to amend the Master Security Agreement to provide for a "Lockbox Deposit Account" to be maintained by us and our subsidiaries under the Master Security Agreement. Lockbox remittances do not automatically reduce the debt outstanding unless an event of default has occurred. Laurus further agreed to (i) release to us approximately $3 million, which represented all funds then remaining in a restricted account (less outstanding accrued interest and fees); (ii) postpone until the maturity date of the Laurus Note the monthly principal payable by us under the Laurus Note from November 1, 2004 through February 1, 2005; (iii) waive certain events of default, and all fees and default interest rates applicable to such events of default; (iv) extend the time for our subsidiaries to be joined as a party to the Master Security Agreement; (v) waive all fees and default interest arising from our failure to pay the liquidated damages set forth in the Registration Rights Agreement and further waive any liquidated damages due and payable to Laurus by us.

In consideration of the waivers, we issued a seven-year warrant to Laurus to purchase 50,000 shares of our common stock with an exercise price of $5.00 per share. We further agreed to register under the Securities Act the resale of the shares of common stock issuable upon exercise of the new warrant and the additional shares of our common stock issuable to Laurus upon conversion of the Laurus Note due to the adjustment of the Fixed Conversion Price. We valued the additional warrant at $89,000, which represents the total liquidated damages waived by Laurus as a result of the Amendment and Waiver. We recorded this amount as a liability and additional interest expense during the quarter ended December 31, 2004. In connection with the reverse stock split discussed above, the fair value of the additional warrant was reclassified to additional paid-in capital on June 9, 2005. On February 17, 2005, we entered into an Amendment and Waiver (the "Second Amendment and Waiver") with Laurus. The Second Amendment and Waiver waived certain events of default under the Registration Rights Agreement (as amended on October 25, 2004) and the Laurus Note. Pursuant to the Second Amendment and Waiver, Laurus agreed to waive all fees and default interest arising from our failure to pay the liquidated damages set forth in the Registration Rights Agreement and to waive any liquidated damages due and payable to Laurus in connection with our failure to maintain the effectiveness of the Registration Statement.

On February 18, 2005, we entered into a Waiver and Subordination Agreement with Laurus (the "Laurus Subordination"). The Laurus Subordination waived our obligation under the Securities Purchase Agreement to cause Incentra of CA to become a party to the Master Security Agreement. Pursuant to the Laurus Subordination, Laurus also agreed to subordinate to a lender its security interest in the accounts receivable and other rights to payments, general intangibles, equipment and inventory of Incentra of CA.

On February 18, 2005, in satisfaction of $375,000 of liquidated damages incurred due to our failure to maintain the effectiveness of the registration statement, we issued to Laurus an immediately exercisable seven-year warrant to purchase 362,500 shares of common stock at an exercise price of $2.60 per share (the "Additional Warrant") and further agreed to register under the Securities Act the resale of the shares of common stock issuable upon exercise of the Additional Warrant. The Additional Warrant was valued at $375,000 and was recorded as a liability on the issuance date. We amended our registration statement on April 14, 2005 to include the shares issuable upon exercise of the additional warrant and such registration statement was declared effective by the Securities and Exchange Commission on April 25, 2005. For the six months ended June 30, 2005, we expensed $375,000 for the liquidated damages, of which $75,000 was incurred in the quarter ended June 30, 2005. In connection with the reverse stock split discussed above, the fair value of this additional warrant was reclassified to additional paid-in capital on June 9, 2005.

During the three months ended June 30, 2005, we entered into two amendments with Laurus to the Laurus Note pursuant to which the conversion price for $400,000 of principal converted on or after April 28, 2005 was reduced to eighty seven percent (87%) of the five (5) lowest closing prices of the common stock during the twenty-two (22) trading days immediately prior to the date of such conversion; provided, however, that such conversion price shall not be less than $1.40. During the three months ended June 30, 2005, Laurus converted this $400,000 under the Laurus Note into 277,339 shares of our common stock. The conversion was deemed beneficial, and, as a result, additional interest expense of approximately $110,000 was recorded during the three months ended June 30, 2005.

(B) CAPITAL LEASES

On November 20, 2003, we entered into a capital lease line of credit agreement (the "Lease Line") for $1,500,000 with a third-party lender. The term of the agreement is for term leases ranging from 12 to 18 months. The interest rate on the Lease Line ranges from 10.514% per annum to 10.731% per annum. As of June 30, 2005, we have drawn $1,470,507 on the Lease Line and $29,493 of the Lease Line had expired unused. The Lease Line is to be repaid in monthly principal and interest installments, with the final payment due in October 2005. The unpaid balance at June 30, 2005 was $71,073.

On March 2, 2005, we entered into an amendment to the Lease Line. Under this amendment, we may draw an additional $500,000 (the "New Credit Facility") for equipment purchases through June 30, 2005. The amendment also grants us a call option to purchase equipment from the lessor. With respect to $2,333 of the New Credit Facility amount that was unfunded on June 30, 2005, we were required to pay the lessor 5% of such unfunded amount upon demand by the lessor. The term of the agreement is for 15 months with an interest rate of 14.96% per annum, which amount has since been paid. During the three and six months ended June 30, 2005, we drew $333,490 and $497,667 on the New Credit Facility. The New Credit Facility is to be repaid in monthly principal and interest installments through September 2006. The unpaid balance at June 30, 2005 was $443,649.

(C) REVOLVING LINE OF CREDIT

On February 18, 2005, Incentra of CA obtained a revolving line of credit from a bank, that provides for borrowings, from time to time until March 1, 2007, of up to $5,000,000. In connection with the line of credit, on February 18, 2005, Incentra of CA entered into a credit agreement (the "Credit Agreement") with the bank and executed in favor of the bank a revolving line of credit note (the "LOC Note"), a continuing security agreement (rights to payment and inventory)
("Security Agreement #1") and a security agreement (equipment) ("Security Agreement #2, and collectively with Security Agreement #1, the "Security Agreements"). The Credit Agreement, the LOC Note and the Security Agreements are collectively referred to as the "Loan Documents." On March 30, 2005, the Credit Agreement was amended to make PWI a co-borrower thereunder.

Pursuant to the Credit Agreement, the maximum principal amount of all borrowings under the line of credit cannot exceed 80% of Incentra of CA's and PWI's eligible accounts receivable. At certain times during the quarter ended June 30, 2005, we were over advanced on our line of credit due to fluctuations in the eligible accounts receivable. The bank did not require the over advances to be repaid. At June 30, 2005, we were not in an over advanced position. The Credit Agreement further provides that all borrowed amounts shall, at the option of the bank and without notice, become immediately due and payable upon the occurrence of an event of default (as defined in the Credit Agreement). Principal amounts not paid when due bear interest at 4% above the per annum rate of interest of the LOC Note.

The LOC Note provides that interest on all outstanding principal amounts shall accrue at a rate per annum equal to the prime rate plus 1.5%. Interest on the LOC Note is payable monthly on the first day of each month during the term of the LOC Note, commencing April 1, 2005. Pursuant to the Security Agreements, borrowings under the line of credit are secured by a first priority lien on all assets of Incentra of CA and PWI. If an event of default occurs under the Security Agreements or the LOC Note, the bank has the right to accelerate payments under the LOC Note and, in addition to any other remedies available to it, to foreclose upon the assets securing the LOC Note. In addition, the LOC Note contains certain financial covenants for which compliance is measured quarterly. During the three and six months ended June 30, 2005, we drew $862,000 and $4,381,452 on the line of credit. We were not in compliance with one of our covenants for the quarter ended June 30, 2005 and obtained from the bank a waiver for this covenant through September 30, 2005.

The LOC Note was repaid in full on July 5, 2005 in connection with the New Laurus Financing, discussed below.

(8) SUBSEQUENT EVENTS

(A) NEW LAURUS FINANCING

On June 30, 2005, we entered into a Security Agreement with Laurus pursuant to which Laurus provided us with a $9 million revolving, convertible credit facility (the "Facility"). The term of the Facility is three years. In connection with the Facility, we executed in favor of Laurus a $9 million Secured Revolving Note (the "Revolver Note"). Borrowings under the Facility accrue interest at a rate per annum equal to the "prime rate" (as published in The Wall Street Journal) plus 1%, which is subject to reduction if the market price of our common stock exceeds certain designated thresholds. Pursuant to the Facility, the minimum initial amount available to us, until December 31, 2005, is $6.0 million. Thereafter, the maximum principal amount of all borrowings under the Facility cannot exceed 90% of the combined eligible accounts receivable of PWI and Incentra of CA.

Pursuant to the revolver note issued under the Facility, Laurus has the option to convert borrowings under the Facility into shares of our common stock. The first $3 million of borrowings are convertible into shares of our common stock registered under the Securities Act of 1933, as amended (the "Act"), at a fixed conversion price of $2.05 (as adjusted for dilutive issuances, stock splits, stock dividends and the like, "as adjusted"). The second $3 million of borrowings are convertible into unregistered shares of our common stock at a fixed conversion price of $2.56, as adjusted. The last $3 million of borrowings are convertible into unregistered shares of our common stock at a fixed conversion price of $2.99, as adjusted.

On July 5, 2005, we requested, and Laurus agreed to lend, an initial draw under the Facility of $6.0 million, of which approximately $4.4 million was used to extinguish, in full, our indebtedness to Wells Fargo Bank, N.A. and the balance of the initial draw, less expenses of the Facility, will be used for general corporate and working capital purposes.

Borrowings under the Facility are collateralized by a security interest in substantially all of our assets, including a pledge to Laurus of all of the outstanding capital stock of PWI and Incentra of CA. Repayment of borrowings under the Facility is guaranteed by PWI and Incentra of CA pursuant to a Subsidiary Guaranty in favor of Laurus.

In connection with the financing, we issued Laurus a warrant that entitles Laurus to purchase, at any time through June 30, 2012, up to 400,000 shares of our common stock at a price of $2.63 per share, as adjusted (the "Warrant").

The first $3 million of borrowings under the Facility is further evidenced by a Secured Convertible Minimum Borrowing Note (the "$3 Million Minimum Borrowing Note"), which provides Laurus with certain additional rights, including without limitation, the right to receive a pre-payment penalty and certain registration rights (as further described herein). In the event we redeem, or prepay, the outstanding balance under the $3 Million Minimum Borrowing Note, we are required to pay Laurus a sum equal to one hundred twenty five percent (125%) of the principal amount outstanding under such note, together with accrued but unpaid interest thereon. All other borrowings under the Facility may be prepaid from time to time without penalty.

Pursuant to a registration  rights  agreement with Laurus,  we are obligated to:
(a) file a registration statement under the Act to register the resale of the shares of our common stock issuable upon conversion of the $3 Million Minimum Borrowing Note and exercise of the Warrant (the "Registration Statement") within 55 days of the date of the funding with respect to the $3 Million Minimum Borrowing Note; (b) use our best efforts to have the Registration Statement declared effective under the Act as promptly as possible, but in any event prior to the 115th day following the funding of the $3 Million Minimum Borrowing Note; and (c) maintain the effectiveness of the Registration Statement until the earliest date of when (i) all registrable securities have been sold, (ii) all registrable securities may be sold immediately without registration under the Act and without volume restrictions pursuant to Rule 144(k) or (iii) all amounts payable under the $3 Million Minimum Borrowing Note have been paid in full.
Laurus is entitled to certain remedies specified in the registration rights agreement if we do not timely comply with its registration obligations.

In connection with the Facility, we paid Laurus approximately $359,000, comprised of a facility fee of $324,000 (representing an annual fee equal to 1.2% of the Facility payable in advance at closing) and reimbursement of $35,000 of Laurus' expenses.

Concurrently with the closing of the Facility, we amended our existing Secured Convertible Term Note with Laurus, dated March 13, 2004, to provide that an event of default by us under the Facility shall also constitute an event of default under such Term Note.

On August 1, 2005, we entered into an amendment with Laurus to the Laurus Note pursuant to which the conversion price for $200,000 of principal converted on or after April 28, 2005 was reduced to an amount equal to eighty seven percent (87%) of the average of the five (5) lowest closing prices of the common stock during the twenty-two (22) trading days immediately prior to the date of such conversion, but not less than $1.52. On August 1, 2005, Laurus converted this $200,000 into 131,579 shares of our common stock. The conversion was deemed beneficial, and as a result, additional interest expense of approximately $40,000 will be recorded during the three months ended September 30, 2005.

As of August 11, 2005, the default on the STAR Note discussed in footnote 2(A) above and item (B) below, created an event of default of certain provisions of the Facility and the Term Note discussed in footnote 7(A). On August 12, 2005, we obtained a waiver from Laurus waiving the default.

(B) STAR Note Default

We elected not to make the August 1, 2005 payment within the grace period allowed under the STAR Note, which creates an event of default as of August 11, 2005. We have not received any notice of default or acceleration from the STAR note holder. We elected not to make the scheduled payment as we are in the process of negotiating post-closing adjustments to the purchase, which could have a significant impact on the amount and terms of the note. As of the balance sheet date, we have reclassified approximately $1.3 million of the debt to current liabilities based on the default. Management does not believe the debt will be paid in one year from the balance sheet date, however, the reclassification on the balance sheet was made as the debt is now callable.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Incentra Solutions, Inc.

We have audited the accompanying consolidated balance sheet of Incentra Solutions, Inc. and subsidiaries (the "Company") as of December 31, 2004, and the related consolidated statements of operations, mandatorily redeemable preferred stock, shareholders' deficit and comprehensive loss, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Incentra Solutions, Inc. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4 to the consolidated financial statements, on August 18, 2004, the Company acquired Managed Storage International, Inc. in a transaction recorded as a reverse merger.


/s/ GHP Horwath, P.C.
Denver, Colorado
March 4, 2005,
except for Notes 2 item (A) and 17 item (D),
as to which the date
is April 5, 2005, and Note 2 item (B),
as to which the date
is August 31, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Stockholders
Incentra Solutions, Inc.:

We have audited the accompanying consolidated statements of operations, mandatorily redeemable preferred stock, shareholders' deficit and comprehensive loss, and cash flows of ManagedStorage International, Inc. and subsidiaries for the year ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of ManagedStorage International, Inc. for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

On August 18, 2004, ManagedStorage International, Inc. was acquired by Front Porch Digital, Inc., now known as Incentra Solutions, Inc., in a transaction accounted for as a reverse merger whereby ManagedStorage International, Inc. was the acquirer for accounting purposes.


                                  /s/ KPMG LLP


Denver, Colorado
October 29, 2004
except for Note 2(a),
as to which the date
is April 5, 2005, and
Note 2(b), as to
which the date
is August 31, 2005

                    INCENTRA SOLUTIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004


ASSETS
Current assets:
  Cash and cash equivalents                                       $   3,068,458
  Accounts receivable, net of allowance for doubtful
  accounts of $274,879                                                3,740,554
  Other current assets                                                  645,637
                                                                  -------------
Total current assets                                                  7,454,649
                                                                  -------------

Property and equipment, net                                           2,452,817
Capitalized software development costs, net                           1,188,885
Intangible assets, net                                               16,537,060
Other assets                                                          1,043,634
                                                                  -------------
                                                                     21,222,396
                                                                  -------------
TOTAL ASSETS                                                      $  28,677,045
                                                                  =============
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Current portion of note payable, capital leases and other
  long-term obligations                                           $   1,738,516
  Accounts payable                                                    1,374,953
  Accrued expenses                                                    3,058,806
  Current portion of deferred revenue                                 1,185,736
                                                                  -------------
Total current liabilities                                             7,358,011

Note payable, capital leases and other long-term obligations,
net of current portion                                                2,266,970
Derivative warrant liability                                          1,925,534
Deferred revenue, net of current portion                                149,204
                                                                  -------------
TOTAL LIABILITIES                                                    11,699,719
                                                                  -------------

Commitments and contingencies

Series A convertible redeemable preferred stock, $.001
par value, $31,500,000 liquidation preference, 2,500,000 shares
authorized, 2,466,971 shares issued and outstanding                  22,000,767
                                                                  -------------

Shareholders' deficit:
  Preferred stock, nonvoting, $.001 par value, 2,500,000 shares              --
  authorized, none issued or outstanding
  Common stock, $.001 par value, 200,000,000 shares authorized,
  10,649,362 shares issued,
  10,505,998 shares outstanding, 143,364 shares in treasury              10,506
  Additional paid-in capital                                        113,365,645
  Accumulated other comprehensive income                                 19,184
  Accumulated deficit                                              (118,418,776)
                                                                  -------------
TOTAL SHAREHOLDERS' DEFICIT                                          (5,023,441)
                                                                  -------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                       $  28,677,045
                                                                  =============


          See accompanying notes to consolidated financial statements.

                       INCENTRA SOLUTIONS, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     YEARS ENDED DECEMBER 31,
                                                       2004            2003
                                                   ------------    ------------

Revenues:
  Products                                         $  5,155,101    $         --
  Services                                            8,129,569       9,810,741
                                                   ------------    ------------
TOTAL REVENUE                                        13,284,670       9,810,741
                                                   ------------    ------------

Cost of revenue:
  Products                                            1,479,580              --
  Services                                            5,820,755       6,951,781
                                                   ------------    ------------
Total cost of revenue                                 7,300,335       6,951,781
                                                   ------------    ------------
GROSS MARGIN                                          5,984,335       2,858,960
                                                   ------------    ------------

Selling, general and administrative                  10,262,730       9,361,089
Acquisition costs                                     1,275,189              --
Amortization                                          1,776,473         928,851
Depreciation                                            183,057         363,099
Impairment of goodwill                                  198,280         692,098
                                                   ------------    ------------
                                                     13,695,729      11,345,137
                                                   ------------    ------------
LOSS FROM OPERATIONS                                 (7,711,394)     (8,486,177)
                                                   ------------    ------------

Other income (expense):
  Interest income                                        22,096          39,167
  Interest expense                                   (2,428,643)     (2,225,443)
  Other income (expense)                                382,989        (327,468)
  Foreign currency transaction (loss) gain             (303,342)          8,550
                                                   ------------    ------------
                                                     (2,326,900)     (2,505,194)
                                                   ------------    ------------

LOSS BEFORE INCOME TAX                              (10,038,294)    (10,991,371)
Income tax expense                                     (400,000)             --
                                                   ------------    ------------
NET LOSS                                            (10,438,294)    (10,991,371)
                                                   ------------    ------------

Deemed dividends on redeemable preferred stock         (348,493)     (1,647,669)
Accretion of redeemable preferred stock to
redemption amount                                      (990,826)        (96,236)
                                                   ------------    ------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS         $(11,777,613)   $(12,735,276)
                                                   ============    ============

Weighted average number of common shares
  outstanding - basic and diluted                     5,102,733       1,894,552
                                                   ============    ============

Basic and diluted net loss per share applicable
to common shareholders                             $      (2.31)   $      (6.72)
                                                   ============    ============


          See accompanying notes to consolidated financial statements.

                                           INCENTRA SOLUTIONS, INC. AND SUBSIDIARIES
                               Consolidated Statements of Mandatorily Redeemable Preferred Stock
                                            Years ended December 31, 2004 and 2003


                                                                    "NEW" SERIES PREFERRED
                                         -------------------------------------------------------------------------
                                            MSI SERIES A         MSI SERIES B           MSI SERIES C
                                             REDEEMABLE           CONVERTIBLE             REDEEMABLE
                                           PREFERRED STOCK       PREFERRED STOCK       PREFERRED STOCK
                                         -------------------   --------------------  -------------------------
                                         SHARES     AMOUNT     SHARES      AMOUNT     SHARES         AMOUNT         TOTAL
                                         ------   ----------   -------   ----------  ----------    ----------    ------------
Balance at December 31, 2002             50,000   $5,000,000   650,000   $7,955,122                               $ 12,955,122
Issuance of mandatorily redeemable
  Series C preferred stock for cash of
  $12,858,817 and the conversion of
  $4,760,000 of principal amount and
  payable $85,811 of related interest
  of notes payable                           --           --        --           --      22,104   $ 17,704,628      17,704,628
Series C offering costs                      --           --        --           --          --       (626,113)       (626,113)
Issuance of mandatorily redeemable
  Series C preferred stock in
  asset acquisition                          --           --        --           --         333         33,283          33,283
Repurchase of mandatorily redeemable
  Series C preferred stock                   --           --        --           --        (333)       (33,283)        (33,283)
Estimated fair value of warrants to
  purchase Class A common stock and
  Series C redeemable preferred stock
  issued in exchange for services
  rendered in the Series C offering          --           --        --           --          --       (126,637)       (126,637)
Accretion of mandatorily redeemable
  preferred stock to redemption amount       --           --        --       31,889          --         64,347          96,236
Accrual of dividends on redeemable
  preferred stock                            --           --        --      600,000          --      1,047,669       1,647,669
Reclassification of mandatorily
  redeemable Series C preferred stock
  to liabilities upon adoption of
  SFAS No. 150 effective July 1, 2003        --           --        --           --     (22,104)   (18,063,894)    (18,063,894)
                                         ------   ----------   -------   ----------  ----------   ------------    ------------
Balance at December 31, 2003             50,000   $5,000,000   650,000   $8,587,011          --   $         --    $ 13,587,011
                                         ======   ==========   =======   ==========  ==========   ============    ============

(Continued)

                                           INCENTRA SOLUTIONS, INC. AND SUBSIDIARIES
                         Consolidated Statements of Mandatorily Redeemable Preferred Stock (continued)
                                            Years ended December 31, 2004 and 2003


                              -----------------------------------------------------------------------------------
                                MSI SERIES A REDEEMABLE     MSI SERIES B CONVERTIBLE    FPDI SERIES A CONVERTIBLE
                                    PREFERRED STOCK             PREFERRED STOCK              PREFERRED STOCK
                              --------------------------    ------------------------    -------------------------
                                SHARES         AMOUNT         SHARES       AMOUNT         SHARES       AMOUNT           TOTAL
                              ----------    ------------    ---------    -----------    ----------   ------------   -------------
Balance at December
  31, 2003                        50,000    $  5,000,000      650,000    $ 8,587,011            --            --     $13,587,011
Exchange of MSI Series A
  redeemable preferred stock
  for common stock of
  FPDI  in merger                (50,000)     (5,000,000)          --             --            --            --      (5,000,000)
Deemed dividends on MSI
  redeemable preferred stock          --              --           --        348,493            --            --         348,493
Accretion of MSI mandatorily
  redeemable preferred stock
  to redemption amount                --              --           --         19,793            --            --          19,793
Exchange of MSI Series B
  convertible preferred stock
  for common stock of
  FPDI in merger                      --              --     (650,000)    (8,955,297)           --            --      (8,955,297)
Issuance of FPDI Series A
  convertible preferred stock
  due to merger                       --              --           --             --     2,466,971   $21,029,734      21,029,734
Accretion of FPDI convertible
  preferred stock to
  redemption amount                   --              --           --             --            --       971,033         971,033
                              ----------    ------------    ---------    -----------    ----------   -----------     -----------
Balance at December 31, 2004          --    $         --           --    $        --     2,466,971   $22,000,767     $22,000,767
                              ==========    ============    =========    ===========    ==========   ===========     ===========


          See accompanying notes to consolidated financial statements.

                                           INCENTRA SOLUTIONS, INC. AND SUBSIDIARIES
                            Consolidated Statements of Shareholders' Deficit and Comprehensive Loss
                                            Years ended December 31, 2004 and 2003


                                                                 SERIES C
                                                      CLASS A  REDEEMABLE
                                   COMMON STOCK        COMMON   PREFERRED                ADDITIONAL
                              ----------------------    STOCK     STOCK      DEFERRED      PAID-IN      ACCUMULATED
                                SHARES       AMOUNT   WARRANTS  WARRANTS   COMPENSATION    CAPITAL        DEFICIT         TOTAL
                              -----------   --------  -------- ----------- ------------  -----------   -------------   ------------
Balance at December 31, 2002       6,317   $      6        --        --            --   $81,082,601   $ (96,989,111)  $(15,906,504)
Accretion of mandatorily
  redeemable preferred stock           --         --        --        --            --       (96,235)             --        (96,235)
Dividends on redeemable
  preferred stock                      --         --        --        --            --    (1,647,669)             --     (1,647,669)
Issuance of Class A common
  stock for cash of $3,214,704
  and the conversion of
  $1,190,000 of principal
  amount and $21,453 of
  related interest of notes
  payable                       1,668,177      1,668        --        --            --     4,424,489              --      4,426,157
Issuance of Class A common
  stock to induce conversion
  of notes payable in the
  Series C redeemable
  preferred and Class A
  common stock financing          271,060        271        --        --            --       877,229              --        877,500
Class A common stock offering
  costs                                --         --        --        --            --      (156,528)             --       (156,528)
Issuance of restricted Class A
  common stock for cash             2,895          3        --        --            --           466              --            469
Exercise of stock options           1,539          2        --        --            --           738              --            740
Repurchase of nonvested
  restricted Class A
  common stock                       (161)        --        --        --            --            (1)             --             (1)
Estimated fair value of
  warrants issued to purchase
  Series C mandatorily
  redeemable preferred stock
  in exchange for the
  equipment lease facility             --         --        --  $ 22,927            --            --              --         22,927
Estimated fair value of
  warrants issued to purchase
  Class A common stock and
  Series C mandatorily
  redeemable preferred stock
  in exchange for services in
  the Series C financing               --         --   $65,571    92,725            --       (31,659)             --        126,637
Deferred compensation related
  to grants of options to
  employees to purchase
  common stock                         --         --        --        --     $(670,558)      670,558              --             --
Amortization of deferred
  compensation                         --         --        --        --       308,418            --              --        308,418
Net loss before amounts
  allocable to common
  shareholders                         --         --        --        --            --            --     (10,991,371)   (10,991,371)
                              -----------   --------   -------  --------     ---------   -----------   -------------   ------------
Balance at December 31, 2003    1,949,827   $  1,950   $65,571  $115,652     $(362,140)  $85,123,989   $(107,980,482)  $(23,035,460)
                              ===========   ========   =======  ========     =========   ===========   =============   ============

                                  (continued)

                                             INCENTRA SOLUTIONS, INC. AND SUBSIDIARIES
                                         Consolidated Statements of Shareholders' Deficit
                                                and Comprehensive Loss (Continued)
                                              Years ended December 31, 2004 and 2003


                                                             SERIES C                        ACCUMULATED
                                                  CLASS A   REDEEMABLE                          OTHER
                                 COMMON STOCK      COMMON   PREFERRED  DEFERRED    ADDITIONAL  COMPRE-
                            ---------------------   STOCK     STOCK    COMPEN-      PAID-IN    HENSIVE    ACCUMULATED
                               SHARES     AMOUNT  WARRANTS  WARRANTS    SATION      CAPITAL     INCOME      DEFICIT         TOTAL
                            -----------  --------  -------  --------  ---------  ------------  -------  -------------  ------------
Balance at
  December 31, 2003           1,949,827  $  1,950  $65,571  $115,652  $(362,140) $ 85,123,989       --  $(107,980,482) $(23,035,460)
Accretion of MSI
  mandatorily redeemable
  preferred stock to
  redemption amount                  --        --       --        --         --       (19,793)      --             --       (19,793)
Accretion of FPDI
  mandatorily redeemable
  preferred stock to
  redemption amount                  --        --       --        --         --      (971,033)      --             --      (971,033)
Deemed dividends on MSI
  redeemable preferred
  stock                              --        --       --        --         --      (348,493)      --             --      (348,493)
Exercise of MSI stock
  options                         3,481         4       --        --         --         1,835       --             --         1,839
Repurchase of MSI
  common stock                   (7,284)       (7)      --        --         --        (4,769)      --             --        (4,776)
Cancellations of MSI
  stock options                      --        --       --        --     11,519       (11,519)      --             --            --
Transactions related to
  reverse acquisition of
  FPDI by MSI:
    MSI Series A preferred
      stock exchanged for
      common stock of FPDI    1,000,000     1,000       --        --         --     4,999,000       --             --     5,000,000
    MSI Series B preferred
      stock exchanged for
      common stock of FPDI    1,806,285     1,806       --        --         --     8,953,491       --             --     8,955,297
    Stock-based compensation
      incurred in connection
      with the merger                --        --       --        --         --       798,598       --             --       798,598
    Acquisition of FPDI by
      MSI, based on fair
      value of common
      stock, warrants and
      options                 5,723,869     5,724       --        --         --    16,468,706       --             --    16,474,430
    Series C warrants of
      MSI exchanged for
      Series A stock
      warrants of FPDI               --        --       --  (115,652)        --       115,652       --             --            --
    Class A common stock
      warrants of MSI
      exchanged for common
      stock warrants of FPDI         --        --  (65,571)       --         --        65,571       --             --            --
    Reclassification of
      deferred compensation
      to additional paid-in
      capital due to merger          --        --       --        --    238,388      (238,388)      --             --            --
    Cancellation of MSI
      common stock exchanged
      for common stock
      of FPDI                        --        --       --        --         --         6,277       --             --         6,277
Amortization of deferred
  compensation and stock
  option expense                     --        --       --        --    112,233       280,446       --             --       392,679
FPDI common stock issued
  in lieu of interest
  payment                        29,365        29       --        --         --        12,471       --             --        12,500
Reclassification of
  derivative warrant
  to liability                       --        --       --        --         --    (1,836,534)      --             --    (1,836,534)
Exercise of FPDI stock
  options                           455        --       --        --         --           138       --             --           138
Acquisition costs                    --        --       --        --         --       (30,000)      --             --       (30,000)
Components of
  comprehensive loss:
  Net loss                           --        --       --        --         --            --       --    (10,438,294)  (10,438,294)
  Change in foreign currency
    translation adjustments                                                                   $19,184                        19,184
                                                                                                                       ------------
Total comprehensive loss                                                                                                (10,419,110)
                            -----------  --------  -------  --------  ---------  ------------  -------  -------------  ------------
Balance at
  December 31, 2004          10,505,998  $ 10,506       --        --         --  $113,365,645  $19,184  $(118,418,776) $ (5,023,441)
                            ===========  ========  =======  ========  =========  ============  =======  =============  ============

See accompanying notes to consolidated financial statements.

                            INCENTRA SOLUTIONS, INC.
                                AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows

                                                                                                 YEARS ENDED DECEMBER 31,
                                                                                                    2004          2003
                                                                                                -----------    ----------
Cash flows from operating activities:
  Net loss                                                                                      $(10,438,294)  $(10,991,371)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation                                                                                   2,197,213      2,337,524
    Amortization of intangible assets                                                              1,776,473        928,851
    Amortization of non-cash loan discount                                                                --          1,274
    Stock-based compensation                                                                       1,191,277        308,418
    Interest expense paid with common stock                                                           12,500        877,500
    Non-cash interest expense                                                                        447,797         14,191
    Non-cash interest expense on Series C mandatorily redeemable preferred stock liability         1,703,332      1,262,508
    Share of losses of Front Porch Digital, Inc. and related impairment of goodwill                  198,280      1,328,283
    (Gain) loss on disposal of assets                                                                 22,291        (15,868)
    Non-cash interest income on note receivable                                                           --        (13,666)
    Bad debt expense                                                                                 233,864        266,387
    Gain from early extinguishments of debt                                                               --        (20,826)
    Changes in operating assets and liabilities, net of business acquisition:
      Accounts and other receivables                                                                (942,174)      (967,544)
      Other current assets                                                                            91,811        (93,226)
      Prepaid expenses                                                                                    --         16,211
      Other assets                                                                                    45,295         15,687
      Accounts payable                                                                               (73,065)      (286,417)
      Accrued liabilities                                                                            739,287         34,523
      Deferred revenue                                                                              (738,456)       831,790
      Other liabilities                                                                              (11,784)        (9,518)
                                                                                                ------------   ------------
          Net cash used in operating activities                                                   (3,544,353)    (4,175,289)
                                                                                                ------------   ------------
Cash flows from investing activities:
  Purchases of property and equipment                                                             (1,152,120)    (2,103,746)
  Captialized software development costs                                                          (1,044,325)      (320,414)
  Acquisition costs                                                                                 (198,597)            --
  Proceeds from sale of property and equipment                                                       126,084        267,902
  Purchase of intangible assets                                                                           --     (2,349,714)
  Net change in restricted cash                                                                         (638)          (648)
  Cash and restricted cash acquired in FPDI acquisition (Note 3)                                   4,005,685             --
  Issuance of note receivable from Front Porch Digital                                                    --       (250,000)
  Purchases of short-term investments                                                                     --     (5,300,000)
  Maturities of short-term investments                                                             3,793,099      1,506,901
                                                                                                ------------   ------------
          Net cash provided by (used in) investing activities                                      5,529,188     (8,549,719)
                                                                                                ------------   ------------
Cash flows from financing activities:
  Cash proceeds from issuance of redeemable preferred stock                                               --     12,858,817
  Proceeds from issuance of common stock                                                                  --      3,214,704
  Redeemable preferred stock and Class A common stock offering costs                                      --       (782,641)
  Payments on capital leases, notes payable and other long term liabilities                       (1,151,319)      (446,372)
  Proceeds from exercise of stock options and purchase of restricted stock                             1,977          1,208
  Repurchase of common stock                                                                         (31,427)            --
                                                                                                ------------   ------------
          Net cash (used in) provided by financing activities                                     (1,180,769)    14,845,716
                                                                                                ------------   ------------

Effect of exchange rate changes on cash and cash equivalents                                          63,200             --
                                                                                                ------------   ------------

          Net increase in cash and cash equivalents                                                  867,266      2,120,708
Cash and cash equivalents at beginning of year                                                     2,201,192         80,484
                                                                                                ------------   ------------
Cash and cash equivalents at end of year                                                        $  3,068,458   $  2,201,192
                                                                                                ============   ============

(continued)

                            INCENTRA SOLUTIONS, INC.
                                AND SUBSIDIARIES
                Consolidated Statements of Cash Flows (continued)

                                                                                                 YEARS ENDED DECEMBER 31,
                                                                                                    2004          2003
                                                                                                -----------    ----------
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest                                                        $   202,516    $   72,789
Supplemental disclosures of non-cash investing and financing activities:
  Net assets acquired in FPDI acquisition, excluding cash (Note 3)                              $13,517,778            --
  Reclassification of derivative contract to liability                                            1,836,534            --
  Deferred compensation for options granted at less than fair value                                      --    $  670,558
  Redeemable preferred stock issued for discount on capital lease obligation                             --        22,927
  Redeemable preferred stock warrants and common stock warrants issued for financing costs               --       158,296
  Notes payable and accrued interest converted to preferred and common stock                             --     6,057,264
  Capital lease obligations incurred in connection with the purchase of property and equipment      815,654       654,852
  Purchases of property and equipment included in accounts payable                                  130,471       215,715


          See accompanying notes to consolidated financial statements.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


(1)  ORGANIZATION

     Incentra Solutions, Inc. (which is referred to herein together with its subsidiaries as the "Company"), formerly Front Porch Digital, Inc. ("FPDI"), was organized and incorporated in the state of Nevada. On October 25, 2004, the name of the Company was changed from Front Porch Digital, Inc. to Incentra Solutions, Inc., and the common stock of the Company now trades on the Over-the-Counter Bulletin Board under the trading symbol "ICEN". On August 18, 2004, the Company acquired ManagedStorage International, Inc., a Delaware corporation incorporated in March 2000 ("MSI") (the "Acquisition", Note 4). The Acquisition has been accounted for as a reverse merger, and therefore, MSI is deemed to be the acquirer for accounting purposes. Accordingly, the consolidated financial statements presented herein include the financial statements of MSI for all periods prior to August 18, 2004 and the financial statements of the consolidated companies from the date of the Acquisition forward.

     The Company markets its complete storage solutions to broadcasters under the trade name Front Porch Digital and to service providers and enterprise clients under the trade name ManagedStorage International. Through FPDI, the Company provides a software and management solution that enables searching, browsing, editing, storage and on-demand delivery of media-rich content in nearly any digital format. The software converts audio, video, images, text and data into digital formats for ease of use and archiving. Through MSI, the Company delivers comprehensive storage services, including professional services, hardware/software procurement and resale, financing solutions and remote monitoring/management services. The Company focuses on providing data protection solutions and services that ensure that its customers' data is backed-up and recoverable and meets internal data retention compliance policies. MSI's remote monitoring and management services are delivered from its Storage Network Operations Center, which monitors and manages a multitude of diverse storage infrastructures on a 24x7 basis throughout the United States, United Kingdom, Bermuda and Japan.

     MSI delivers these services utilizing its proprietary GridWorks Operations Support System, which enables automated remote monitoring, and management of complete storage infrastructures and back-up applications. MSI provides outsourcing solutions for customer data protection needs under long-term contracts. Customers pay on a monthly basis for storage services based on the number of assets managed and/or the volume of storage assets utilized.

     The Company's customers are located in North America, Europe, Asia and the Pacific Rim.

     BASIS OF PRESENTATION

     At December 31, 2004, the consolidated financial statements include Incentra Solutions, Inc. and its wholly-owned subsidiaries, Front Porch Digital International, SAS, which is based in France, MSI, which is based in Colorado, and MSI's wholly-owned subsidiaries, ManagedStorage UK, Inc. and Seabrook Technologies, Inc. ManagedStorage UK, Inc. and Seabrook Technologies, Inc. did not have any operating activities during the year ended December 31, 2004. All significant intercompany accounts and transactions have been eliminated in consolidation.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     RISKS, UNCERTAINTIES AND MANAGEMENT'S PLANS

     The Company is subject to various risks and uncertainties frequently encountered by companies in the early stages of development, particularly companies in the rapidly evolving market for technology-based products and services. Such risks and uncertainties include, but are not limited to, its limited operating history, need for additional capital, a volatile business and technological environment, an evolving business model, and the management of expected growth. To address these risks, the Company must, among other things, gain access to capital in amounts and on terms acceptable to it, maintain and increase its customer base, implement and successfully execute its business strategy, continue to enhance its technology, provide superior customer service, and attract, retain, and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks.

     Since inception, the Company has incurred substantial operating losses and has a shareholders' deficit at December 31, 2004. Management of the Company intends to fund these deficiencies by utilizing its existing cash and cash equivalents, and anticipated increasing cash flows from its business operations. Realization of the Company's investment in property and equipment and other long-lived assets is dependent upon achieving positive operating cash flows. If the Company does not achieve and maintain such positive operating cash flows, its long-lived assets could be considered impaired, resulting in a significant impairment charge to operations.

     The Company's 2005 operating plan and the execution thereof is focused on increasing revenue, controlling costs, and conserving cash, however, there can be no assurance that the Company will be able to meet the operational and financial requirements of its operating plan. The Company's 2005 plan also includes growth through business acquisitions (Notes 4 and 17). The Company cannot predict with certainty the expected revenue, gross profit margin, net loss, and/or usage of cash and cash equivalents as a result of these acquisitions. However, the Company's management believes that the Company's cash and cash equivalents and working capital will provide sufficient capital resources to fund its operations, debt service requirements, and working capital needs at least through December 31, 2005.

(2)  SHARE AND PER SHARE DATA

     (A) In accordance with generally accepted accounting principles, and as a result of the Acquisition being accounted for as a reverse merger, all share and per share data prior to the Acquisition have been retroactively adjusted to reflect the .03089 to 1 exchange of shares occurring in connection with the merger of the Company and MSI, in a manner similar to a reverse stock split, with differences in par value being recorded through an offset to additional paid-in capital.

     (B) On April 12, 2005, our Board of Directors and the holders of the required number of the Company's capital stock approved an amendment to the Company's Articles of Incorporation to effect a one-for-ten reverse common stock split effective June 9, 2005. All references to common shares, per-common-share, and options and warrants for common shares in the accompanying financial statements as of December 31, 2004 and for each of the years ended December 31, 2004 and 2003 have been adjusted retroactively to reflect this reverse stock split.


(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The Company has recorded transactions that include the issuance of options and warrants to purchase shares of the Company's preferred and common stock. The accounting for such securities is based upon fair values of the Company's equity securities and other valuation criteria that were determined by management and the board of directors. The Company believes these estimates of fair value are reasonable. Other significant estimates made by management include those related to fair values of acquired intangible assets, and the establishment of an allowance for estimates of uncollectible accounts receivable.

     RECLASSIFICATIONS

     Certain reclassifications of previously reported amounts have been made to conform to the current period presentation.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     RESTRICTED CASH

     The  Company  has  restricted   cash  of  $80,048  at  December  31,  2004,
     (classified as a non-current asset) which secures a letter of credit issued in connection with an operating lease (Note 9).

     PROPERTY AND EQUIPMENT

     Property and equipment, if acquired at the formation date of MSI or through acquisition, have been recorded at the estimated fair value at the acquisition date. Otherwise, all other property and equipment has been recorded at cost. Property and equipment are depreciated on a straight-line basis over their respective estimated useful lives ranging from two to seven years. Equipment recorded under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the respective lease term or estimated useful life of the asset.

     IMPAIRMENT OF LONG-LIVED ASSETS

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS (SFAS
     144), the Company reviews the carrying value of long-lived assets, including property and equipment and amortizable intangible assets, to determine whether there are any indications of impairment. Impairment of long-lived assets is assessed by a comparison of the carrying amount of an asset to expected future cash flows to be generated by the asset. If the assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

     GOODWILL

     Prior to the Acquisition, MSI accounted for an investment in common stock and warrants of FPDI using the equity method of accounting. The excess estimated fair value of FPDI's common stock and warrants over MSI's share of FPDI's net assets at the date of the investment purchase (July 31, 2002), was recognized as goodwill, and in accordance with SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, was not amortized. MSI reviewed such goodwill for impairment and recognized an impairment loss when there was a loss in value in the equity method investment, which was other than a temporary decline. For the years ended December 31, 2004 and 2003, MSI recorded impairment losses of $198,280 and $692,098, respectively. As of December 31, 2004 the Company had no recorded goodwill.

     INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     REVENUE RECOGNITION

     Revenue is recognized when all of the following criteria are met: persuasive evidence of an agreement exists, delivery has occurred or

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004



     services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

     The Company licenses software under license agreements and provides professional services including training, installation, consulting and maintenance. License fee revenues are recognized when a license agreement has been signed, the software product has been shipped, the fees are fixed and determinable, collection is reasonably assured, and no significant vendor obligations remain.

     The Company allocates revenue to each component of a contract based on objective evidence of its fair value, as established by management. Because licensing of the software is generally not dependent on the professional services portion of the contract, software revenue is generally recognized upon delivery, unless a contract exists with the customer requiring customer acceptance.

     Fees for maintenance agreements are recognized ratably over the terms of the agreements. Maintenance is generally billed in advance, resulting in deferred revenue.

     The Company also provides software related professional services. Services are generally provided on a time and materials basis and revenue is recognized as the services are provided.

     Revenues from storage services are recognized at the time the services are provided and are billed on a monthly basis. Fees received for up-front implementation services are deferred and recognized over the term of the arrangement. Deferred revenue is recorded for billings sent to or paid by customers for which the Company has not yet performed the related services.

     COST OF REVENUE

     Cost of revenue consists primarily of direct labor, cost of hardware, depreciation ($2,014,156 in 2004 and $1,974,425 in 2003), amortization, third party royalties and licenses and facilities costs.

     ADVERTISING EXPENSES

     All advertising and promotion costs are expensed as incurred. Total advertising expenses incurred were $80,844 and $270,964 for the years ended December 31, 2004 and 2003, respectively.

     SOFTWARE DEVELOPMENT COSTS

     The Company accounts for costs related to software developed for internal use and marketed for external use in accordance with SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED. MSI's Gridworks software product is used internally for providing services to the Company's customers and is also marketed separately as a stand-alone product. FPDI's DIVArchive software product is marketed solely as a stand-alone product. As required by SFAS No. 86, the Company capitalizes costs in developing software products upon determination that technological feasibility has been established for the product, if that product is to be sold, leased or otherwise marketed. Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. When the product or enhancement is available for general release to customers, capitalization is ceased, and previously capitalized costs are amortized based on current and future revenue for the product, but with an annual amortization amount at least equal to the straight-line amortization over an estimated useful

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     life of three years. For the years ended December 31, 2004 and 2003, capitalized software development costs, which related primarily to enhancements to the Company's Gridworks and DIVArchive software solutions totaled $1,044,325 and $320,414, respectively. These costs are amortized on a straight-line basis over the estimated life, typically three years. For the years ended December 31, 2004 and 2003, $384,974 and $272,731, respectively, was charged to expense. As of December 31, 2004, the unamortized portion of software development costs was $1,188,885.

     DEFERRED LOAN COSTS

     Loan costs included in other non-current assets, are amortized over the 3-year term of the related loan using the straight line method.

     RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred. For the years ended December 31, 2004 and 2003, research and development costs were $134,793 and $0, respectively.

     FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

     The accounts of the international subsidiary, (Front Porch Digital International, SAS) are translated using the exchange rate in effect at the balance sheet date, and the results of operations are translated at the average exchange rates during the year. At December 31, 2004, the Company reported a cumulative translation gain of $19,184, as a component of accumulated other comprehensive income. The Company is also subject to foreign exchange transaction exposure when its subsidiary transacts business in a currency other than its own functional currency. The effects of exchange rate fluctuations in remeasuring foreign currency transactions for the years ended December 31, 2004 and 2003 were a loss of $24,756 and a gain of $8,550, respectively.

     In June 2004, the Company began managing its foreign currency cash flow exposure through the use of $/Euro forward contracts, which are considered derivative instruments and which are recorded as either an asset or liability, measured at fair value. Changes in fair value are recognized currently by the Company in the statement of operations. The Company recorded a realized loss of $144,086 and an unrealized loss of $134,500 on these contracts as of December 31, 2004, which represented the change in the fair value of the foreign currency forward contract related to the difference between changes in the spot and forward rates excluded from the assessment of hedge effectiveness.

     PER SHARE DATA

     The Company reports its earnings (loss) per share in accordance with SFAS No. 128, ACCOUNTING FOR EARNINGS PER SHARE (SFAS 128). Basic loss per share is calculated using the net loss allocable to common shareholders divided by the weighted average common shares outstanding during the period. In accordance with accounting requirements for reverse mergers, the historical loss per share of MSI prior to the Acquisition has been retroactively restated to reflect the Company's capital structure. Due to the Company's net loss, shares from the assumed conversion of outstanding warrants, options, convertible preferred stock and convertible debt have been omitted from the computations of diluted loss per share for the years ended December 31, 2004 and 2003 because the effect would be antidilutive. Shares issuable from securities that could potentially dilute earnings per share in the future that were not included in the computation of loss per share because their effect was anti-dilutive totaled approximately 10.2 million at December 31, 2004. Without regard to any reduction for the use of the treasury stock method, 0.3 million shares of common stock issuable upon the conversion of outstanding convertible preferred stock, the exercise of options and warrants, and restricted stock have been omitted from the computations of basic and diluted loss per share for the year ended December 31, 2003 because the effect would be antidilutive.

     STOCK-BASED COMPENSATION

     The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations, including Financial Accounting Standards Board ("FASB") Interpretation No. 44 (FIN
     44), ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, AN INTERPRETATION OF APB OPINION NO. 25, to account for its fixed-plan stock options.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     Under this method, compensation expense is generally recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION and SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE, AN AMENDMENT OF FASB STATEMENT NO. 123, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As permitted by existing accounting standards, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted only the disclosure requirements of Statement 123, as amended. The following table illustrates the effect on net loss if the fair value-based method had been applied to all outstanding and unvested awards in the years ended December 31, 2004 and 2003. All amounts except per share amounts in (000's)

                                                               Years ended
                                                               December 31,
                                                            2004         2003
                                                          --------     --------
     Net loss before deemed dividends and accretion
        on preferred stock, as reported                   $(10,438)    $(10,991)
     Add stock-based employee compensation expense
       included in reported net loss, net of tax             1,191          308
     Deduct total stock-based employee compensation
       expense determined under fair value-based
       method for all awards, net of tax                    (1,853)        (322)
                                                          --------     --------
           Pro forma net loss before deemed dividends
              and accretion on preferred stock            $(11,100)    $(11,005)
                                                          ========     ========
     Net loss per weighted average common share
       outstanding - basic and diluted - pro forma        $ (2.43)     $  (6.73)
                                                          ========     ========

     Net loss per weighted average common share
       outstanding - basic and diluted - as reported      $  (2.31)    $  (6.72)
                                                          ========     ========


     In determining the fair value of stock options granted by the Company in 2004, and thus determining pro forma compensation expense under the fair value method, the Company utilized the Black-Scholes valuation model with the following weighted average assumptions: dividend yield of 0%, risk free interest rates ranging from 1.2% to 2.09%, expected volatility of 143%, and expected lives of three years. The weighted average fair value of these options granted during 2004 is $2.80.

     In determining the fair value of stock options granted by MSI in 2003, the Company utilized the Black-Scholes valuation model to determine pro forma compensation expense under the fair value method with the following weighted average assumptions: dividend yield of 0%, risk free interest rate of 3.91%, expected volatility of 0.001%, and expected lives of ten years. The weighted average fair value of options granted during 2003 was $3.00.

     For purposes of pro forma disclosures, the estimated fair value of the options was amortized to expense over the vesting period of the related option. Previously recognized compensation expense for forfeited options was included as a reduction of compensation expense in the period of forfeiture.

     FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments held by the Company, which include cash equivalents, restricted cash, accounts receivable, and accounts payable, approximate fair value due to their short duration. The carrying values of the note payable and other non-current obligations approximate fair values based upon market rates currently available to the Company.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     CONCENTRATIONS OF CREDIT RISK

     The Company sells its products and services throughout the United States, Europe, Asia and the Pacific Rim. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Accounts receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers' ability to pay and current economic trends. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible. Credit losses have been within management's expectations. For the year ended December 31, 2004, aggregate revenues from customers located in Europe, Asia and the Pacific Rim amounted to $4.7 million or 35% of total revenue, while revenues from customers located in North America totaled $8.6 million or 65% of total revenue. For the year ended December 31, 2003, aggregate revenues from customers located in Europe, Asia and the Pacific Rim amounted to $1.1 million or 11% of total revenue, while revenues from customers located in North America totaled $8.7 million or 89 % of total revenue. For the year ended December 31, 2004, revenue from two customers individually accounted for approximately 13% and 11% of total revenues. Accounts receivable from these customers represented approximately 20% of total trade receivables at December 31, 2004. For the year ended December 31, 2003, revenues from three customers each exceeding 10% of total revenues aggregated 36%, 19% and 11%, respectively.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued SFAS No. 123(R), SHARE-BASED PAYMENT, which addresses the accounting for share-based compensation transactions. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123(R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. The Company is evaluating the provisions of this standard. Depending upon the number and terms of options that may be granted in future periods, the implementation of this standard could have a material impact on the Company's financial position and results of operations.

     In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope, which may have previously been reported as equity, as a liability (or an asset is some circumstances). Mandatorily redeemable instruments (i.e. instruments issued in the form of shares that unconditionally obligate the issuer to redeem the shares for cash or by transferring other assets) are to be reported as liabilities by their issuers. This statement does not affect the classification or measurement of convertible bonds, puttable stock, or other outstanding shares that are conditionally redeemable. The provisions of SFAS No. 150 are generally effective for those provisions relating to mandatorily redeemable non-controlling interests, which have been deferred. MSI's previously outstanding New Series C preferred stock was mandatorily redeemable on January 9, 2008, (the redemption amount was estimated to be $33,156,000, representing $1,000 per share plus five years of dividends at $100 per share per year), and therefore was considered a liability under the provisions of SFAS No. 150. Accordingly, on July 1, 2003, the carrying amount of the New Series C, which approximated its fair value, was reclassified from the "mezzanine" section of the balance sheet to the

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004

     liability section. There was no gain or loss recorded upon the adoption of SFAS No. 150. From July 1, 2003 through December 31, 2003, the Company recorded non-cash interest expense of $1,262,508, and from January 1, 2004 through August 18, 2004, when the stock was exchanged for Series A preferred stock, the Company recorded non-cash interest expense of $1,703,332, reflecting an effective interest rate on this security of 13.477%.

     In December 2003, the FASB issued Interpretation No. 46R ("FIN 46R"), a revision to SFAS Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES. FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. FIN 46R also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. FIN 46R became effective for variable interest entities created after December 15, 2003 for public companies, and became effective for all other variable interest entities by the end of the first annual reporting period ending after December 15, 2004 for companies that are small business issuers. FIN 46R did not have an impact on the Company's financial position or results of operations.

(4)  ACQUISITIONS

       ACQUISITION OF MSI

     On August 18, 2004 (the "Acquisition Date"), the Company (formerly Front Porch Digital, Inc.) acquired all of the outstanding capital stock of MSI, a Delaware corporation. The Company acquired MSI to increase its ability to deliver a complete storage infrastructure and management solution to its customers. The transaction was structured as a reorganization of MSI with and into Front Porch Merger Corp., a Delaware corporation and newly-formed, wholly-owned subsidiary of the Company. The Acquisition of MSI by the Company has been accounted for as a reverse merger because on a post-merger basis, the former MSI shareholders hold a majority of the outstanding common stock of the Company on a voting and diluted basis. As a result, MSI is deemed to be the acquirer for accounting purposes. Accordingly, the consolidated financial statements presented herein include the financial statements of MSI for all periods prior to the Acquisition Date and the financial statements of the consolidated companies from the Acquisition Date forward. Historical share and per share amounts for periods prior to the Acquisition have been retroactively restated to reflect the exchange ratio established in the transaction, in a manner similar to a reverse stock split, with differences in par values being recorded through an offset to additional paid-in capital. The consolidated accumulated deficit of the accounting acquirer (MSI) has been carried forward after the Acquisition. The Acquisition has also been accounted for as a step acquisition since it occurred in multiple steps over the period from July 31, 2002, when MSI sold its French subsidiary to the Company in exchange for shares of the Company's common stock. After the Acquisition, the former MSI shareholders owned approximately 64% of the common stock of the Company, giving effect to the conversion of Series A preferred stock.

     The MSI stockholders were issued 4,745,499 restricted shares of common stock and 2,466,971 restricted shares of the newly-designated, voting and non-dividend bearing Series A Redeemable Preferred Stock (the "Series A Preferred") of the Company in exchange for their ownership of MSI securities. The Series A Preferred shares are convertible into shares of common stock on a two-for-one basis (Note 11). In connection with the Acquisition, the Company canceled 1,345,238 shares of outstanding Incentra common stock and warrants to purchase 0.4 million shares of Incentra common stock that were held by MSI prior to the Acquisition Date. MSI canceled

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     $0.2 million in receivables owed to it from the Company. The Company also has outstanding warrants to purchase 20,274 shares of restricted common stock at a price per share of $.003 and outstanding warrants to purchase 33,029 shares of Series A Preferred at a price per share of $10.35.

     Although there is no impact on the purchase price allocation or in the financial information presented, the determination of the value of the consideration issued to the former MSI shareholders was as follows:

     a) Common shares issued - the valuation of the common was based upon the average closing price of the Company's common stock as posted on the OTC Bulletin Board for the three-day period prior to the closing date, the closing date and the three-day period after the closing date.

     b) Series A Preferred - the issuance price of the preferred stock was fixed at $31.5 million. The preferred stock was recorded at its fair value at the Acquisition Date, which approximated the value of the redeemable preferred stock of MSI exchanged in the Acquisition. The difference between the issue price and the fair value is being recorded as an accretion on the Series A Preferred stock and charged to net loss applicable to common shareholders over the term of the redemption period.

     The 4,745,499 common shares issued in the Acquisition was based on the following: each outstanding share of MSI's Series A Redeemable Preferred Stock was converted into 20 shares of common stock of the Company, each outstanding share of MSI's Series B Convertible Preferred Stock was exchanged for 2.7789 shares of common stock of the Company, and each outstanding share of MSI common stock was converted into 0.03089 shares of common stock of the Company. Each outstanding share of MSI's Series C Redeemable Preferred Stock was exchanged for 111.6042 shares of Series A Preferred. In addition, each outstanding option to purchase MSI common stock was converted into an option to purchase unregistered common stock of the Company, subject to certain adjustments to the exercise price and the number of shares issuable upon exercise of such options to reflect the exchange ratios in the Acquisition.

     The holders of the Series A Preferred and certain other former MSI stockholders executed a lock-up agreement pursuant to which such stockholders agreed not to transfer their unregistered shares of the Company's common stock for a period of 18 months (with limited exceptions). Concurrent with the consummation of the Acquisition, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the holders of the Series A Preferred. Under the terms of such agreement, at any time after February 16, 2006, the holders of at least 51% of the Series A Preferred have the right to cause the Company to register, under the Securities Act of 1933, the shares of common stock and Series A
     Preferred (including the common stock underlying the Series A Preferred) issued to such holders in the Acquisition. In addition, such holders have 'piggy-back' and Form S-3 registration rights.

     Since the Acquisition has been accounted for as a reverse merger, a determination of the purchase price was made based upon the estimated fair value of Front Porch at the time of the acquisition. Accordingly, the total purchase price for the Company was determined to be approximately $17.5 million, for which the allocation is below.

     Cash and cash equivalents                                $    946,732
     Other current assets                                        2,000,773
     Property and equipment                                        193,637
     Restricted cash                                             3,058,953
     Deferred tax asset                                            400,000
     Other assets                                                  920,357
     Intellectual property-DIVArchive software                   6,600,000
     Intellectual property-customer base                        10,039,785
     Current liabilities                                        (3,732,031)
     Other liabilities                                          (2,904,743)
                                                              ------------
                                                              $ 17,523,463
                                                              ============

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004



     As of the Acquisition Date, the excess fair value over the net assets acquired totaled approximately $16.6 million. This excess was allocated to the Company's intellectual property, including its DIVArchive and Bitscream proprietary software and its customer base in the broadcast, media and entertainment industries. The amounts allocated to intellectual property for the Company's software and customer base are being amortized over 5 and 10-year periods, respectively. The weighted average amortization period is approximately 8 years.

     The following unaudited pro forma results of operations for the years ended December 31, 2004 and 2003 are presented to reflect the Acquisition as if it had occurred as of the beginning of the periods presented; all amounts except per share amounts in (000's):

                                                       Years ended December 31,
                                                          2004         2003
                                                       ----------   ----------
     Revenues (2)                                      $   17,740   $   12,728
     Loss from continuing operations                      (12,631)     (12,674)
     Loss from discontinued operations (1)                     --       (3,711)
                                                       ----------   ----------
     Net loss applicable to common shareholders        $  (12,631)  $  (20,511)
                                                       ==========   ==========

     Loss per share - basic and diluted, pro forma     $    (2.48)  $   (10.82)
                                                       ==========   ==========

     (1) During 2003, Front Porch disposed of two business units: the DIVArchive Medical business unit and the Media Services business unit. The operating results of the two business units were accounted for as discontinued operations.

     (2) On a pro forma basis, giving effect to the Acquisition as if it had occurred on January 1, 2004, for the year ended December 31, 2004, aggregate pro forma revenues from customers located in Europe, Asia or the Pacific Rim amounted to $9.0 million or approximately 51% of total pro forma revenue, while revenues from customers located in North America totaled $8.7 million or approximately 49% of total pro forma revenues. On a pro forma basis, giving effect to the Acquisition as if it had occurred on January 1, 2004, one customer exceeded 10% of total pro forma revenues.


     ASSET ACQUISITION

     In January 2003, MSI closed on an asset purchase agreement, whereby MSI purchased certain assets from Sanrise, Inc. ("Sanrise"), for $1,000,000 in cash and $2,000,000 in escrowed funds to be released over a 120-day period, provided certain conditions in the contract were met. The asset purchase agreement contained an earn-out provision payable in cash and stock, payable upon meeting certain conditions.

     In September 2003, MSI settled an outstanding lawsuit with Sanrise for $156,667 in cash and 333 shares of New Series C. The payment in cash and shares was made in full satisfaction of the earn-out provision. In the settlement, Sanrise relinquished any and all right to further payment in

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004

     connection with the asset acquisition of its DataVault business and MSI released all remaining escrow payments.

     The 333 shares of Series C redeemable preferred stock were repurchased from Sanrise on December 19, 2003 for $33,283 and such shares were retired.

     The total purchase price for the Sanrise assets (including direct costs of the acquisition) of $3,216,992 was allocated to the acquired intangible asset of acquired customer contracts and fixed assets based on their estimated fair market values.

(5)  RECAPITALIZATION AND STOCK PURCHASE AGREEMENTS

     In January 2003 and May 2003, MSI entered into a securities purchase agreement with certain existing investors and new investors. Pursuant to this agreement, the Company issued 22,104 shares of Series C mandatorily redeemable preferred stock (New Series C) and 1,939,237 shares of Class A common stock. In connection with this securities sale, the Company also issued warrants for the purchase of 270 shares of New Series C and 20,272 shares of Class A common stock. The warrants for the purchase of the New Series C and the Class A common stock were exercisable for $1,000 and $.03, respectively, for a period of 5 years from the date of the securities purchase agreement. The New Series C was converted into shares of Series A convertible preferred stock of the Company at the Acquisition date. The Class A common stock was converted into common stock of the Company at the Acquisition date.

     Proceeds and cost of the sale of the Class A common stock and the New Series C were allocated to each class of stock based on relative fair values on the date of the financing. The New Series C was nonvoting, had a par value of $0.01 per share, accrued a dividend of $100 per share per annum, had a $1,000 per share liquidation preference, and was redeemable January 9, 2008. The purchase price of the New Series C was $800 per share. The Series C proceeds were $17,704,628 and consisted of cash of $12,858,817 and the conversion of a note payable with a $4,760,000 principal amount and $85,811 of related interest. Cash costs of the financing were $626,113 and non-cash cost of financing were warrants with an estimated value of $126,637.

     The purchase price of the Class A common stock was $3.24 per share. A total of 1,668,177 shares of the Class A common stock were issued for total proceeds consisting of $3,214,704 cash and the conversion of a note payable with a $1,190,000 principal amount and $21,453 of related interest. The remaining 271,060 shares of Class A common stock were issued as an inducement to convert the notes payable. Interest expense in the amount of $877,500 was recorded in connection with the conversion based on an estimated fair value of the common stock of $3.24 per share.

(6)  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following as of December 31, 2004:

     Computer equipment                                       $  5,844,721
     Software                                                    3,519,284
     Office furniture and equipment                              1,764,550
     Leasehold improvements                                         65,343
                                                              ------------
                                                                11,193,898
     Less accumulated depreciation                              (8,741,081)
                                                              ------------
                                                              $  2,452,817
                                                              ============

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     Depreciation expense for the years ended December 31, 2004 and 2003 was $2,197,213 and $2,337,524, respectively.

     Included in property and equipment is equipment under capital lease with a cost of $1,334,427 and accumulated depreciation of $628,176 at December 31, 2004.

(7)  INTANGIBLE ASSETS

     Intangible assets consist of the following as of December 31, 2004:

     Acquired customer base - FPDI (life of 10 years)         $ 10,039,785
     Intellectual property - DIVArchive (life of 5 years)        6,600,000
     Acquired customer base - MSI (life of 3 years)              2,599,714
     Patents (life of 7 years)                                       2,885
                                                              ------------
                                                                19,242,384
     Less accumulated amortization                              (2,705,324)
                                                              ------------
     Intangible assets, net                                   $ 16,537,060
                                                              ============

     Amortization expense for the years ended December 31, 2004 and 2003 was $1,776,473 and $928,851, respectively. Estimated amortization expense for each of the five succeeding years is as follows:

     Year ending December 31:
       2005                                                   $  3,107,629
       2006                                                      2,345,445
       2007                                                      2,324,391
       2008                                                      2,324,391
       2009                                                      1,809,419
       Thereafter                                                4,625,785
                                                              ------------
                                                              $ 16,537,060
                                                              ============

(8)  ACCRUED EXPENSES

     Accrued expenses consist of the following as of December 31, 2004:

     Wages, benefits and payroll taxes                          $  1,202,677
     Professional service fees                                       393,545
     Derivative liability                                            134,500
     Accrued intereset and penalties                                 126,667
     Taxes, other than income taxes                                  662,244
     Other liabilities                                               539,173
                                                                ------------
                                                                $  3,058,806
                                                                ============

(9)  COMMITMENTS AND CONTINGENCIES

     The Company has employment agreements with certain executives that provide for up to one year of salary upon termination with the Company.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     The Company leases facilities and equipment under non-cancelable capital and operating leases. Rental expense relating to operating leases was $536,192 and $492,901 for the years ended December 31, 2004 and 2003, respectively. Certain of the operating lease agreements have renewal provisions, which range from month-to-month to 24-month terms.

     A letter of credit was entered into as additional security for an operating lease due to the limited cash resources of the Company at the time the lease was signed. The agreement requires a letter of credit in decreasing amounts through the expiration of the lease on September 30, 2007. The letter of credit expires on April 1st of every year and is automatically extended without written amendment every year and would be used to pay rent on the Broomfield, Colorado facility if the Company were unable to make the monthly rent payments. At December 31, 2004, the amount of the letter of credit is $80,048. The letter of credit is secured by restricted cash in the same amount.

     Future minimum lease payments as of December 31, 2004 are as follows:

                                                   CAPITAL    OPERATING
                                                   LEASES       LEASES
                                                  ---------   ----------
     Year ending December 31:
       2005                                       $ 549,922   $ 290,574
       2006                                              --     247,465
       2007                                              --     160,145
       2008                                              --      36,190
       2009                                              --      13,062
                                                  ---------   ---------
                  Total minimum lease payments      549,922   $ 747,436
                                                              =========
     Less amounts representing interest             (33,909)
                                                  ---------
                  Present value of minimum lease
                    payments (all current)        $ 516,013
                                                  =========

(10) NOTE PAYABLE, CAPITAL LEASES, AND OTHER LONG-TERM OBLIGATIONS

     The following is a summary of the Company's long-term debt as of December 31, 2004:

     Senior secured convertible note (A)                      $  3,119,112
     Capital leases (B)                                            516,013
     Other obligations (C)                                         370,361
                                                              ------------
                                                                 4,005,486
     Less current portion                                       (1,738,516)
                                                              ------------
     Long-term portion                                        $  2,266,970
                                                              ============

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     (A)  SENIOR SECURED CONVERTIBLE NOTE

     On the Acquisition Date, liabilities assumed in the Acquisition included the fair value of a convertible note. This convertible note originated on May 13, 2004, when the Company consummated a private placement pursuant to which the Company issued a secured convertible term note due May 13, 2007 in the principal amount of $5,000,000 (the "Note"), and the Company issued a common stock purchase warrant, entitling the holder to purchase 443,500 shares of common stock (the "Warrant") at $4.80 per share. The Note and the Warrant were sold to Laurus Master Fund, Ltd. ("Laurus"), for a purchase price of $5,000,000. The principal and unpaid interest on the Note are convertible into shares of the Company's common stock at a price of $3.00 per share, subject to antidilution adjustments.

     In connection with the issuance of the Note to Laurus, the Company recorded the fair value of the warrant issued as debt discount in the amount of approximately $1.8 million based upon the Black-Scholes option-pricing model, resulting in an imputed interest rate of 37%. This discount is being amortized to earnings as additional interest expense over the term of the Note. Accordingly, the Company has recorded $209,317 of additional non-cash interest expense relating to the amortization of the discount during the year ended December 31, 2004.

     In accordance with Emerging Issues Task Force Issue 00-19, ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN, A COMPANY'S OWN STOCK, the Company initially accounted for the fair value of the Warrant as equity. As discussed below, in the fourth quarter of 2004, due to an October 2004 change in Note conversion terms, the Company's authorized and unissued shares available to settle the Warrant (after considering all other commitments that may require the issuance of stock during the maximum period the Warrant could remain outstanding) were determined to be insufficient (Note 11, item B). As a result, the Company reassessed and reclassified the value of the Warrant to a liability at the reassessment date. The fair value of the Warrant is evaluated at each reporting period with any resulting change in the fair value being reflected in the Consolidated Statement of Operations. The fair value of the Warrant from the reassessment and reclassification date through December 31, 2004, increased by approximately $30,000, which was not recorded due to the immaterial amount of the change.

     The Note provides for monthly payments of interest at the prime rate plus 1%, which is subject to reduction if the market price of the Company's common stock exceeds certain designated thresholds. However, the rate cannot be less than 5%. The Note also provides for monthly amortization of principal, which commenced on September 1, 2004 of $45,455, plus accrued interest, per month, (increased to approximately $159,000 per month beginning in March 2005) with the balance payable on the maturity date. Laurus has the option to receive shares of the Company's common stock in lieu of debt service payments at the market price of the Company's common stock at the date of conversion. The Note is collateralized by a security interest in all of the assets of the Company. The Warrant entitles the holder to purchase, at any time through May 13, 2011, up to 443,500 shares of the Company's common stock at a price of $4.80 per share, subject to antidilution adjustments.

     Pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") between the Company and Laurus, for so long as 25% of the principal amount of the Note is outstanding, the Company may not directly or indirectly declare or pay any dividends without the prior written consent of Laurus. The Securities Purchase Agreement also requires the written consent of Laurus relating to any liquidation, material reorganization or certain additional indebtedness of the Company.

     Pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") between the Company and Laurus, the Company: (a) filed a registration statement under the Act to register the resale of the shares of the Company's common stock issuable upon conversion of the Note and exercise of the Warrant (the "Registration Statement"), which Registration Statement became effective on July 29, 2004, and (b) is required to maintain the effectiveness of the Registration Statement until the earliest date of when (i) all registrable securities have been sold, (ii) all registrable securities may be sold immediately without registration under the Act and without volume restrictions pursuant to Rule 144(k) or (iii) all amounts payable under the Note have been paid in full. Laurus, or other holders of the Note and the Warrant, are entitled to certain specified remedies if the Company does not maintain the effectiveness of the Registration Statement, subject to certain exceptions.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     On October 26, 2004, the Company entered into an Amendment and Waiver, (the "Amendment and Waiver"), with Laurus. The Amendment and Waiver amends the Securities Purchase Agreement and certain other documents (the "Loan Documents") and waived certain events of default under certain of the Loan documents. Pursuant to the Amendment and Waiver, the parties agreed to reduce the "Fixed Conversion Price" set forth in the Term Note from $5.00 to $3.00 per share and to amend the Master Security Agreement to provide for a "Lockbox Deposit Account" to be maintained by the Company and its subsidiaries under the Master Security Agreement. Lockbox remittances do not automatically reduce the debt outstanding unless an event of default has occurred. Laurus further agreed to (i) release to the Company approximately $3 million, which represented all funds then remaining in a restricted account (less outstanding accrued interest and fees); (ii) postpone the monthly principal payments due by the Company under the Note on November 1, 2004 through February 1, 2005 until the maturity date of the Note; (iii) waive certain events of default, and all fees and default interest rates applicable to such events of default; (iv) extend the time for the Company's subsidiaries to be joined as a party to the Master Security Agreement; (v) waive all fees and default interest arising from the Company's failure to pay the liquidated damages set forth in the Registration Rights Agreement and further waive any liquidated damages due and payable to Laurus by the Company.

     In consideration of the waivers, the Company issued a seven-year warrant to Laurus to purchase 50,000 shares of the Company's common stock with an exercise price of $5.00 per share. The Company further agreed to amend its Registration Statement, initially filed on the filing date (as defined in the Registration Rights Agreement), to include the additional warrant and additional shares of the Company's common stock issuable to Laurus upon conversion of the Term Note due to the adjustment of the Fixed Conversion Price. The Company valued the Additional Warrant at $89,000, which represents the total liquidated damages waived by Laurus as a result of the Amendment and Waiver. The Company recorded this amount as a liability and additional interest expense during the quarter ended December 31, 2004. Subsequent to year end, the Company and Laurus further amended the Agreement as discussed in Note 17 to the consolidated financial statements.

     (B)  CAPITAL LEASES

     On November 20, 2003, the Company entered into a capital lease line of credit agreement (the "Lease Line") for $1,500,000 with a third-party lender. The term of the agreement is for term leases ranging from 12 to 18 months. The interest rate on the Lease Line ranges from 10.514% to 10.731%. As of December 31, 2004, the Company had drawn $1,470,507 on the Lease Line and $29,493 of the Lease Line expired unused. The Lease Line is to be repaid in monthly principal and interest installments, with the final payment due in October 2005. The unpaid balance at December 31, 2004 was $516,013. Subsequent to year end, the Company amended this Lease Line as described in Note 17 to the consolidated financial statements.

     (C)  OTHER OBLIGATIONS

     At December 31, 2004, the Company has a $323,318 payable to a single vendor (net of a $49,000 discount), which was restructured in May 2003, to be payable over a five-year period, with interest of 5%. Payments are subject to certain acceleration clauses based upon working capital levels and capital raised. The obligation is being repaid in monthly installments of $8,333. In addition, the Company has deferred rent of $47,043, which is recognized over the life of the Broomfield, Colorado lease.

     Aggregate annual maturities of long-term debt are as follows:

                                         Senior
                                        secured
                                      convertible
                            Capital    note, net      Other
                            Leases    of discount  obligations      Total
                          ----------  -----------  -----------   -----------
           2005           $  516,013  $ 1,122,342  $   100,161   $ 1,738,516
           2006                   --    1,346,809      102,926     1,449,735
           2007                   --      649,961       99,856       749,817
           2008                   --           --       67,418        67,418
                          ----------  -----------  -----------   -----------
                          $  516,013  $ 3,119,112  $   370,361   $ 4,005,486
                          ==========  ===========  ===========   ===========

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


(11) MANDATORILY REDEEMABLE PREFERRED STOCK AND COMMON STOCK

     The Company's authorized capital stock at December 31, 2004 consists of the following:

     (A)  PREFERRED STOCK

          PREFERRED STOCK

          The Company has authorized 2,500,000 shares of preferred stock, nonvoting, par value $.001. As of the date of this report, none of the shares are issued or outstanding.

          SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK

          The Company authorized 2,500,000 shares of Series A Convertible Redeemable Preferred Stock (the "Series A Preferred") in connection with the Acquisition. At December 31, 2004, 2,466,971 Series A Preferred shares are outstanding. Warrants are outstanding to purchase the remaining 33,029 Series A Preferred shares at a purchase price of $10.35 per share.

          The Series A Preferred has voting rights so long as at least 500,000 originally issued shares of the Series A Preferred (as adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and similar transactions) remain outstanding. The holders of outstanding shares of Series A Preferred shall, voting together as a separate class, be entitled to elect three Directors of the Corporation. Each outstanding share of Series A Preferred shall be entitled to a number of votes equal to the number of shares of common stock into which such share of Series A Preferred is then convertible pursuant to the terms of the agreement.

          The Company may (when, and if declared by the Board of Directors) declare and distribute dividends among the holders of Series A Preferred and the holders of common stock pro rata based on the number of shares of common stock held by each, determined on an as-if-converted basis (assuming full conversion of all such Series A Preferred) as of the record date with respect to the declaration of such dividends; provided, that the holders of shares of Series A Preferred shall be entitled to participate on such a pro rata basis in any dividends declared with respect to the common stock.

          Upon any liquidation, dissolution or winding up of the Company and its subsidiaries, whether voluntary or involuntary (a "Liquidation Event"): each holder of outstanding shares of Series A Preferred shall be entitled to be paid in cash, before any amount shall be paid or distributed to the holders of the common stock or any other capital stock ranking on liquidation junior to the Series A Preferred (the common stock and such other capital stock being referred to collectively as, "Junior Stock"), an amount in cash per share of Series A Preferred equal to (A) $12.60 (the "Original Issue Price") plus (B) an amount equal to all accumulated but unpaid dividends on such share of Series A Preferred (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like) (the "Series A Preference Amount") of $31.5 million. If the amounts available for distribution by the Company to holders of Series A Preferred upon a Liquidation Event are not sufficient to pay the aggregate Series A Preference Amount due to such holders, such holders of Series A Preferred shall share ratably in any distribution in connection with such Liquidation Event in proportion to the full respective preferential amounts to which they are entitled.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


          At any time on or after August 16, 2008, the holder(s) may elect to have all (but not less than all) of the outstanding shares of Series A Preferred redeemed. In such event, the Corporation shall redeem all (subject to the terms of the agreement) of the outstanding shares of Series A Preferred, out of funds legally available therefore, for an amount equal to the aggregate Series A Redemption Price specified in the agreement. Any election by a Supermajority Interest pursuant to the agreement shall be made by written notice to the Company and the other holders of Series A Preferred at least fifteen (15) days prior to the elected redemption date (the "Series A Redemption Date"). Upon such election, all holders of Series A Preferred shall be deemed to have elected to have their shares of Series A Preferred redeemed pursuant to the agreement and such election shall bind all holders of Series A Preferred. Notwithstanding anything to the contrary contained herein, each holder of shares of Series A Preferred shall have the right to elect to give effect to the conversion rights contained in the agreement instead of giving effect to the provisions contained in the agreement with respect to the shares of Series A Preferred held by such holder.

          The price for each share of Series A Preferred redeemed pursuant to the agreement shall be an amount (the "Series A Redemption Price") equal to the greater of (i) the Series A Preference Amount (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like), and (ii) the Fair Market Value (as defined in the agreement) of the Common Stock into which the Series A Preferred is then convertible. The aggregate Series A Redemption Price shall be payable in cash in immediately available funds to the respective holders of the Series A Preferred on the Series A Redemption Date.

          Shares of Series A Preferred Stock shall be converted into shares of the Company's common stock in accordance with the following:

          Voluntary conversion occurs upon the written election of the holder thereof and without payment of any additional consideration. Each outstanding share of Series A Preferred held by such holder shall be converted into such number of fully paid and nonassessable shares of common stock as is determined by dividing (i) the Series A Preference Amount, by (ii) the Conversion Price at the time in effect for such Series A Preferred (such quotient, the "Conversion Rate"). The initial "Conversion Price" per share for shares of Series A Preferred shall be $6.30, subject to adjustment as set forth in the agreement. Any election by a holder of Series A Preferred pursuant to the agreement shall be made by written notice to the Company, and such notice may be given at any time and from time to time after August 16, 2004 (the "Closing Date") and through and including the day which is five (5) days prior to the Series A Redemption Date or the closing of any transaction contemplated by the agreement.

          Automatic   conversion   occurs  upon  the   written   election  of  a
          Supermajority Interest and without the payment of any additional consideration. Upon automatic conversion all (but not less than all) of the outstanding shares of Series A Preferred shall be converted into fully paid and nonassessable shares of common stock at the Conversion Rate. Any election by a Supermajority Interest pursuant to the agreement shall be made by written notice to the Company and the other holders of Series A Preferred, and such notice may be given at any time after the Closing Date through and including the date which is five (5) days prior to the closing of any transaction contemplated by the agreement. Upon such election, all holders of the Series A Preferred shall be deemed to have elected to voluntarily convert all outstanding shares of Series A Preferred into shares of common stock pursuant to the agreement and such election shall bind all holders of Series A Preferred.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     (B)  COMMON STOCK

          In October 2004, the Company amended its charter to increase the number of authorized common shares from 150,000,000 to 200,000,000. At December 31, 2004, the Company had 10,649,362 shares issued, 10,505,998 shares outstanding and 143,364 shares held in treasury. In addition, the Company had warrants, options and other convertible securities outstanding which are exercisable or convertible into common shares, which, if all were exercised or converted, would cause the Company's outstanding common shares to exceed its authorized common shares by approximately 7 million shares at December 31, 2004 on a pre reverse split basis. Under the laws of the State of Nevada, the Company is prohibited from issuing shares in excess of its number of authorized shares. The Company may be required to take certain corporate action to ensure that it has sufficient authorized shares of its common stock to meet its commitments under such warrants, options and other convertible securities and to seek the necessary approvals for such action pursuant to Section 14 of the Securities Exchange Act of 1934 and the laws of the State of Nevada. Not all of such warrants, options and other convertible securities are presently exercisable or convertible by the holders thereof and the Company has sufficient authorized shares to meet its obligations under those warrants, options and other convertible securities that are presently exercisable.

     The Company's authorized capital stock at December 31, 2003 consists of the following:

     (C)  MANDATORILY REDEEMABLE PREFERRED STOCK

          Prior to the Acquisition, the Company had issued three classes of mandatorily redeemable preferred stock: Series A mandatorily redeemable preferred stock (New Series A), Series B mandatorily redeemable, convertible preferred stock (New Series B), and New Series
          C. As of the Acquisition date, New Series A and New Series B were converted into common stock and New Series C was converted into Series A Preferred.

          Series A Mandatorily Redeemable Preferred Stock

          The Company authorized and issued 50,000 shares of New Series A as part of the Recapitalization discussed in Note 5. New Series A did not have voting rights and the holders were not entitled to receive dividends on the shares. However, on January 11, 2007, the fifth anniversary of the issuance of the stock, a cumulative dividend of $10.00 (adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share) per share per year may have been paid, if approved by the board of directors. After January 11, 2007, dividends would have accrued daily in arrears and be compounded annually, whether or not such dividends were declared by the board of directors or paid. This cumulative dividend was subordinate to dividends paid on the New Series B and New Series C.

          Series B Mandatorily Redeemable Convertible Preferred Stock

          The Company had authorized and issued 650,000 shares of New Series B as part of the Recapitalization discussed in Note 5. Each share of New Series B had voting privileges equal to the number of shares of Class A common stock into which such share of New Series B would have converted pursuant to the conversion terms of the agreement. The New Series B accrued a dividend of $0.923077 per share per year (adjusted for subsequent stock cumulative dividends, stock splits, combinations, recapitalizations or the like with respect to such share).

          Series C Mandatorily Redeemable Preferred Stock

          The Company had authorized 24,500 shares and issued 22,104 shares of New Series C as discussed in Note 5. The holders of New Series C were not entitled to vote on any matters except as provided in the covenants or to the extent otherwise required under the Delaware General Corporation Law. The holders of outstanding shares of New Series C would be entitled to receive cumulative dividends at the rate of $100 per share of New Series C per year (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share) from the date of original issuance of such share.

          At December 31, 2003 there were cumulative New Series B dividends of $1,181,918 and New Series C dividends of $1,047,669.

(12) EMPLOYEE STOCK OPTION AND BONUS PLANS

     The Company currently has two employee stock option plans - one plan that was originally established under MSI, and one that was originally established under Front Porch Digital, Inc. ("Incentra Option Plan"). As of

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     the date of the Acquisition, the Company adopted the Incentra Option Plan. In connection with the Acquisition, no additional grants will be made under the MSI Plan, however, outstanding stock options issued pursuant to the MSI Plan may be exercised for unregistered common shares.

     EMPLOYEE EQUITY INCENTIVE PLAN

     The Incentra Option Plan provides for the granting of options to key employees, officers and certain individuals to purchase shares of the Company's common stock. The Company currently has reserved 600,000 shares of common stock for issuance under the Incentra Option Plan. An increase in the number of shares reserved from 600,000 to 2,262,500 was approved by the Board of Directors and shareholders and the effectiveness of the increase is subject to the Company filing a Schedule 14C Information Statement. The Incentra Option Plan has a term of ten years. The Incentra Option Plan provides for the grant of "incentive stock options" within the meaning of
     Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights and restricted stock awards. The Incentra Option Plan is administered by the Company's Board of Directors. The exercise price of non-statutory stock options may be equal to or more or less than 100 percent (100%) of the fair market value of shares of common stock on the date of grant. The exercise price for incentive stock options may not be less than 100 percent (100%) of the fair market value of shares of common stock on the date of the grant (110 percent (110%) of fair market value in the case of incentive stock options granted to employees who hold more than ten percent (10%) of the voting power of the issued and outstanding shares of common stock).

     Options granted under the Incentra Option Plan may not have a term of more than a ten-year period (five years in the case of incentive stock options granted to employees who hold more than ten percent (10%) of the voting power of the Company's common stock) and generally vest over a three-year period. Options generally terminate three months after the termination of employment for any reason other than death, disability or retirement, and are not transferable by the employee other than by will or the laws of descent and distribution.

     The Company has granted nonqualified stock options to certain employees of the Company. Such options have been granted with an exercise price below market at the date of grant. The options vest immediately or contain accelerated vesting, or vest over three yeas beginning on the first anniversary of the grant date, and are exercisable for a period of three to ten yeas. The Company has also granted nonqualified stock options to certain directors and consultants. These options have been granted with an exercise price at or below market at the date of the grant, vest immediately, and are exercisable for a period of not more than ten years.

     The Incentra Option Plan also provides for grants of stock appreciation rights ("SARs"), which entitle a participant to receive a cash payment, equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price of SAR. The exercise price of any SAR granted under the Incentra Option Plan will be determined by the Board of Directors at its discretion at the time of the grant. SARs granted under the Incentra Option Plan may not be exercisable for more than a ten-year period. SARs generally terminate one month after the termination of the grantee's employment for any reason other than death, disability or retirement. Although our Board of Directors has the authority to grant SARs, they have not granted, and do not have any present plans to grant SARs.

     Restricted stock awards, which are grants of shares of common stock that are subject to a restricted period during which such shares may not be sold, assigned, transferred, made subject to a gift, or otherwise disposed

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004

     of, or mortgaged, pledged or otherwise encumbered, may also be made under the Incentra Option Plan. At this time, our Board of Directors has not granted, and does not have any plans to grant, restricted shares of common stock.

     A summary of all activity in the Incentra Option Plan is as follows:

                                                                     WEIGHTED
                                                    NUMBER           AVERAGE
                                                  OF OPTIONS      EXERCISE PRICE
                                                 ------------     --------------
     Balance, January 1, 2004                         262,371       $      6.20
     Granted                                        1,584,966              2.70
     Exercised                                        (10,000)             2.80
     Forfeited                                         (8,277)             3.30
                                                 ------------       ------------
     Balance, December 31, 2004                     1,829,060       $      3.20
                                                 ============       ============


                            OUTSTANDING OPTIONS            EXERCISABLE OPTIONS
                    -----------------------------------   ----------------------
                                   WEIGHTED
                                    AVERAGE    WEIGHTED                 WEIGHTED
                      SHARES      REMAINING     AVERAGE     SHARES       AVERAGE
       EXERCISE        UNDER     CONTRACTUAL   EXERCISE    CURRENTLY    EXERCISE
        PRICE         OPTION         LIFE        PRICE    EXERCISABLE    PRICE
    --------------  ----------   -----------   --------   -----------   --------
    $ 1.60 - 13.90   1,800,560         2.40    $   2.70       496,249   $   2.60
     20.00 - 29.00      11,000         4.40       24.10        11,000      24.10
             40.00      17,500         1.60       40.00        17,500      40.00
                    ----------                            -----------
                     1,829,060         2.40        3.20       524,749       4.30
                    ==========                            ===========


     MANAGEDSTORAGE INTERNATIONAL, INC. - 2000 STOCK OPTION AND GRANT PLAN

     Prior to the Acquisition, MSI adopted and administered its 2000 Stock Option and Grant Plan (the "MSI Plan") for its employees, directors, consultants and other key persons. In connection with the Acquisition, no additional grants will be made under the MSI Plan, however, outstanding stock options issued pursuant to the MSI Plan may be exercised for unregistered common shares. As provided in the Acquisition Agreement, upon the exercise of any outstanding options issued under the MSI Plan, the Company will issue 0.03089 shares of common stock for each share of MSI common stock that would have been issuable upon the exercise of such options.

     The maximum number of shares of unregistered common stock available for issuance to eligible employees, consultants, and directors of the Company under the MSI Plan is 219,601 at December 31, 2004. Options to purchase the Company's unregistered common stock are exercisable at a price as determined by the board of directors at the time the option is granted. Under the terms of the MSI Plan, the exercise prices for incentive stock

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004

     options granted shall not be less than 100% of the fair market value of the unregistered common stock or common stock of the Company at the date of grant, or if a participant owns more than 10% of the Company, the option price may not be less than 110% of the fair market value of the unregistered common stock or common stock. No incentive stock options may be exercised more than 10 years from the date of grant, or when an employee owns more than 10% of the Company, the incentive stock options may not be exercised more than five years from the date of grant.

     The MSI Plan is administered by the board of directors, which has the authority to select the individuals to whom awards will be granted and to determine whether and to what extent stock options are to be granted, the number of shares of unregistered common stock and common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award. Options granted during 2004 vest over a four-year period, 25% per year, commencing on the one-year anniversary of the grant and/or the employee hire date. Unless terminated or otherwise canceled under the MSI Plan provisions, the contractual life of all such options is no greater than ten years.

     During 2003, a total of 217,984 stock options were granted (net of cancellations) with exercise prices less than the estimated fair value of the underlying common stock resulting in total deferred compensation expense to be recognized ratably over the vesting period of $635,111 of which $199,686 and $290,436 was recognized during 2004 and 2003, respectively.

     During 2002, a total of 2,142 shares of restricted stock were purchased by employees for prices less than their estimated fair value, resulting in $35,447 of compensation expense which will be recognized over the vesting period, of which $8,860 and $17,982 was recognized through December 31, 2004 and 2003, respectively.

     Options which were granted during 2000 and 2001 vest over a four-year period, 25% commencing on the one-year anniversary date of the grant and 6.25% each three-month period thereafter. All 2000 and 2001 options were cancelled in 2002. The cancelled options were replaced with 436 options and 364 shares of restricted stock. The replacement options and restricted stock are subject to the variable accounting rules under FIN 44. The option exercise price on the replacement options was $16.20 per share, which exceeded the fair value of the Company's common stock as of December 31, 2003.

     The purchase price on the replacement restricted stock was $0.16 and the estimated fair value of the underlying common stock on December 31, 2003 was $3.237. On December 31, 2003, 266 shares of the replacement-restricted stock were vested and $818 cumulative compensation expense had been recognized.

     A summary of all activity in the MSI Plan is as follows:

                                                                  WEIGHTED
                                                    NUMBER        AVERAGE
                                                  OF OPTIONS   EXERCISE PRICE
                                                  ----------   --------------
     Balance, December 31, 2002                          201   $        16.20
     Granted                                         249,589             0.30
     Exercised                                        (1,539)            0.50
     Forfeited                                       (19,045)            0.50
                                                  ----------   --------------
     Balance, December 31, 2003                      229,206             0.50
                                                  ----------   --------------
     Granted                                          22,225             3.20
     Exercised                                        (3,947)            3.33
     Forfeited                                       (27,883)            2.80
                                                  ----------   --------------
    Balance, December 31, 2004                       219,601   $         0.50
                                                  ==========   ==============

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


                            OUTSTANDING OPTIONS            EXERCISABLE OPTIONS
                    -----------------------------------   ----------------------
                                   WEIGHTED
                                    AVERAGE    WEIGHTED                 WEIGHTED
                      SHARES      REMAINING     AVERAGE     SHARES       AVERAGE
       EXERCISE        UNDER     CONTRACTUAL   EXERCISE    CURRENTLY    EXERCISE
        PRICE         OPTION         LIFE        PRICE    EXERCISABLE    PRICE
     ------------   ----------   -----------   --------   -----------   --------
     $       0.30      208,304          8.12   $   0.30       102,978   $   0.30
             3.20       11,229          9.14       3.20           946       3.20
            16.20           68          7.31      16.20            68      16.20
                    ----------                            -----------
                       219,601          8.17       0.50       103.992       0.30
                    ==========                            ===========

     In 2002, the Company issued restricted stock grants, which are restricted in terms of their disposal and vesting. Vesting of restricted stock awards is determined by the board of directors for each specific grant. On April 24, 2002, the Company sold 166,367 restricted shares under the Option Plan to members of management. The shares sold in 2002 vest over a four-year period, 25% per year, commencing on the one-year anniversary of the grantee's date of hire.

EMPLOYEE BONUS PLAN

In connection with the Acquisition, the Company assumed the Front Porch Digital, Inc. Employee Bonus Plan (the "Bonus Plan"). In March 2001, the Board of Directors adopted the Bonus Plan to promote the interests of the Company and shareholders by permitting the Company to award bonuses in cash or in shares of common stock to key employees in order to reward such employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company and to retain their services. The Company has reserved 200,000 shares, subject to adjustment, of common stock for issuance under the Bonus Plan. As of December 31, 2004, no shares have been issued under this plan. The Bonus Plan will terminate on March 31, 2006, except that the Board of Directors may terminate the Bonus Plan (except with respect to any outstanding bonus awards) at an earlier date.

The Bonus Plan is administered by either the Board of Directors or the Compensation Committee of the Board. Members of the Compensation Committee are eligible to receive bonuses only if such bonuses are granted by the Board of Directors.

The Board of Directors or the Compensation Committee has the authority to determine which key employees shall be awarded bonuses; the amounts of bonuses and the number of shares of common stock, if any, to be awarded; and all other terms and combinations of performance measurement criteria, which may differ as to various key employees or attainment of certain performance levels. The Board of Directors or the Compensation Committee decides whether performance criteria have been met, whether and when to award bonuses, time payment of bonuses, and whether to pay bonuses in cash or in common stock or any combination thereof. The determinations of the Board of Directors or the Compensation Committee, as the case may be, on these matters shall be conclusive. The number of shares of common stock to be awarded as a bonus is to be equal in value to a fixed cash amount, with the value of such common stock computed at the higher of (a) the fair market value of the common stock to be awarded on date of award, or (b) the par value of the common stock to be awarded.

Any eligible employee whose employment has terminated for any reason other than death prior to the end of the bonus measurement period may remain eligible for a full or prorated bonus, or may forfeit his bonus in its entirety, in accordance with such terms as may be set for such bonus from time to time by the Board of Directors or the Compensation Committee. Bonuses payable will be paid to the estate of designee of any eligible employee who has died after termination of employment but before payment of the bonus award. In the event that any eligible

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004

employee's employment is terminated either (i) for cause, or (ii) without the consent of the Company, his eligibility for a bonus under the Bonus Plan shall terminate in whole immediately upon termination of employment. If an eligible employee dies while he is employed by the Company or any of its subsidiaries, his estate or designee shall be eligible to receive a prorated bonus. Bonus rights are not transferable otherwise than by will or the laws of descent and distribution.

No bonus award of common stock may be made under the Plan unless and until the shares subject to such award have been listed, registered and qualified upon any applicable securities exchange or under any applicable state or federal law, including without limitation, the Securities and Exchange Act of 1933, as amended, and the consent or approval of any governmental regulatory body, necessary or desirable as a condition of, or in connection with, the award or issuance of shares hereunder has been obtained.


(13) WARRANTS

     In determining the fair value of warrants granted in 2004, the Company utilized the Black-Scholes valuation model with the following weighted average assumptions: dividend yield of 0%, risk free interest rate of 1.16%, expected volatility of 143%, and expected lives of five to seven years.

     At December 31, 2004, the Company had the following warrants outstanding for the purchase of its common stock:

                                                          NUMBER OF     EXERCISE
             DESCRIPTION            EXPIRATION DATE    SHARES ISSUABLE    PRICE
             -----------            ---------------    ---------------  --------
     Issued to original Front
     Porch Shareholders                 May 2, 2005         290,000     $ 5.00

                                   February 1, 2005          16,000     $ 5.00
                                (which has expired)
                                     March 31, 2007          30,000     $ 6.50

     Issued in connection with
     notes payable                December 31, 2005          80,000     $10.00

     Issued in connection with
     a private placement           October 31, 2005          12,950     $24.00


     Issued to note holder        December 31, 2007          22,500     $ 1.00

     Issued to Equity Pier
     in exchange for consulting
     services (Note 15)           February 28, 2006         332,470     $20.00

     Issued to noteholder               May 1, 2008          10,000     $ 1.00

     Issued to noteholder               May 1, 2008          50,000     $ 1.00

     Issued in connection with
     debt issuance                     May 13, 2011         517,850     $ 4.80

     Issued in exchange for
     liquidated damages            October 25, 2011          50,000     $ 5.00

     Issued in exchange for
     services in financing
     transaction                   January 10, 2008          20,274     $ 0.003
                                                        -----------

                                                          1,432,044
     Total warrants outstanding                         ===========

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     At December 31, 2004, the Company had the following warrants outstanding for the purchase of its Series A Convertible Preferred Stock:

                                                          NUMBER OF     EXERCISE
             DESCRIPTION            EXPIRATION DATE    SHARES ISSUABLE    PRICE
             -----------            ---------------    ---------------  --------
     Issued to lease holder
     in connection with
     equipment lease facility     November 20, 2010           6,954      $10.35

     Issued in exchange for
     services in financing
     transaction                   January 10, 2008          26,075      $10.35
                                                        -----------

     Total warrants outstanding                              33,029
                                                        ===========


(14) EMPLOYEE CONTRIBUTION PLAN

     The Company sponsors a 401(k) Savings Plan (the Plan). The Plan is a defined contribution plan for all regular domestic employees of the Company's ManagedStorage International, Inc. subsidiary who have attained at least 18 years of age. Employees who meet these requirements may become a participant in the Plan on the first day of the following month after meeting the eligibility requirements.

     Participants may elect to make contributions ranging from 1% to 60% of their eligible compensation, subject to limitations based on provisions of the tax law. The Company may make a discretionary pretax matching contribution. The amount would be equal to a percentage determined annually by a board of directors' resolution. To date, no matching contributions have been made.

     Employee contributions are 100% vested. Company contributions, when made, will be subject to the following vesting schedule: Up to one year of service, 40% vested; two years of service, 80% vested; three or more years of service, 100% vested.

(15) RELATED-PARTY TRANSACTIONS

     The Company's Chairman of the Board and Chief Executive Officer (the "CEO"), is the founder and managing partner of Equity Pier LLC ("Equity Pier"). During 2004 and 2003, the Company incurred liabilities to Equity Pier totaling $100,571 and $153,320, respectively, primarily related to the reimbursement of airplane usage, travel and business expenses incurred by the CEO and other executives. In addition, the Company leased office space from Equity Pier in 2004 and 2003. Total costs incurred under the leasing arrangement and associated expenses (utilities, supplies and insurance) amounted to $204,623 and $184,420, respectively. During 2004 and 2003, the Company paid consulting fees and other reimbursable expenses to shareholders of Equity Pier, excluding salaries paid to shareholders of Equity Pier in their capacity as employees of MSI, of $18,613 and $191,884 respectively.

     The Company acquired equipment and equipment maintenance services from two shareholders in the amount of $191,142 for the year ended December 31, 2003.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     During 2004, a director of the Company entered into a consulting agreement with the Company to provide consulting services in the broadcast industry. The agreement began on June 1, 2004 and expires May 31, 2005. The agreement requires monthly payments of $2,500 plus expenses. During 2004, the Company paid the director $18,711 in consulting fees and expenses.

(16) INCOME TAXES

     The domestic and foreign components of loss before income taxes for the years ended December 31, 2004 and 2003 are as follows:

                                                   2004                2003
                                              -------------       -------------
     Domestic                                 $ (11,343,294)      $ (10,991,371)
     Foreign                                      1,305,000                  --
                                              -------------       -------------
                                              $ (10,038,294)      $ (10,991,371)
                                              =============       =============

     The income tax provision of $400,000 for the year ended December 31, 2004, consisted solely of deferred, foreign income tax expense related to the Company's French subsidiary. There was no income tax expense (benefit) in 2003.

     The reconciliation between the federal statutory tax rate and the Company's effective tax rate on (loss) for 2004 and 2003 is as follows:

                                                                2004      2003
                                                               ------    ------
     Expected  tax  benefit of  federal  statutory  tax rate   (34.0%)   (35.0%)
     Increase (reduction) resulting from:
        State tax - net of federal tax benefit                  (4.4%)    (4.1%)
        Effect of permanent differences                         10.3%      5.1%
        Foreign taxes                                            4.0%       --
        Other                                                      0%      2.5%
        Change in valuation allowance                           28.1%     31.5%
                                                                -----     -----
           Actual income tax expense                             4.0%        0%
                                                                =====     =====

     At December 31, 2004, the Company had available for federal and state income tax purposes, net operating loss carry forwards of approximately $88,000,000 that expire between 2007 and 2024 and foreign loss carry forwards of approximately $16,000,000 with no expiration.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004

     The Tax Reform Act of 1986 contains provisions that limit the utilization of net operating loss carry forwards if there has been a change in ownership as described in Section 382 of the Internal Revenue Code. Such a change in ownership may limit the Company's utilization of its net operating loss carry forwards. As a result of a private placement in 2003 and a reverse acquisition in 2004, the Company believes that there are substantial limitations on the utilization of its net operating loss carry forwards.

     Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes consist of the following as of December 31, 2004:

     Deferred tax assets:
        Accrued liabilities and other                         $     516,583
        Property and equipment                                      630,916
        Loss carryforwards                                       35,037,283
                                                              -------------
              Deferred tax assets                                36,184,782
                                                              -------------

     Deferred tax liabilities:
        Intangible assets - Front Porch Digital Acquisition      (5,528,725)
        Unremitted earnings of French subsidiary                 (1,357,960)
                                                              -------------
              Deferred tax liabilities                           (6,886,685)
                                                              -------------

              Net deferred tax assets                            29,298,097
              Valuation allowance                               (29,298,097)
                                                              -------------
        Net deferred tax assets                               $      --
                                                              =============


     Management has recorded a valuation allowance against the entire deferred tax asset, as management does not consider the realization of this asset to be more likely than not. The decrease in the valuation allowance during the year ended December 31, 2004 was $942,204.

     Undistributed earnings of foreign subsidiaries amounted to $3.4 million at December 31, 2004. These undistributed earnings are considered to be indefinitely reinvested, and, accordingly, no provision for U.S. federal or state income taxes has been provided.

     In addition, any tax benefits recognized in future periods for deferred tax assets of MSI allowed for at the date of the Acquisition, are to be first applied to reduce to zero, intangible assets related to the Acquisition.


(17) SUBSEQUENT EVENTS

     (A)  ACQUISITION OF STAR SOLUTIONS OF DELAWARE, INC.

     On February 18, 2005 (the "Closing Date"), the Company acquired all of the outstanding capital stock of STAR Solutions of Delaware, Inc., a privately-held Delaware corporation ("Star"). The acquisition was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement"). The results of operations of STAR, will be included in the Company's consolidated financial statements beginning on Feb. 18, 2005.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


     Pursuant to the Merger Agreement, the purchase price consisted of (i) a cash payment of $1,422,000, (ii) the issuance of 1,261,756 unregistered shares of the Company's common stock and (iii) the issuance of an unsecured convertible promissory note for $2.5 million (the "Note"). In addition, the Company paid $78,000 to the sole remaining stockholder of Star in exchange for all shares of capital stock of Star held by such stockholder. Among other terms and conditions of the Merger Agreement, as soon as practicable after the Closing Date the Company is required to take all necessary actions (including amending the articles of incorporation) to ensure that the Company will have sufficient authorized but unissued shares of common stock to permit the conversion of the Note in accordance with its terms. The Company paid approximately $0.4 million in investment banking fees associated with the transaction.

     Interest on the Note accrues an annual rate of 0.5% which has been discounted to reflect a fair value rate of interest. Principal is payable as follows: (i) $125,861 on May 1, 2005, (ii) eight consecutive quarterly payments of $251,722, commencing on August 1, 2005, and (iii) a single payment of $377,583 on August 1, 2007 (each of the foregoing dates, a "Payment Due Date"). All or a portion of the outstanding principal and interest due under the Note may be converted by the holder into shares of common stock at any time from the end of each calendar quarter immediately preceding a Payment Due Date until and including one day prior to such Payment Due Date. The Note is initially convertible at a conversion price equal to the greater of (i) $4.00 or (ii) seventy percent (70%) of the average closing price of the Company's common stock, as reported on the Over-The-Counter Bulletin Board, for the ten (10) consecutive trading days ending on and including the last day of the calendar quarter immediately preceding the applicable Payment Due Date. As of the Closing Date, the Note was convertible into a maximum of 625,000 shares of common stock. The Company's obligations under the Note are not secured by any of the Company's assets.

     The Note provides that all unpaid principal and accrued interest shall, at the option of the holder and without notice, become immediately due and payable upon the occurrence of an event of default (as defined in the Note). Such events of default include the occurrence of any of the following events: (i) failure to pay within ten (10) days after the applicable due date any amounts payable under the Note, (ii) an assignment for the benefit of creditors, or (iii) failure to perform any material covenant under the Merger Agreement, the registration rights agreement of the consulting agreement described below or any other material agreement between the seller and the Company. Principal amounts not paid when due (subject to applicable cure periods) bear interest at twelve percent (12%).

     Concurrent with the consummation of the acquisition, the Company entered into a registration rights agreement with the seller, pursuant to which, at any time after March 1, 2006, the seller shall have the right to cause the Company to register under the Securities Act of 1933, as amended, the shares of common stock issued to him in the acquisition and the shares of common stock issuable upon conversion of the Note. The agreement also provides that, after March 1, 2006, the seller shall have `piggy-back' registration rights.

     The following represents the preliminary purchase price allocation at the date of the Star acquisition:

     Cash and cash equivalents                                 $ 1,598,000
     Other current assets                                          687,000
     Property and equipment                                         20,000
     Other assets                                                    7,000
     Intangible assets                                           8,704,000
     Current liabilities                                        (1,421,000)
     Other liabilities                                          (1,900,000)

                                                               -----------
     Total purchase price                                      $ 7,695,000
                                                               ===========

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


The purchase price is not considered final as of the date of this report, as the Company and its independent valuation advisors are still reviewing all of the underlying assumptions and calculations used in the allocation. However, the Company does not believe the final purchase price allocation will be materially different than that presented herein.

In addition, on February 18, 2005, Star obtained a revolving line of credit from Wells Fargo Bank, N.A., which provides for borrowings until March 1, 2007, of up to $5,000,000. See further discussion of this credit facility in item (E) below.

(B)  AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTE

On February 17, 2005, the Company entered into an Amendment and Waiver (the "Laurus Amendment and Waiver") with Laurus. The Laurus Amendment and Waiver waives certain events of default under the Registration Rights Agreement, (as amended on October 25, 2004) and the Term Note. Pursuant to the Laurus Amendment and Waiver, Laurus agreed to waive all fees and default interest arising from the Company's failure to pay the liquidated damages set forth in the Registration Rights Agreement and further waive any liquidated damages due and payable to Laurus in connection with the Company's failure to maintain the effectiveness of the Registration Statement.

On February 18, 2005, the Company entered into a Waiver and Subordination Agreement with Laurus (the "Laurus Subordination"). The Laurus Subordination waives the Company's obligation under the Securities Purchase Agreement, to cause a new wholly-owned subsidiary STAR Solutions of Delaware, Inc. to become a party to the Master Security Agreement. Pursuant to the Laurus Subordination, Laurus also agreed to subordinate to the lender its security interest in the accounts receivable and other rights to payments, general intangibles, equipment and inventory of the new entity.

In consideration of the waivers and subordination by Laurus described above, the Company agreed to issue Laurus an immediately exercisable seven-year warrant to purchase 362,500 shares of common stock at an exercise price of $2.60 per share, at any time on or prior to February 17, 2012 (the "Additional Warrant") and further agreed to amend the Registration Statement to include the shares of common stock issuable upon exercise of the Additional Warrant, such amendment to be filed on or before April 10, 2005 and to be made effective by the Securities and Exchange Commission no later than May 10, 2005. At December 31, 2004, the Company had accrued $75,000 for the warrant value based on the terms of the Note agreement relating to liquidated damages for not meeting the deadlines for the Registration Rights Agreement.

(C)  AMENDMENT TO CAPITAL LEASE AGREEMENT

On March 2, 2005, the Company entered into an amendment of its Lease Line. Under this amendment, the Company may draw an additional $500,000 (the "New Credit Facility") for equipment purchases through June 30, 2005. The amendment also grants the Company a call option to purchase equipment from the lessor. If any part of the New Credit Facility amount is unfunded on June 30, 2005, the Company is to pay the lessor 5% of such unfunded amount upon demand by the lessor. The term of the agreement is for term leases for 15 months with an interest rate of 14.96%.

                    Incentra Solutions, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                December 31, 2004


(D)  ACQUISITION OF PWI TECHNOLOGIES, INC.

On March 30, 2005, the Company acquired 100% of the outstanding capital stock of privately-held PWI Technologies, Inc. ("PWI") of Kirkland, WA. PWI is a systems integrator and solutions provider of Information Technology consulting, storage solutions, hardware, software and selected managed services to customers in financial services, communications, government, healthcare and manufacturing. The results of operations of PWI will be included in the Company's consolidated financial statements beginning on April 1, 2005.

The purchase price of PWI consisted of $2.3 million in cash and 841,934 shares of the Company's common stock. In addition, the former PWI shareholders have the opportunity to earn an additional $200,000 in cash and $1.0 million in common stock of the Company based upon achieving certain earn out requirements. Should PWI exceed the earn out requirements, its former shareholders can earn additional common stock equitable to PWI's EBITDA contribution over the earn out requirement. The Company paid approximately $0.3 million in investment banking fees associated with the transaction. Due to the timing of the acquisition, the Company does not have a preliminary purchase price allocation for the transaction.

Financing for the cash component of the purchase was provided by Wells Fargo Bank, N.A. through the existing Line of Credit ("LOC") established as part of the acquisition of STAR described below. In connection with the financing, the LOC was amended to make PWI a co-borrower under the agreements and to modify certain financial covenants to accommodate the addition of PWI to the LOC.

(E) WELLS FARGO REVOLVING LINE OF CREDIT

On February 18, 2004, STAR, obtained a revolving line of credit from Wells Fargo Bank, N. A. ("Wells Fargo"), which provides for borrowings, from time to time until March 1, 2007, of up to $5,000,000. In connection with the line of credit, on February 18, 2005, STAR entered into a credit agreement(the "Credit Agreement") with Wells Fargo and executed in favor of Wells Fargo a revolving line of credit note (the "LOC Note"), a continuing security agreement (rights to payment and inventory) ("Security Agreement #1") and a security agreement (equipment) ("Security Agreement #2, and collectively with Security Agreement #1, the "Security Agreements"). The Credit Agreement, the LOC Note and the Security Agreements are collectively referred to as the "Loan Documents."

Pursuant to the Credit Agreement, the maximum principal amount of all borrowings under the line of credit cannot exceed 80% of STAR's eligible accounts receivable. The Credit Agreement further provides that all borrowed amounts shall, at the option of Wells Fargo and without notice, become immediately due and payable upon the occurrence of an event of default (as defined in the Credit Agreement). Principal amounts not paid when due bear interest at 4% above the per annum rate of interest of the LOC Note.

The LOC Note provides that interest on all outstanding principal amounts shall accrue at a rate per annum equal to the "Prime Rate" (as reported by Wells Fargo) plus 1.5% (subject to certain adjustments based on STAR's tangible net worth (as defined in the Credit Agreement). Interest on the LOC Note is payable monthly on the first day of each month during the term of the LOC Note, commencing April 1, 2005. Pursuant to the Security Agreements, borrowings under the line of credit are secured by a first priority lien on all of STAR's assets. If an event of default occurs under the Security Agreements or the Note, Wells Fargo has the right to accelerate payments under the LOC Note and, in addition to any other remedies available to it, to foreclose upon the assets securing the LOC Note. In addition, the LOC contains certain financial covenants for which compliance is measured quarterly.

--------------------------------------------------------------------------------

                                   PROSPECTUS

                                    2,428,477

                            INCENTRA SOLUTIONS, INC.

                                  COMMON STOCK


     No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

     The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.


                                 NOVEMBER    , 2005


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimates:


              DESCRIPTION                                     AMOUNT

     Securities and Exchange Commission registration fee...        $472
     Accounting fees and expenses..........................      18,000*
     Legal fees and expenses...............................      35,000*
     Miscellaneous fees and expenses.......................       3,528*
                                                             -------------
               Total.......................................     $57,000*
                                                             =============


-------------
* Estimated




ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed herewith or are incorporated by reference to exhibits previously filed with the Commission

EXHIBIT
NUMBER                                DESCRIPTION
------                                -----------

3.1 Articles of Incorporation dated as of April 10, 1995 (incorporated by reference to the exhibit of the same number filed with our Registration Statement on Form SB-2 filed on November 13, 1996).

3.2 Certificate of Amendment to the Articles of Incorporation dated as of August 22, 1996 (incorporated by reference to the exhibit of the same number filed with our Registration Statement on Form SB-2 filed on November 13, 1996).

3.3 Certificate of Amendment to Articles of Incorporation dated as of March 12, 1998 (incorporated by reference to Exhibit 3.1 filed with our Current Report on Form 8-K filed on March 27, 1998).

3.4 Certificate of Amendment to Articles of Incorporation dated as of April 12, 2000 (incorporated by reference to the exhibit of the same number filed with our Annual Report on Form 10-KSB for the period ended December 31, 2000 filed on April 2, 2001).

3.5 Certificate of Amendment to Articles of Incorporation dated as of May 1, 2000 (incorporated by reference to Exhibit 2 filed with our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000 filed on August 15, 2000).

3.6 Certificate of Amendment to Articles of Incorporation dated as of May 25, 2004 (incorporated by reference to the Exhibit of the same number with Amendment Number 1 to our Registration Statement on Form SB-2 filed on July 15, 2004).

3.7 Certificate of Amendment to Articles of Incorporation dated as of October 18, 2004 (incorporated by reference to Exhibit A to the Definitive Schedule 14C Information Statement filed on October 14,
         2004).

3.8      Certificate  of  Designations,  Preferences  and  Rights  of  Series  A
         Convertible Preferred Stock of our company (incorporated by reference to Exhibit 3.2 filed with our Current Report on Form 8-K filed on August 20, 2004).

3.9 Certificate of Amendment to Articles of Incorporation dated as of May 17, 2005 (incorporated by reference to Exhibit A to the Definitive
         Schedule 14C Information Statement filed on May 17, 2005).

3.10 By-Laws of the Company dated as of May 8, 1995 (incorporated by reference to the Exhibit of the same number filed with our Registration Statement on Form SB-2 filed on November 13, 1996).


5.1*     Opinion of Pryor Cashman Sherman & Flynn LLP.


10.1 2000 Equity Incentive Plan dated as of May 2, 2000 (incorporated by reference to exhibit 10.9 filed with our Annual Report on Form 10-KSB for the period ended December 31, 2000 filed on April 2, 2001).

10.2 Employee Bonus Plan dated as of March 20, 2001 (incorporated by reference to Exhibit 10.10 filed with our Annual Report on Form 10-KSB for the period ended December 31, 2000 filed on April 2, 2001).


10.3 Registration Rights Agreement dated as of October 10, 2000 between our company and Equity Pier LLC (incorporated by reference to Exhibit 10.11 filed with our Annual Report Form 10-KSB for the period ended December 31, 2000 filed on April 2, 2001).


10.4 Employment Agreement date as of June 1, 2003 between our company and Matthew Richman (incorporated by reference to Exhibit 10.2 filed with our Quarterly Report on Form 10-QSB for the period ended June 30, 2003 filed on September 2, 2003.

10.5 Securities Purchase Agreement, dated as of May 13, 2004, by and between our company and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 filed with our Quarterly Report on Form 10-QSB for the period ended March 31, 2004 filed on May 17, 2004).

10.6 Secured Convertible Term Note, dated as of May 13, 2004, made by our company in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.2 filed with our Quarterly Report on Form 10-QSB for the period ended March 31, 2004 filed on May 17, 2004).

10.7 Master Security Agreement, dated May 13, 2004, by and between our company and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.3 filed with our Quarterly Report on Form 10-QSB for the period ended March 31, 2004 filed on May 17, 2004).

10.8 Registration Rights Agreement, dated as of May 13, 2004, by and between our company and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.4 filed with our Quarterly Report on Form 10-QSB for the period ended March 31, 2004 filed on May 17, 2004).

10.9 Common Stock Purchase Warrant, dated May 13, 2004, issued by our company in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.5 filed with our Quarterly Report on Form 10-QSB for the period ended March 31, 2004 filed on May 17, 2004).

10.10 Registration Rights Agreement dated as of August 18, 2004 by and among our company and the other signatory parties thereto (incorporated by reference to Exhibit 10.1 filed with our Current Report on Form 8-K filed on August 20, 2004).

10.11 Registration Rights Agreement dated as of August 18, 2004 by and among our company and the other signatory parties thereto (incorporated by reference to Exhibit 10.2 filed with our Current Report on Form 8-K filed on August 20, 2004).

10.12 Lock Up and Voting Agreement dated as of August 18, 2004 by and among our company, Thomas P. Sweeney III, Equity Pier, LLC and the other signatory parties thereto (incorporated by reference to Exhibit 10.3 filed with our Current Report on Form 8-K filed on August 20, 2004).

10.13 Lock Up and Voting Agreement dated as of August 18, 2004 by and among our company and the other signatory parties thereto (incorporated by reference to Exhibit 10.4 filed with our Current Report on Form 8-K filed on August 20, 2004).

10.14 Director Indemnification Agreement dated as of August 18, 2004 by and between our company and Thomas P. Sweeney III (incorporated by reference to Exhibit 10.5 filed with our Current Report on Form 8-K filed on August 20, 2004).

10.15 Director Indemnification Agreement dated as of August 18, 2004 by and between our company and Paul McKnight (incorporated by reference to Exhibit 10.6 filed with our Current Report on Form 8-K filed on August 20, 2004).

10.16 Director Indemnification Agreement dated as of August 18, 2004 by and between our company and James Wolfinger (incorporated by reference to Exhibit 10.7 filed with our Current Report on Form 8-K filed on August 20, 2004).

10.17 Director Indemnification Agreement dated as of August 18, 2004 by and between our company and Patrick Whittingham (incorporated by reference to Exhibit 10.8 filed with our Current Report on Form 8-K filed on August 20, 2004).

10.18 Director Indemnification Agreement dated as of August 18, 2004 by and between our company and Carmen J. Scarpa (incorporated by reference to Exhibit 10.9 filed with our Current Report on Form 8-K filed on August 20, 2004).

10.19 Director Indemnification Agreement dated as of August 18, 2004 by and between our company and Christopher S. Gaffney (incorporated by reference to Exhibit 10.10 filed with our Current Report on Form 8-K filed on August 20, 2004).

10.20 Employment Agreement dated as of August 18, 2004 by and between our company and Thomas P. Sweeney III (incorporated by reference to Exhibit
         10.11  filed  with our  Current  Report on Form 8-K filed on August 20,
         2004).

10.21 Stock Pledge Agreement dated as of August 18, 2004 by and between our company and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 filed with our Quarterly Report on Form 10-QSB for the period ended September 30, 2004 filed on December 10, 2004).

10.22 Subsidiary Guaranty dated as of August 18, 2004, executed by ManagedStorage International, Inc. (incorporated by reference to
         Exhibit 10.2 filed with our Quarterly Report on Form 10-QSB for the period ended September 30, 2004 filed on December 10, 2004)

10.23 Joinder in the Master Security Agreement dated as of August 18, 2004, executed by our company and ManagedStorage International, Inc. (incorporated by reference to Exhibit 10.3 filed with our Quarterly Report on Form 10-QSB for the period ended September 30, 2004 filed on December 10, 2004).

10.24 Employment Agreement dated as of December 21, 2004 by and between our company and Paul McKnight (incorporated by reference to Exhibit 10.11 filed with our Current Report on Form 8-K filed on December 22, 2004).

10.25 Employment Agreement dated as of December 21, 2004 by and between our company and Walter Hinton (incorporated by reference to Exhibit 10.11 filed with our Current Report on Form 8-K filed on December 22, 2004).

10.26 Amendment and Waiver, dated as of October 25, 2004, our company and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.6 filed with our Current Report on Form 8-K filed on October 29, 2004).

10.27 Common Stock Purchase Warrant, dated October 25, 2004, issued by our company in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.6 filed with our Current Report on Form 8-K filed on October 29, 2004).

10.28 Employment Agreement dated as of December 6, 2004 between our company and Michael Knaisch (incorporated by reference to Exhibit 10.28 filed with our Annual Report on Form 10-KSB for the period ended December 31, 2004 filed on April 6, 2005).

10.29 Office Lease, dated as of March 15, 2002, by and between W9/MTN Real Estate Limited Partnership and ManagedStorage International, Inc. (incorporated by reference to Exhibit 10.29 filed with our Annual Report on Form 10-KSB for the period ended December 31, 2004 filed on April 6, 2005).

10.30 First Amendment to Office Lease, dated as of June 30, 2002, by and between W9/MTN Real Estate Limited Partnership and ManagedStorage International, Inc. (incorporated by reference to Exhibit 10.30 filed with our Annual Report on Form 10-KSB for the period ended December 31, 2004 filed on April 6, 2005).

10.31 2000 Stock Option and Grant Plan of ManagedStorage International, Inc., as amended (incorporated by reference to Exhibit 10.31 filed with our Annual Report on Form 10-KSB for the period ended December 31, 2004 filed on April 6, 2005).

10.32 $2,500,000 Convertible Promissory Note, dated as of February 18, 2005, by our company in favor of Alfred Curmi (incorporated by reference to Exhibit 10.1 filed with our Current Report on Form 8-K filed on February 23, 2005).

10.33 Registration Rights Agreement, dated as of February 18, 2005, by and between our company and Alfred Curmi (incorporated by reference to Exhibit 10.2 filed with our Current Report on Form 8-K filed on February 23, 2005).

10.34 Employment Agreement, dated as of February 18, 2005, by and between STAR Solutions of Delaware, Inc. and Elaine Bellock (incorporated by reference to Exhibit 10.3 filed with our Current Report on Form 8-K filed on February 23, 2005).

10.35 Consulting Agreement, dated as of February 18, 2005, by and between our company and FGBB, Inc. (incorporated by reference to Exhibit 10.4 filed with our Current Report on Form 8-K filed on February 23, 2005).

10.36 Amendment and Waiver, dated as of February 17, 2005, by and between our company and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.10 filed with our Current Report on Form 8-K filed on February 23, 2005).

10.37 Common Stock Purchase Warrant, dated as of February 17, 2005, issued by our company to Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.11 filed with our Current Report on Form 8-K filed on February 23, 2005).

10.38 Registration Rights Agreement, dated as of March 30, 2005, by and among our company, Barry R. Andersen and Gary L. Henderson (incorporated by reference to Exhibit 10.1 filed with our Current Report on Form 8-K filed on April 4, 2005).

10.39 Employment Agreement, dated as of March 30, 2005, by and between PWI Technologies, Inc. and Barry R. Andersen (incorporated by reference to
         Exhibit 10.2 filed with our Current Report on Form 8-K filed on April 4, 2005).


10.40    Registration  Rights  Agreement,  dated  as of  March  30,  2005 by and between our company and MRA Systems, Inc. (d/b/a GE Access) (incorporated by reference to Exhibit 10.3 filed with our Current Report on Form 8-K filed on April 4, 2005).

10.41 Waiver and Subordination Agreement, dated as of March 23, 2005, by and between our company and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.7 filed with our Current Report on Form 8-K filed on April 4, 2005).

10.42 Security Agreement, dated as of June 30, 2005, by and among our company, PWI Technologies, Inc., Star Solutions of Delaware, Inc. and Laurus Master Fund, Ltd (incorporated by reference to Exhibit 10.1 filed with our Current Report on Form 8-K filed on July 7, 2005).

10.43 Secured Revolving Note, dated as of June 30, 2005, by our company, PWI Technologies, Inc. and Star Solutions of Delaware, Inc. in favor of Laurus Master Fund, Ltd (incorporated by reference to Exhibit 10.2 filed with our Current Report on Form 8-K filed on July 7, 2005).

10.44 Secured Convertible Minimum Borrowing Note, dated as of June 30, 2005, by our company. in favor of Laurus Master Fund, Ltd (incorporated by reference to Exhibit 10.3 filed with our Current Report on Form 8-K filed on July 7, 2005).

10.45 Stock Pledge Agreement, dated as of June 30, 2005, by and between our company and Laurus Master Fund, Ltd (incorporated by reference to Exhibit 10.4 filed with our Current Report on Form 8-K filed on July 7,
         2005).

10.46 Minimum Borrowing Note Registration Rights Agreement, dated as of June 30, 2005, by and between our company and Laurus Master Fund, Ltd (incorporated by reference to Exhibit 10.5 filed with our Current Report on Form 8-K filed on July 7, 2005).

10.47 Common Stock Purchase Warrant, dated as of June 30, 2005, by our company in favor of Laurus Master Fund, Ltd (incorporated by reference to Exhibit 10.6 filed with our Current Report on Form 8-K filed on July 7, 2005).


10.48 Subsidiary Guaranty, dated as of June 30, 2005, by and among PWI Technologies, Inc., Star Solutions of Delaware, Inc. and Laurus Master Fund, Ltd (incorporated by reference to Exhibit 10.7 filed with our Current Report on Form 8-K filed on July 7, 2005).


10.49 Amendment and Waiver, dated as of June 30, 2005, by and between our company and Laurus Master Fund, Ltd (incorporated by reference to Exhibit 10.8 filed with our Current Report on Form 8-K filed on July 7, 2005).


10.50 Amendment No. 1 to the Front Porch Digital, Inc. 2000 Equity Incentive Plan dated as of May 17, 2005 (incorporated by reference to Exhibit B to the Definitive Schedule 14C Information Statement filed on May 17,
         2005).


10.51 Employment Agreement, dated as of October 10, 2005, by and between our company and Shawn O'Grady (incorporated herein by reference to Exhibit
         10.1 filed  with our  Current  Report on Form 8-K filed on October  19,
         2005).


23.1 Consent of GHP Horwath, P.C., independent registered public accounting firm.

23.2     Consent of KPMG LLP, independent registered public accounting firm.


23.3* Consent of Pryor Cashman Sherman & Flynn LLP (included in their opinion filed as Exhibit 5.1).


24.1* Powers of Attorney (included on the signature page of this Registration Statement).

---------------------


* Previously filed.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds, to believe that it met all the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in Boulder, Colorado on October 31, 2005.


                                        INCENTRA SOLUTIONS, INC.


                                        By:  /s/Thomas P. Sweeney III
                                             -----------------------------------
                                                Thomas P. Sweeney III
                                                Chief Executive Officer


                                        By:  /s/Paul McKnight
                                             -----------------------------------
                                                Paul McKnight
                                                Chief Financial Officer




     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement was signed by the following persons in the capacities on October 31, 2005.

           SIGNATURE                                 TITLE

/s/Thomas P. Sweeney III*           Chairman of the Board and Chief Executive
------------------------------      Officer (principal executive officer)
Thomas P. Sweeney III


/s/Paul McKnight*                   Chief Financial Officer and Director
------------------------------      (principal financial and accounting officer)
Paul McKnight


/s/Patrick Whittingham*             Director
------------------------------
Patrick Whittingham


/s/James Wolfinger*                 Director
------------------------------
James Wolfinger


/s/Carmen J. Scarpa*                Director
------------------------------
Carmen J. Scarpa

----------

* Thomas P. Sweeney III, pursuant to a Power of Attorney executed by each of the officers and directors noted above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Amendment No. 1 to Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Amendment No. 1 to Registration Statement on his own behalf as Chief Executive Officer.


                                        By:  /s/Thomas P. Sweeney III
                                            ------------------------------------